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                         FINANCIAL WARRANTY AGREEMENT

                                    among

                  OPPENHEIMER PRINCIPAL PROTECTED TRUST III,
                           on behalf of its series,
            OPPENHEIMER PRINCIPAL PROTECTED MAIN STREET FUND III,

                           OPPENHEIMERFUNDS, INC.,
                            as investment adviser

                                      and

                           MERRILL LYNCH BANK USA,
                             as warranty provider

                        Dated as of September 24, 2004

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                              TABLE OF CONTENTS

      Section 2.2 Procedure for Issuance and Reduction of Financial

      Section 2.5 Drawing Upon the Financial Warranty; Aggregate
                  Shortfall Amount; Adjustment to Protected Amount Per

      Section 6.2 Representations and Warranties of the Trust on Behalf

      Section 9.3 Confidentiality Obligations of the Adviser and the

      Section 10.1................................................Termination.
                  51

ARTICLE XI MISCELLANEOUS....................................................53

      Section 11.1......................................Amendments and Waivers
                  53

      Section 11.2.....................................................Notices
                  53

      Section 11.3........................No Waiver, Remedies and Severability
                  55

      Section 11.4....................................................Payments
                  55

      Section 11.5...............................................Governing Law
                  56

      Section 11.6............Submission to Jurisdiction, Waiver of Jury Trial
                  56

      Section 11.7................................................Counterparts
                  56

      Section 11.8..........................................Paragraph Headings
                  56

      Section 11.9.....................................Reliance on Information
                  56

      Section 11.10     Time of the Essence.................................57

      Section 11.11     No Third-Party Rights...............................57

      Section 11.12     Further Assurances..................................57

      Section 11.13     Entire Agreement....................................57

      Section 11.14     Disclosure of Shareholder Liability.................57

Exhibit A   ......Form of Financial Warranty
Schedule 1  ......Form of Daily Report
Schedule 2  ......Sector Concentration
Schedule 3  ......Single Name Concentration
Schedule 4  ......Volatility
Schedule 5  ......Implied Volatility
Schedule 6  ......Liquidity
Schedule 7  ......Names and Addresses of Certain Persons to Receive the Daily
Report
Annex A-1   ......Form of opinion of Phillip S. Gillespie, Senior Vice
President and Deputy General Counsel of the Adviser
Annex A-2   ......Form of opinion of Phillip S. Gillespie, Senior Vice
President and Deputy General Counsel of the Adviser
Annex B     ......Form of WP Information Letter
Annex C-1   ......Form of Opinion of Clifford Chance US, LLP
Annex C-2   ......Form of Opinion of Callister, Nebeker & McCullough
Annex C-3   ......Form of Opinion of Shearman & Sterling LLP
Annex D     ......Form of Escrow Agreement

                         FINANCIAL WARRANTY AGREEMENT

            FINANCIAL WARRANTY AGREEMENT,  dated as of September 24, 2004 (the
"Agreement"),  among  OPPENHEIMER  PRINCIPAL  PROTECTED TRUST III, an open-end management  investment company organized as a business trust under the laws of the  Commonwealth  of  Massachusetts  (the "Trust"),  on behalf of its series,
OPPENHEIMER   PRINCIPAL   PROTECTED   MAIN  STREET  FUND  III  (the   "Fund"),
OPPENHEIMERFUNDS,  INC., a corporation  organized  under the laws of the State of Colorado (the  "Adviser"),  and MERRILL LYNCH BANK USA, an industrial  bank organized under the laws of the State of Utah (the "Warranty Provider").

                             W I T N E S S E T H:

            WHEREAS, the Trust is an open-end,  management  investment company registered  under  the  Investment  Company  Act  of  1940,  as  amended  (the
"Investment Company Act");

            WHEREAS,  the  Trust  on  behalf  of the Fund  has  requested  the
Warranty  Provider,  and the Warranty Provider has agreed,  subject to certain conditions,  to  issue a  financial  warranty  in  substantially  the  form of
Exhibit A (such  financial  warranty  being the  "Financial  Warranty")  in an amount  up to $500  million  in  order to make  sure  that the Fund is able to redeem all of its outstanding  shares on the Maturity Date (as defined herein)
for an amount equal to the Aggregate Protected Amount (as defined herein); and

            WHEREAS,  the  parties  hereto,  among  other  things,  desire  to specify the conditions  precedent to the issuance by the Warranty  Provider of the Financial Warranty and the drawdown of the Aggregate  Shortfall Amount (as defined  herein),  the  payment  of the  Financial  Warranty  Fee (as  defined herein) in respect  of the  Financial  Warranty,  and to provide  for  certain other matters related thereto.

            NOW, THEREFORE,  for good and valuable consideration,  the receipt and sufficiency of which is hereby  acknowledged,  the parties hereto agree as follows:

ARTICLE I

                                 DEFINITIONS

Section 1.1 General  Definitions.  The terms  defined in this  Article I shall have the meanings provided herein for all purposes of this Agreement,  in both singular and plural form, as appropriate.

            "Act of  Insolvency"  means,  with  respect to any party,  (i) the commencement  by such  party as  debtor  of any case or  proceeding  under any bankruptcy, insolvency,  reorganization,  liquidation,  dissolution or similar law, or such party seeking the appointment of a receiver,  trustee,  custodian or similar  official for such party or any  substantial  part of its property;
(ii) the appointment of a receiver,  conservator, or manager for such party by
any  Government   Authority  having  the  jurisdiction  to  do  so;  (iii) the commencement of any case or proceeding  referred to in (i) above  against such party,  which  (a) is  consented  to or not timely  contested  by such  party,
(b) results  in the entry of an order for  relief,  such an  appointment,  the issuance  of such a  protective  decree  or the  entry  of an  order  having a similar effect,  or (c) is not dismissed  within 72 hours;  (iv) the making or offering  by such  party of a  composition  with its  creditors  or a  general assignment  for the benefit of creditors;  (v) the  admission by such party of such party's  inability to pay its debts or discharge its  obligations as they become due or mature; or (vi) any Government  Authority or any person,  agency or entity  acting under  Government  Authority  shall have taken any action to condemn, seize or appropriate,  or to assume custody or control of, all or any substantial part of the property of such party.

            "Acts" means the Investment Company Act and the Securities Act.

            "Additional  Floor Shortfall" has the meaning provided in Section
4.1(d).

            "Adjusted   Discount   Factor"   has  the   meaning   provided  in
Section 3.3(a).

            "Adverse  Effect"  means,  (i) with  respect  to  the  Adviser,  a material  adverse  effect upon  (a) the  ability of the Adviser to perform its obligations  under this Agreement or any other  Transaction  Document to which it  is a  party,  or  (b) the  rights  of  the  Warranty  Provider  under  the
Transaction Documents,  (ii) with respect to the Trust or the Fund, a material adverse  effect  upon  (a) the  ability of the Trust or the Trust on behalf of the Fund,  to  perform  its  obligations  under  this  Agreement  or any other
Transaction  Document to which it is a party or (b) the rights of the Warranty
Provider under the Transaction  Documents,  (iii) with respect to the Warranty
Provider,  a material adverse effect upon the ability of the Warranty Provider to perform  its  obligations  under this  Agreement  or any other  Transaction
Document  to which it is a party  and (iv)  with  respect  to each  party,  an adverse  effect on the  binding  nature,  validity or  enforceability  of this
Agreement.  The  determination  of whether a particular  set of  circumstances
could   reasonably  be  expected  to  have  an  Adverse   Effect   includes  a
determination   of  the   likelihood   of  the   occurrence  of  such  set  of
circumstances  and the likelihood that such set of  circumstances,  if it were to occur, would result in an Adverse Effect.

            "Adviser" has the meaning provided in the preamble.

            "Adviser Conduct" has the meaning provided in Section 4.1(d).

            "Affiliate"  means any Person  directly or indirectly  controlling or controlled by or under common  control with such Person or any  Subsidiary;
provided  that for purposes of this  definition,  "control"  (including,  with correlative  meanings,  the terms  "controlled  by" and "under common  control with"),  as used  with  respect  to any  Person,  shall  mean the  possession, directly or  indirectly,  of the power to direct or cause the direction of the management  and  policies of such  Person,  whether  through the  ownership of voting securities or by contract or otherwise.

            "Aggregate  Protected Amount" has the meaning provided in Section
2.6(a).

            "Aggregate   Shortfall   Amount"  has  the  meaning   provided  in
Section 2.6(b).

            "Agreement" has the meaning provided in the preamble.

            "Arbitration  Submission  Notice"  has  the  meaning  provided  in
Section 4.1(e).

            "Bank  Deposits"  means any of the following  having a maturity of not more than 90 days:  demand and time deposits in,  certificates  of deposit of, and bankers'  acceptances  issued by any  depository  institution or trust company  incorporated  under the laws of the  United  States of America or any state thereof and subject to  supervision  and  examination  by federal and/or state banking  authorities so long as the commercial paper or debt obligations of such  depository  institution  or  trust  company  (or,  in the case of the principal  depository  institution in a holding company system, the commercial paper or debt  obligations of such holding company) have a credit rating of at least  "P-1" by  Moody's  and at  least  "A-1"  by S&P (or  equivalent  credit ratings if different  rating  categories are used),  in the case of commercial paper and short-term obligations;  provided, that the issuer thereof must also have at the time of such  investment  a  long-term  credit  rating of at least
"Aa3" by  Moody's  or at least "AA" by S&P (or  equivalent  credit  ratings if different rating categories are used).

            "Benchmark  Yield Curve" means either USD LIBOR and USD Swap rates or U.S. dollar  Treasury  rates,  any of such as determined by the Calculation
Agent.

            "Business  Day"  means  any day  other  than a day on which  banks located in the City of New York,  New York are required or  authorized  by law to close or on which  the New York  Stock  Exchange  and the  NASDAQ  National
Market are closed for business.

            "Calculation  Agent"  means  Merrill  Lynch  International  or any successor calculation agent.

            "Cash" means legal tender of the United States.

            "Cash Equivalents" means Bank Deposits,  Commercial Paper and U.S.
Government Securities (excluding U.S. Zeroes),  having a remaining maturity of
90 days or less.

            "Class  of  Shares"  means  each  class of  shares  of  beneficial interest of the Fund designated pursuant to the Declaration of Trust.

            "Commercial  Paper" means  commercial paper having a credit rating of at least "P-1" by Moody's and at least "A-1" by S&P (or  equivalent  credit ratings if different rating  categories are used),  either bearing interest or sold at a discount  from the face  amount  thereof,  having a maturity  of not more than  90 days  from the date of  issuance,  and  issued  by either  (x) a corporation  incorporated  under the laws of the  United  States of America or any  state  thereof,  or  (y) any  depository  institution  or  trust  company incorporated  under  the laws of the  United  States of  America  or any state thereof and subject to  supervision  and  examination  by federal and/or state banking  authorities;  provided that the issuer  thereof must also have at the time of such  investment  a  long-term  credit  rating  of at  least  "Aa3" by
Moody's or at least "AA-" by S&P (or  equivalent  credit  ratings if different rating categories are used).

            "Commission"  means the  United  States  Securities  and  Exchange
Commission.

            "Contractual  Obligation"  means, as to any Person,  any provision of any security  issued by such Person or any  agreement,  instrument or other undertaking  to  which  such  Person  is a party  or by which it or any of its property is bound.

            "Curative Steps" has the meaning provided in Section 4.1(b).

            "Custodian"  means J.P.  Morgan Chase Bank, as Custodian  pursuant to the  Custodian  Agreement or any  successor  custodian of the Fund's assets appointed by the Trust's Board of Trustees.

            "Custodian Agreement" means the Global Custodian Agreement,  dated
August 16, 2002,  between the Custodian and the Adviser,  as amended to extend coverage  to the  Trust on behalf of the  Fund,  and as such  contract  may be amended from time to time or any  agreement  providing  for the custody of the
Fund's assets.

            "Daily  Report" means a report in the form of the sample  attached as Schedule 1 hereto.

            "Declaration  of Trust"  means the Trust's  Declaration  of Trust, dated as of March 18, 2004, as amended and in effect from time to time.

            "Defeasance  Date"  is the  date  on  which  a  Trigger  Initiated
Defeasance Event or Market Initiated Defeasance Event occurs.

            "Defeasance  Portfolio"  means the Fund Portfolio where all of the
Fund's assets have been allocated (i) to the  Fixed-Income  Portfolio and Cash and/or Cash  Equivalents  as set forth below (A) from and after the occurrence of a  Market  Initiated  Defeasance  Event  or (B) if  the  Warranty  Provider
exercises  the remedy  provided  in Section  4.1(c)(i)(A),  in each case where each  Eligible  Fixed-Income  Investment  shall  mature no earlier  than three months prior to, and no later than,  the Maturity Date or (ii) to U.S.  Zeroes in  accordance  with the  Irrevocable  Instructions  if the Warranty  Provider
exercises  its rights under Section  4.1(c)(i)(B),  where each U.S. Zero shall mature no earlier than three-months  prior to, and no later than, the Maturity
Date and Cash and/or Cash  Equivalents  as set forth  below.  In each case the
Defeasance  Portfolio shall include Cash and/or Cash Equivalents to the extent necessary for the Fund to meet redemption requests  reasonably  anticipated to be  received  by the Fund within the next five  Exchange  Business  Days or in connection  with the  payment of Fund Fees and  Expenses;  provided,  however, that such Cash and Cash  Equivalents  shall not exceed 3% of the Fund's  Total
NAV on any Exchange  Business  Day other than in the case of Cash  received by the Fund as a result of Eligible  Fixed-Income  Investments or U.S. Zeroes, as
applicable, maturing.

            "Determination Notice" has the meaning provided in Section 4.1(d).

            "Distribution  Per  Share"  means,  with  respect  to any Class of
Shares,  an amount equal to the quotient of (i) the amount of any distribution or payment by the Fund in respect  of, or  allocated  to, such Class of Shares that is not a Fund Fee and Expense and shall include, without limitation,  any
distribution  of  income,  dividends,   capital  gains  or  principal  to  the
Shareholders  of  such  Class  of  Shares  and any  payment  of  Income  Taxes allocated  to such  Class of  Shares,  and (ii) the  number  of Shares of such
Class  of  Shares   outstanding   immediately   prior  to  the  date  of  such
distribution or payment.

            "Early Close  Exchange  Business Day" has the meaning  provided in
Section 4.1(a).

            "Effective  Date"  means the date as of which this  Agreement  has been executed by all of the parties hereto.

            "Eligible Equity  Investments"  means (i) shares of the Underlying
Fund,  (ii) S&P Futures,  (iii) Cash and Cash  Equivalents  to the extent that such Cash and Cash  Equivalents are in excess of 3% of the Fund's Total NAV on any  Exchange  Business  Day,  and (iv) such other  types of  instruments  and investments  as  may  be  permitted  (and  subject  to  such  terms  as may be specified)  by the Warranty  Provider in its sole  discretion;  provided  that
Cash held as Futures  Balance  Cash or posted as Futures  Margin Cash shall be included in Eligible  Equity  Investments  irrespective  of the  percentage of
Eligible Fixed-Income Investments invested in Cash and Cash Equivalents.

            "Eligible  Fixed-Income  Investments"  means  (i) U.S.  Government
Securities,  (ii) Cash  (exclusive  of Cash held as  Futures  Balance  Cash or posted as  Futures  Margin  Cash) and Cash  Equivalents,  and (iii) such other types of instruments  and investments as may be permitted (and subject to such terms as may be  specified) by the Warranty  Provider in its sole  discretion;
provided,  however,  that  such  Cash and Cash  Equivalents  held as  Eligible
Fixed-Income  Investments  shall not exceed 3% of the Fund's  Total NAV on any
Exchange Business Day, except as otherwise set forth in Section 3.2(a)(iii).

            "Equity Limit for all Classes of Shares" has the meaning  provided in Section 3.3(a).

            "Equity   Portfolio"  means  the  portion  of  the  Fund's  assets
invested  in Eligible  Equity  Investments  at any time  during the  Protected
Period.

            "Equity  Portfolio  Sector  Weighting" has the meaning provided in
Schedule 2.

            "Escrow Account" has the meaning provided in Section 4.1(f).

            "Escrow  Agreement" means the Escrow Agreement,  to be executed in accordance  with  Section  4.1(f) by the  Adviser and the  Warranty  Provider,
substantially in the form of Annex D.

            "Excess Fees" has the meaning provided in Section 2.6(c).

            "Exchange  Business  Day"  means any day other than a day on which both the New York Stock  Exchange  and the NASDAQ  National  Market are closed for business.

            "Expense Limitation  Agreement" means the provisions  contained in the Investment Management Agreement,  pursuant to which the Adviser has agreed to limit  Fund Fees and  Expenses  until the  Maturity  Date in the event of a
Trigger Initiated  Defeasance Event or a Market Initiated Defeasance Event (in
each case excluding any Extraordinary Expenses).

            "Extraordinary  Expenses"  means all Fund Fees and  Expenses  that are  incurred  or accrued by the Fund  other  than in its  ordinary  course of business,  including by way of example only and not intended as an  exhaustive list,  (i) all  costs of defending or  prosecuting  any claim or litigation to which  the Fund is a party,  (ii) any  amount in  judgment  or  settlement  or
indemnification   expenses   incurred  by  the  Fund,   and  (iii) any   other
non-recurring or  non-operating  expenses.  Extraordinary  Expenses shall also include all redemption fees and sales charges  incurred or accrued by the Fund as a  shareholder  of the  Underlying  Fund  whether  or not  incurred  in the ordinary course of the Fund's business.

            "FDIC" has the meaning provided in Section 6.3(h).

            "Fee Payment Date" has the meaning provided in Section 2.4.

            "Financial Warranty" has the meaning provided in the recitals.

            "Financial  Warranty  Amount  Limit" has the  meaning  provided in
Section 2.1.

            "Financial Warranty Fee" has the meaning provided in Section 2.4.

            "Fixed-Income  Portfolio"  means the portion of the Fund's  assets
invested  in  Eligible  Fixed-Income   Investments  at  any  time  during  the
Protected Period.

            "Floor" means the product of (i) the Adjusted  Discount Factor and
(ii) the  Protected  Amount  Per  Share,  in each  case  with  respect  to the relevant Class of Shares.

            "Floor  Shortfall"  with  respect  to each  Class of Shares at any time, means the Shares  Outstanding for such Class of Shares multiplied by the difference of the NAV Per Share minus the Floor,  if a negative number in each case, at the relevant time.

            "Force   Majeure   Event"  means  any  act  of  God  (such  as  an
earthquake,  flood,  fire,  storm,  epidemic  and any other  natural  physical disaster),  war (declared or  undeclared),  act of war,  conditions due to war
(such an  invasion,  act of  hostilities,  embargo,  blockade  or other  enemy
action,  revolution  or  rebellion),   civil  commotion,  riot,  insurrection,
explosion,  terrorist  acts,  seizure or act of sabotage or  expropriation  or compulsory acquisition by any Government Authority.

            "Fund" means the Oppenheimer  Principal Protected Main Street Fund
III, a series of Oppenheimer Principal Protected Trust III.

            "Fund/Adviser Parties" has the meaning provided in Section 5.2(c).

            "Fund/Adviser   Representatives"   has  the  meaning  provided  in
Section 9.3(b).

            "Fund  Confidential  Information"  has  the  meaning  provided  in
Section 9.1.

            "Fund  Fees and  Expenses"  means all  fees,  costs,  charges  and expenses  incurred  or accrued  by the Fund,  including,  without  limitation, management fees,  distribution fees, custodian fees, service fees,  redemption fees and sales  charges (as may be incurred  by the Fund as a  shareholder  of the Underlying  Fund), the Financial  Warranty Fee, Trustee Fees and Expenses,
Income Taxes,  interest,  stamp,  transfer or other similar  taxes,  brokerage commissions,  transaction  fees and  other  investment  related  costs and any other  expense  whether or not incurred in the  ordinary  course of the Fund's business (including,  without limitation, the cost of defending or prosecuting any  claim or  litigation  to which  the  Fund is a party,  together  with any amount in judgment or settlement or  indemnification  expenses incurred by the
Fund and any other non-recurring or non-operating expenses).

            "Fund Portfolio" has the meaning provided in Section 3.1.

            "Futures  Balance Cash" means, at the time of  determination,  the
Cash or Cash  Equivalents held by the Fund, with respect to any particular S&P
Future,  in an amount  equal to the  Underlying  Value of such S&P Future less the sum of (i) the  Futures  Margin Cash  associated  with such S&P Future and
(ii) the net change  (whether  positive or  negative) in the value of such S&P
Future at the time of determination  from the exchange  reported closing price of such S&P Future on the day prior to the date of determination.

            "Futures  Margin Cash" means,  with respect to any  particular S&P
Future,  the value of the Cash  currently  contained in the margin  account of such S&P Future.

            "Government  Authority" means any nation or government,  any state or other  political  subdivision or agency  thereof and any entity  exercising executive,  legislative,  judicial,  regulatory or administrative functions or pertaining to government, including any self-regulatory organization.

            "Highest Floor" has the meaning provided in Section 3.3(a).

            "Implied Volatility" has the meaning provided in Schedule 5.

            "Inception  Date"  means the third  Business  Day after the end of the Offering Period.

            "Income  Taxes"  means  U.S.  income  or  excise  taxes  that  are calculated on the net income or undistributed net income of the Fund.

            "Indemnification    Notice"   has   the   meaning    provided   in
Section 5.3(a).

            "Ineligible  Investments"  means a security or instrument  that is neither an Eligible Equity Investment nor an Eligible Fixed-Income Investment.

            "Indemnified Party" has the meaning provided in Section 5.3(a).

            "Indemnifying Party" has the meaning provided in Section 5.3(a).

            "Irrevocable  Instructions"  has the meaning  provided in Section
4.2(a).

            "Investment  Advisers  Act" means the  Investment  Advisers Act of
1940, as amended.

            "Investment Company Act" has the meaning provided in the recitals.

            "Investment  Management  Agreement" means the Investment  Advisory
Agreement,  dated as of June 28, 2004, between the Trust on behalf of the Fund and the Adviser.

            "Issued  Financial  Warranty  Amount" has the meaning  provided in
Section 2.2.

            "JPMVIEWS  System"  means  the J.P.  Morgan  VIEWS  System  or any equivalent  successor  system  acceptable  to  the  Warranty  Provider  in its reasonable discretion.

            "Letter  Agreement"  means  the  Letter  Agreement,  dated  as  of
September 24, 2004,  among the Adviser,  the Trust on behalf of the Fund,  and the Warranty Provider, as such agreement may be amended from time to time.

            "Lien"  means any  mortgage,  pledge,  hypothecation,  assignment,
deposit   arrangement,   encumbrance,   charge,   lien  or  security  interest
(statutory or otherwise) of any kind or nature whatsoever.

            "Litigation  Event"  means,  with  respect  to the  Adviser or the
Fund, as applicable,  the submission of any claim or the  commencement  of any proceedings  by or against such party in any federal,  state or local court in any  jurisdiction  or before  any other  Government  Authority,  or before any arbitrator,  or  the  explicit  threat  of any  such  proceedings,  which,  if adversely determined, could have an Adverse Effect in respect of such party.

            "Loans for Temporary or Emergency  Purposes"  means loans that are outstanding  for not more than 60 days (and are not extended or renewed) in an aggregate  amount not exceeding  five percent of the value of the total assets of the Fund at the time the loans are  borrowed,  in  conformity  with Section
18(g) of the Investment Company Act.

            "Losses" has the meaning provided in Section 5.2(a).

            "Lowest NAV Per Share" has the meaning provided in Section 3.3(a).

            "Market  Initiated  Defeasance  Event"  means any time  during the
Protected  Period when  absent the  occurrence  of a Trigger  Event or Trigger
Initiated  Defeasance  Event, the Maximum Equity  Component,  as determined in accordance with the formula set forth in Section 3.3(a), is less than 0.025.

            "Market  Value" means the value of (i) any security or  instrument or (ii) in the case of the Equity  Portfolio  or Fixed Income  Portfolio,  the
assets  allocated  to  the  Equity   Portfolio  or  Fixed  Income   Portfolio,
respectively,  in each case determined in accordance with the Fund's valuation procedures.  In the case of Class Y shares of the Underlying  Fund held by the
Fund,  Market Value means the last  published net asset value per share of the
Underlying  Fund  multiplied by the number of Class Y shares of the Underlying
Fund held by the Fund.  In the case of an S&P Future,  Market  Value means the
Underlying Value of such S&P Future held by the Fund.

            "Maturity   Date"  means  the  date  that  is  the  seventh   year
anniversary  of the  Inception  Date,  but if  that  date  is not an  Exchange
Business Day or is an Early Close  Exchange  Business  Day, the Maturity  Date
shall be the  first  Exchange  Business  Day  thereafter  that is not an Early
Close Exchange Business Day.

            "Maximum   Equity    Component"   has   the   meaning   given   in
Section 3.3(a).

            "Moody's" means Moody's Investors Service, Inc.

            "Multiple" has the meaning provided in Section 3.3(a).

            "NAV Per Share" has the meaning provided in Section 2.6(d).

            "Net   Assets"   means  the  Total  NAV  of  the  Fund  minus  its
liabilities at the time of determination.

            "Objection Event" has the meaning provided in Section 4.1(d).

            "Objection Notice" has the meaning provided in Section 4.1(d).

            "Offering  Period"  means  the  initial  period  during  which the
Shares will be offered for sale to investors as described in the Prospectus.

            "Oppenheimer  Advised  Funds"  has the mean  provided  in Section
6.1(k).

            "Other Information" has the meaning provided in Section 9.1.

            "Permitted  Instructions"  has the  meaning  provided  in Section
7.1(s).

            "Permitted Recipients" has the meaning provided in Section 9.2(a).

            "Person"  means  a  natural  person,   partnership,   corporation,
business  trust,  joint  stock  company,  trust,  unincorporated  association, limited  liability  company,  joint  venture,  Government  Authority  or other entity of whatever nature.

            "Portfolio Requirements" has the meaning provided in Section 3.1.

            "Potential  Trigger Event" means any action,  inaction,  omission, event or  circumstance  that with the  giving of notice or lapse of time or if not cured or waived could give rise to a Trigger Event.

            "Prospectus"  means for any Class of Shares,  the  prospectus  and statement  of  additional  information  pursuant  to which the  shares of such
Class of Shares  were  offered for sale,  including  any  preliminary  or "red herring"  prospectus,  supplement or information  contained in a prospectus or statement of  additional  information  filed with the  Commission  pursuant to
Rule 497 under the  Securities  Act, as the same may be amended,  supplemented or modified and in effect from time to time.

            "Protected   Amount  Per  Share"  has  the  meaning   provided  in
Section 2.6(e).

            "Protected  Period"  means the period  commencing on and including the Inception Date to and including the Maturity Date.

            "Registration    Statement"   has   the   meaning    provided   in
Section 2.3(b)(iii).

            "Regulatory  Change"  means  with  respect  to the  Adviser or the
Fund,  as the case may be,  any  change  in any law,  regulation  or rule,  or interpretation of any such law, regulation or rule, by a Government  Authority with  respect to any  statute to which  such party or any of its  property  is subject  (including,  as  applicable,  the  Investment  Company  Act  and  the
Investment  Advisers  Act)  which  has  resulted  in or  could  be  reasonably expected to result in an Adverse Effect in respect of such party.

            "Regulatory  Event" means with respect to the Adviser or the Fund, as the case  may be,  any  governmental  or  regulatory  action  that  limits, suspends,  or  terminates  the rights,  privileges or operation of such party, which has resulted in or could be reasonably  expected to result in an Adverse
Effect in respect of such party.

             "Requirements  of Law"  means,  as to any  Person,  the  charter, by-laws,  declaration of trust or other  organizational or governing  document or documents of such Person,  and any law,  treaty,  rule,  or  regulation  or determination  of an arbitrator or a court or other Government  Authority,  in each case  applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Sector" has the meaning provided in Schedule 2.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Service  Agreement"  means  the  Service  Agreement,  dated as of
September 24, 2004, among the Custodian,  the Adviser,  the Trust on behalf of the Fund,  and the Warranty  Provider,  as such  agreement may be amended from time to time.

            "Shareholders" means the shareholders of the Fund.

            "Shares"  means  shares  of  beneficial  interest  of any Class of
Shares of the Fund.

            "Shares  Outstanding"  means  on  any  day of  determination,  the number of issued and  outstanding  Shares  with  respect to a Class of Shares, excluding  any Shares  issued in violation of Section 3.1 and Shares for which redemption orders have been received and accepted by the Fund.

            "Shortfall Amount" has the meaning provided in Section 2.6(f).

            "S&P" means Standard & Poor's Ratings Services,  a Division of The
McGraw-Hill Companies, Inc.

            "S&P 500 Index" means the Standard and Poor's 500 Composite  Stock
Price Index.

            "S&P Future" means a long exchange-traded  futures contract having the S&P 500 Index as the  underlying  asset and  maturing  no later than three months and two weeks from the date on which the  contract  was  purchased,  or having such other  maturity as the  Warranty  Provider  may permit in its sole discretion.

            "SPX"  means  the  S&P 500  Index  or  other  successor  index  as determined by the Calculation Agent.

            "Subsidiary"  means, with respect to any Person,  any corporation, business trust,  association or other entity of which securities  representing
50% or more of the  combined  voting power of the total  capital  stock (or in the case of a business  trust,  an association or other business  entity which is not a  corporation,  50% or more of the  equity  interest)  is at the  time owned or  controlled,  directly or  indirectly,  by that Person or one or more
Subsidiaries of that Person or a combination thereof.

            "Termination Date" has the meaning provided in Section 10.1(a).

            "Total NAV" has the meaning provided in Section 2.6(g).

            "Trade Date" has the meaning provided in Section 3.4(c).

            "Trading Information" has the meaning provided in Section 9.1.

            "Transaction  Documents"  means  this  Agreement,   the  Financial
Warranty,  the Investment Management Agreement,  the Custodian Agreement,  the
Service  Agreement,  the  Irrevocable  Instructions,  the  Expense  Limitation
Agreement,  the  Escrow  Agreement,  the WP  Information  Letter,  the  Letter
Agreement,  the  Declaration of Trust,  the  Prospectus  and the  Registration
Statement  relating  to  each  Class  of  Shares,  as  each  may  be  amended, supplemented or otherwise modified from time to time.

            "Transition  Date" means the second  Business Day after the end of the Offering Period.

            "Trigger Event" means each event set forth in Section 4.1(a).

            "Trigger  Initiated  Defeasance Event" has the meaning provided in
Section 4.1(c).

            "Trust" has the meaning provided in the preamble.
            "Trustee Fees and  Expenses"  means  compensation  and expenses of the  Trust's  trustees  who are not  "interested  persons"  (as  that  term is defined in the  Investment  Company Act) of the Adviser or the Fund  allocated to the  Fund,  and the  expenses  of any  counsel  or  other  Persons,  or for services,  retained  by such  trustees  for and on  behalf of the Fund or such trustees.

            "Underlying   Fund"  means  the   Oppenheimer   Main  Street  Fund
(Bloomberg Ticker "MIGYX"), a series of Oppenheimer Main Street Funds, Inc.

            "Underlying  Value"  means,  with  respect to any  particular  S&P
Future,  at the time of  valuation,  the product of (i) the exchange  reported closing price for the day such  valuation is calculated  (or, if such exchange reported  closing  price is not  available  (due to an intra-day  valuation or otherwise),  the  current  bid  price)  of such S&P  Future  as  quoted on the applicable  exchange;  and (ii) the  applicable  multiplier (as defined by the exchange on which such S&P Future is listed) for such S&P Future.

            "U.S.   Government    Securities"   means   non-callable   general
obligations of the United States  Treasury backed by the full faith and credit of the United States of America,  provided that such securities  mature within three months of the Maturity Date. U.S.  Government  Securities  shall include
Separate Trading of Registered Interest and Principal of Securities (STRIPS).

            "U.S.   Zeroes"  means  U.S.   Government   Securities   that  are
non-interest bearing.

            "Volatility" has the meaning provided in Schedule 4.

            "Warranty Provider" has the meaning provided in the preamble.

            "Warranty  Provider  Confidential  Information"  has  the  meaning provided in Section 9.3(a).

            "Warranty   Provider   Parties"   has  the  meaning   provided  in
Section 5.2(a).

            "Warranty  Provider  Representatives"  has the meaning provided in
Section 9.2(b).

            "WP  Information  Letter"  has the  meaning  provided  in Section
2.3(a)(vii).

Section 1.2 Generic  Terms.  All words used herein shall be construed to be of such  gender or  number  as the  circumstances  require.  The words  "herein,"
"hereby,"  "hereof" and "hereto," and words of similar  import,  refer to this
Agreement  in its  entirety  and not to any  particular  paragraph,  clause or other  subdivision,  unless otherwise  specified.  The word "including"  shall mean "including without  limitation" unless otherwise  specified.  Section and
Exhibit references are to this Agreement unless otherwise specified.

ARTICLE II

                  AMOUNT AND TERMS OF THE FINANCIAL WARRANTY

Section 2.1 The  Financial  Warranty.  The Warranty  Provider  agrees to issue the Financial  Warranty in the form of a letter of credit issued in accordance with Section  70A-5-102(a) of the Utah Uniform Commercial Code, subject to the conditions  set forth  herein,  on the  Inception  Date,  in an amount  not to exceed $500 million (the "Financial Warranty Amount Limit"),  which amount may be adjusted pursuant to Section 2.2 hereof.

Section 2.2 Procedure for Issuance and Reduction of Financial Warranty Amount
Limit.  Not  later  than  three  Business  Days  prior  to the last day of the
Offering  Period,  the  Trust on  behalf  of the  Fund  shall  deliver  to the
Warranty  Provider a notice  specifying  the expected  Inception  Date and the projected  amount  of the  Financial  Warranty,  which  shall not  exceed  the
Financial  Warranty  Amount Limit.  Prior to 11:00 a.m.  (Eastern time) on the
Inception  Date, the Trust on behalf of the Fund shall deliver to the Warranty
Provider  a notice  showing  the  following,  in each  case as of the close of business  on the  Transition  Date:  (i) the  NAV Per Share for each  Class of
Shares and (ii) the  Shares  Outstanding  of each Class of Shares.  The notice also shall certify that the  conditions  precedent in  Sections 2.3(a)  (other than the  conditions  in Section  2.3(a)(vi)  and (xii)) and 2.3(b)  have been satisfied.  Upon receipt of such notice and the  fulfillment of the applicable conditions  set forth in  Section 2.3(b)  hereof,  the Warranty  Provider will issue the  Financial  Warranty to the Fund in an amount equal to the Aggregate
Protected  Amount as of the close of business on the  Transition  Date up to a maximum  amount  equal to the  Financial  Warranty  Amount Limit (the "Issued
Financial  Warranty  Amount").  If,  during  the  Offering  Period,  the  Fund expects to receive  subscriptions  for its Shares  which  could  result in the
Aggregate  Protected Amount as of the close of business on the Transition Date exceeding the  Financial  Warranty  Amount Limit,  then the Fund shall consult with the  Warranty  Provider.  If the Warranty  Provider  agrees in writing to increase the  Financial  Warranty  Amount Limit in its sole  discretion,  this
Agreement  will  be  amended  accordingly.  Notwithstanding  anything  to  the
contrary   contained  herein,  the  Warranty  Provider  shall  not  incur  any obligation or liability  hereunder or under any  transaction  contemplated  by any other  Transaction  Document  during the  Offering  Period or prior to the issuance  of the  Financial  Warranty  (unless  all of  the  conditions  under
Section  2.3(b) have been  satisfied  or waived).  Effective as of the date of the issuance of the Financial  Warranty by the Warranty  Provider in an amount equal to the Issued Financial  Warranty Amount,  the Financial Warranty Amount
Limit  available for the Protected  Period shall be reduced to an amount equal to the Issued Financial Warranty Amount.

Section 2.3 Conditions Precedent to Effectiveness.

(a)   Article V shall be  effective  immediately  upon the  execution  of this
Agreement.  The  effectiveness  of all other  provisions of this Agreement are
subject  to  the  satisfaction  of  the  conditions  set  forth  below.   Each
provision of this Section  2.3(a),  except for (vii),  (viii),  (ix),  (x) and
(xii) below, is deemed to be for the benefit of the Warranty  Provider and may be waived or postponed,  in whole or in part, by the Warranty  Provider at any time in its sole  discretion.  Sections  2.3(a)(vii),  (viii),  (ix),  (x) and
(xii) are deemed to be for the  benefit of the Adviser and the Trust on behalf of the  Fund,  and may be  waived or  postponed,  in whole or in part,  by the
Adviser  and the  Trust  on  behalf  of the  Fund at any  time in  their  sole discretion.

(i)   Each   Transaction   Document   (other  than  the  Financial   Warranty,
      Prospectus and the  Registration  Statement)  shall be duly  authorized, executed  and  delivered  by each of the parties  thereto and be in full force and  effect and  executed  counterparts  of each such  Transaction
      Document shall have been delivered to the Warranty Provider.

(ii)  The Service  Agreement  shall provide that the  Custodian  will agree to
      (A) receive  and comply with the Irrevocable  Instructions  delivered by the Warranty  Provider in accordance with Sections 4.1(c) and 4.2(a) and
      (B) provide  to  the  Warranty  Provider   electronically  in  a  format
      reasonably  acceptable  to the Warranty  Provider the records and access
      to  the   JPMVIEWS   System   required  by  Sections   3.4(c)  and  (d),
      respectively.   Any  licensing  or  other  agreement   required  by  the
      Custodian  to be executed in  connection  with  receiving  access to the
      JPMVIEWS  System shall be  acceptable  to the  Warranty  Provider in its reasonable discretion.

(iii) The Warranty  Provider  shall have  received  (A) a  certificate  of the
      Secretary  or  Assistant  Secretary  of  the  Adviser,  dated  as of the
      Effective  Date, as to the  incumbency  and signature of the officers or other  employees of the Adviser  authorized  to sign this  Agreement and all other  Transaction  Documents  to which the  Adviser is a party,  in each case on behalf of the Adviser and certifying that attached  thereto are true,  complete and correct copies of its constituent  documents and resolutions  duly adopted by the Adviser  authorizing  the execution and delivery of this Agreement and such other Transaction  Documents,  which resolutions  have not been modified,  amended or rescinded,  are in full force and effect on the Effective  Date and  constitute  the most recent resolutions  of the Board of  Directors  of the Adviser  relating to the transactions  contemplated  hereby and thereby,  and (B) a good standing certificate  from  the  Secretary  of State  of the  State  of  Colorado regarding the Adviser.

(iv)  The Warranty  Provider  shall have  received  (A) a  certificate  of the
      Secretary  or  Assistant  Secretary  of  the  Trust,  dated  as  of  the
      Effective  Date, as to the  incumbency  and signature of the officers or other  employees of the Trust  authorized to sign this Agreement and the other Transaction  Documents to which the Trust is a party, in each case on behalf of the Fund, and certifying  that the Board of Trustees of the
      Trust  has  duly  adopted  resolutions  authorizing  the  execution  and delivery  on  behalf  of the  Fund  of this  Agreement  and  such  other
      Transaction  Documents  to which  the  Trust on  behalf of the Fund is a party and that attached  thereto are true,  complete and correct  copies in  draft  form of such  resolutions,  which  resolutions  have not been modified,  amended  or  rescinded,  are in full  force and effect on the
      Effective Date and  constitute the most recent  resolutions of the Board of  Trustees  of the Trust  relating  to the  transactions  contemplated hereby and thereby;  (B) a copy of the  Declaration of Trust as the same may be amended and as is in effect on the  Effective  Date  certified as of a recent date by the  Secretary or Assistant  Secretary of the Trust;
      and  (C) a  good  standing  certificate  for  the  Trust  issued  by the
      Secretary of State of the Commonwealth of Massachusetts.

(v)   The  Warranty  Provider  shall have  received the opinions of Phillip S.
      Gillespie,  the Senior Vice President and Deputy General  Counsel of the
      Adviser, in the forms attached hereto as Annex A-1.

(vi)  All Transaction  Documents and proceedings,  documents,  instruments and other legal matters in connection with the transactions  contemplated by this  Agreement  shall  be  satisfactory  in form and  substance  to the
      Warranty  Provider  in  its  reasonable  discretion,  and  the  Warranty
      Provider  shall have  received  such other  documents  in respect of any aspect  or  consequence  of  the  transactions  contemplated  hereby  or thereby as it shall reasonably request.

(vii) The  Warranty  Provider  shall have  delivered to the Trust on behalf of the Fund a letter in  substantially  the form attached hereto as Annex B
      (the "WP Information  Letter")  setting forth the information  regarding the  Warranty  Provider  that the  Warranty  Provider  has  provided for inclusion  or to be  incorporated  by  reference  into the  Registration
      Statement.

(viii)      All Transaction Documents and proceedings,  documents, instruments
      and  other   legal   matters  in   connection   with  the   transactions
      contemplated  by this  Agreement  shall  be  satisfactory  in  form  and substance  to the  Adviser  and the Trust on behalf of the Fund in their reasonable  discretion,  and the  Adviser and the Trust on behalf of the
      Fund shall have received  such other  documents in respect of any aspect or consequence  of the  transactions  contemplated  hereby or thereby as they shall reasonably request.

(ix)  The Adviser and the Fund shall have  received (A) a  certificate  of the
      Secretary or Assistant  Secretary of the Warranty Provider,  dated as of the Effective  Date, as to the  incumbency and signature of the officers or employees of the Warranty Provider  authorized to sign this Agreement and all other Transaction  Documents to which the Warranty Provider is a party,  in each case on behalf of the Warranty  Provider and  certifying that the  Warranty  Provider has all  requisite  authority to enter into the  transactions  contemplated  hereby  and  thereby,  and  (B) a  good standing certificate or equivalent  certification regarding the Warranty
      Provider from the State of Utah Department of Financial  Institutions or
      the State of Utah Department of Commerce  Division of  Corporations  and
      Commercial Code.

(x)   The Trust on  behalf of the Fund and the  Adviser  shall  have  received
      (A) the opinion of counsel of Clifford Chance US, LLP,  special New York counsel to the  Warranty  Provider in  substantially  the form  attached hereto as Annex C-1; (B) the opinion of counsel of Callister,  Nebeker &
      McCullough,   special  Utah  counsel  to  the  Warranty   Provider,   in
      substantially  the form  attached  hereto  as  Annex  C-2;  and  (C) the opinion of counsel of Shearman & Sterling  LLP,  counsel to the Warranty
      Provider, in substantially the form attached hereto as Annex C-3.

(xi)  Each of the  representations  and warranties made by the Adviser and the
      Trust on behalf of the Fund in this Agreement  shall be true and correct in all respects on and as of such date, and the Warranty  Provider shall have received a certification  from each of the Adviser and the Trust on behalf  of  the  Fund  to  such  effect  as to the  representations  and warranties made by it.

(xii) Each  of  the  representations  and  warranties  made  by  the  Warranty
      Provider in this Agreement  shall be true and correct in all respects on and as of such date,  and the Adviser and the Fund shall have received a certification  from  the  Warranty  Provider  to such  effect  as to the representations and warranties made by it.

(b)   The obligation of the Warranty Provider to issue the Financial  Warranty is  subject  to the  satisfaction  of the  conditions  set forth  below on the
Inception  Date.  Each  provision of this  Section  2.3(b) is deemed to be for the benefit of the Warranty Provider and may be waived or postponed,  in whole or in part, by the Warranty Provider at any time in its sole discretion.

(i)   Each of the  representations  and warranties made by the Adviser and the
      Trust on behalf of the Fund in this Agreement  shall be true and correct in all respects on and as of such date, and the Warranty  Provider shall have received a certification  from each of the Adviser and the Trust on behalf  of  the  Fund  to  such  effect  as to the  representations  and warranties made by it.

(ii)  The  Warranty  Provider  shall have  received (A) a  certificate  of the
      Secretary  or  Assistant  Secretary  of  the  Trust,  dated  as  of  the
      Inception  Date, as to the  incumbency  and signature of the officers or other  employees of the Trust  authorized to sign this Agreement and the other Transaction  Documents to which the Trust is a party, in each case on behalf of the Fund,  and certifying  that attached  thereto are true, complete  and  correct  copies of its  resolutions  duly  adopted by the
      Board of Trustees of the Trust  authorizing  the  execution and delivery on  behalf  of the Fund of this  Agreement  and such  other  Transaction
      Documents,  which  resolutions are the same in all material  respects as the  draft  resolutions  delivered  to  the  Warranty  Provider  in  the
      Secretary's  Certificate  required  by Section  2.3(a)(iv)(A),  have not been  modified,  amended or rescinded in any respect,  are in full force and  effect  on the  Effective  Date  and  constitute  the  most  recent resolutions  of the  Board of  Trustees  of the  Trust  relating  to the transactions  contemplated  hereby  and  thereby  and (B) a  copy of the
      Declaration  of Trust as the same may be amended  and as is in effect on the  Inception  Date  certified as of a recent date by the  Secretary or
      Assistant Secretary of the Trust.

(iii) The  Warranty   Provider  shall  have  received  a  certificate  of  the
      Secretary,  Assistant Secretary, Treasurer or Assistant Treasurer of the
      Trust,  dated as of the Inception Date,  certifying that (A) the Trust's registration  statement  on Form  N-1A  with  respect  to each  Class of
      Shares  (1) has been prepared by the Trust in material  conformity  with the  requirements  of the  Acts and the  rules  and  regulations  of the
      Commission thereunder,  and (2) has been filed with the Commission under the Acts, (B) such  registration  statement (as amended or modified) has been declared effective by the Commission,  (C) true and complete copies of such registration statement on Form N-1A as amended,  supplemented or modified and in effect on the Inception Date are attached  thereto (such
      registration  statement  (including  any  Prospectus),   as  it  may  be
      amended,  supplemented  or  modified  from time to time,  excluding  any exhibits,  the  "Registration  Statement"),  (D) the  Commission has not
      issued any order  preventing  or  suspending  the use of any  Prospectus relating  to any  Class of  Shares  and the Fund  has not  received  any notice from the Commission  pursuant to  Section 8(e)  of the Investment
      Company  Act  with  respect  to  the  Registration  Statement,   (E) the
      Registration  Statement and the Prospectus with respect to each Class of
      Shares of the Fund  contain all  information  and  statements  which are required by the Acts and the rules and regulations  thereunder,  (F) the
      Registration  Statement and the Prospectus with respect to each Class of
      Shares do not contain any untrue  statement  of a material  fact or omit to state any material  fact  required to be stated  therein or necessary to make the statements  therein, in the light of the circumstances under which they were made, not misleading  (provided that such  certification shall not be required to address any information  regarding the Warranty
      Provider contained in the WP Information  Letter), and (G) the shares of each Class of Shares conform in all respects to the description  thereof contained in the  Registration  Statement and Prospectus with respect to such Class of Shares.

(iv)  The  Warranty   Provider  shall  have  received   "bringdowns"   of  the
      certificates and other matters referenced in Sections 2.3(a)(iii).

(v)   The  Warranty  Provider  shall have  received the opinions of Phillip S.
      Gillespie,  the Senior Vice President and Deputy General  Counsel of the
      Adviser, in the forms attached hereto as Annex A-2.

(vi)  No Trigger  Event,  Regulatory  Event or  Regulatory  Change  shall have occurred.

(vii) No statute,  rule,  regulation or order, or  interpretation  of any such statute,  rule,  regulation or order, shall have been enacted,  entered, proposed or deemed  applicable by any Government  Authority  which would make the transactions  contemplated by any of the Transaction  Documents illegal or  otherwise  prevent the  consummation  thereof or which could have  an  Adverse  Effect  on  the  transactions  contemplated  by  this
      Agreement or on a party's  ability to enjoy the full  benefits  intended to be conferred pursuant to this Agreement.

(viii)      No suit, action or other proceeding,  investigation, or injunction or  final  judgment  relating  thereto,  shall  be  pending  or,  to the knowledge  of the Adviser or the Trust,  threatened  before any court or
      Government  Authority  in which it is sought to  restrain or prohibit or to  obtain  damages  or  other  relief  in  connection  with  any of the
      Transaction  Documents  or the  transactions  contemplated  thereby,  or where it is alleged  that the Adviser or the Fund  committed  or engaged in or  attempted  to commit or engage in any act,  practice or course of business which is fraudulent, deceptive, or manipulative.

(ix)  There  shall  not  have  been an  Adverse  Effect  with  respect  to the
      Adviser, the Trust or the Fund since the date of this Agreement.

(x)   The  Aggregate  Protected  Amount  as of the  close of  business  on the
      Transition  Date shall not have exceeded the Financial  Warranty  Amount
      Limit.

(xi)  A  copy  of  the  Registration   Statement  declared  effective  by  the
      Commission  and the  Prospectus  in the form  delivered to  Shareholders with  respect to each Class of Shares  shall have been  delivered to the
      Warranty Provider.

(xii) The  Warranty   Provider  shall  have  received  a  certificate  of  the
      Secretary  or  Assistant  Secretary  of  the  Trust,  dated  as  of  the
      Inception Date,  certifying that attached thereto are true, complete and correct copies of  resolutions  duly adopted by the Board of Trustees of the Trust  authorizing  the  issuance  of the  Shares  of each  Class of
      Shares in  respect  of which the  Warranty  Provider  is  providing  the
      Financial  Warranty,  which resolutions have not been modified,  amended or  rescinded,  are in full force and effect on the  Effective  Date and constitute  the most recent  resolutions of the Board of Trustees of the
      Trust relating to the transactions contemplated hereby and thereby.

(xiii)      The Warranty  Provider  shall have received a  certificate  of the
      Secretary  or  Assistant  Secretary  of  the  Adviser,  dated  as of the
      Inception  Date,  certifying  that  (a)  the  Fund  Portfolio  as of the
      Inception  Date is in compliance  with the Portfolio  Requirements,  (b)
      the  conditions set forth in Sections  2.3(b)(ii),  (iii),  (iv),  (v),
      (vi),  (viii),  (ix), (x), (xi), (xii),  (xiv), (xv) and (xvi) have been satisfied,  (c) the  Underlying  Fund's  registration  statement on Form
      N-1A (1) has been prepared in material  conformity with the requirements of the Acts and the rules and regulations of the Commission  thereunder,
      (2) has been filed with the Commission  under the Acts, and (3) has been declared effective by the Commission,  (d) the Commission has not issued any order  preventing or suspending the use of any  prospectus  relating to any class of shares of the Underlying  Fund and the  Underlying  Fund
      has  not   received   any  notice  from  the   Commission   pursuant  to
      Section 8(e)  of  the  Investment   Company  Act  with  respect  to  the
      registration  statement  on  Form  N-1A  currently  in  effect  for  the
      Underlying  Fund,  and  (e) attached  thereto  are  true,  complete  and correct copies of resolutions  duly adopted by the Board of Directors of the  Underlying  Fund  authorizing  the  investment  in  shares  of  the
      Underlying  Fund (including any periodic  redemptions and  reinvestments thereof  pursuant  to  Sections  3.2 and  3.3) as  contemplated  by this
      Agreement and the other Transaction Documents.

(xiv) The Adviser  shall have  delivered  the  Irrevocable  Instructions  duly executed by the Adviser to the Warranty Provider.

(xv)  This  Agreement  shall  not have  been  terminated  in  accordance  with
      Article X.

(xvi) The Warranty Provider shall have received each Transaction  Document not previously  delivered  to the  Warranty  Provider  pursuant  to Section
      2.3(a)  hereof,  which  Transaction  Documents  shall  be,  in form  and substance,  acceptable  to  the  Warranty  Provider  in  its  reasonable discretion  and the Warranty  Provider  shall have  received  such other documents in respect of any aspect or  consequence  of the  transactions contemplated hereby or thereby as it shall reasonably request.

Section 2.4 Financial  Warranty Fee. In  consideration  of the issuance by the
Warranty  Provider  of the  Financial  Warranty,  the  Fund  shall  pay to the
Warranty  Provider a fee in an amount  equal to 0.60% per annum of the average daily Net Assets of the Fund  during the  Protected  Period  (the  "Financial
Warranty  Fee"),  provided  that upon the  occurrence  of a Trigger  Initiated
Defeasance Event or Market Initiated  Defeasance Event, the Financial Warranty
Fee shall be  reduced  to 0.35% per annum of the  average  daily Net Assets of the Fund during the remaining portion of the Protected  Period,  which in each case shall accrue  daily and shall be payable  monthly in arrears on the fifth
Business Day of the  following  calendar  month (each a "Fee  Payment  Date").
The  Financial  Warranty  Fee  payable  on  each  Fee  Payment  Date  will  be calculated  based on a 365 day year for the  actual  number  of days  elapsed.
The  obligation to pay the Financial  Warranty Fee that has accrued  hereunder up to the Termination Date shall survive  termination of this Agreement to the extent not paid in full prior to such termination.

Section 2.5 Drawing Upon the Financial Warranty;  Aggregate Shortfall Amount;
Adjustment to Protected Amount Per Share.

(a)   Unless this Agreement and, if applicable,  the Financial  Warranty shall have been  terminated in accordance with Article X prior to such time, for ten
Business Days  commencing on the second  Business Day after the Maturity Date, the Fund shall be  entitled to draw upon the  Financial  Warranty in an amount equal  to the  Aggregate  Shortfall  Amount,  if  any,  as  determined  by the
Calculation  Agent.  The  Calculation  Agent shall  determine  such  Aggregate
Shortfall Amount in a good faith  commercially  reasonable  manner and provide the  Adviser or the Fund with the amount of such  Aggregate  Shortfall  Amount within two Business Days following the Maturity Date.

(b)   The  Protected  Amount  Per Share  with  respect to each Class of Shares shall be reduced as follows:

(i)   Dividends  and  distributions  attributable  to each Share of a Class of
      Shares  will  reduce  the  Protected  Amount  Per Share of such Class of
      Shares to an amount  equal to the  Protected  Amount  Per Share for such
      Class of Shares  on the  immediately  preceding  Exchange  Business  Day divided  by the sum of one plus the  quotient  of (a) the  amount of any
      Distribution  Per Share with  respect to such Class of Shares  effective since the immediately  preceding  Exchange  Business Day and (b) the NAV for such  Class of  Shares  at the  close of  business  on the  Exchange
      Business Day that such Distribution Per Share was effective.

(ii)  Excess  Fees  attributable  to each  Share  of a Class of  Shares  shall reduce  the  Protected  Amount  Per Share of such  Class of Shares to an amount equal to the Protected  Amount Per Share for such Class of Shares on the immediately  preceding  Exchange  Business Day divided by the sum of one plus the  quotient of (a) the amount of any Excess  Fees  accrued with  respect  to such Class of Shares as of the  immediately  preceding
      Exchange  Business  Day and (b) the NAV for such  Class of Shares at the close of business  on the  Exchange  Business  Day that such Excess Fees were accrued.

(iii) Shares of a Class of Shares that are issued during the Protected  Period in  violation  of  Section 3.1  shall  not be  included  in  the  Shares
      Outstanding of such Class of Shares; and

(iv)  In the event of changes in accounting  practices for the Fund from those used on the  Transition  Date or corporate  actions or other events that otherwise would result in an increase in the Protected  Amount Per Share with  respect  to a Class of Shares,  upon prior  notice to the Fund and the  Adviser,  appropriate  adjustments  shall  be made by the  Warranty
      Provider (or Calculation  Agent),  to the Protected Amount Per Share for
      such  Class of  Shares  or the way such  Protected  Amount  Per Share is calculated to the extent deemed  necessary by the Warranty  Provider (or
      Calculation  Agent),  in its sole  discretion,  to preserve the economic equivalent of this Agreement and the Financial  Warranty by disregarding an amount equal to such increase in the Protected  Amount Per Share with respect to such Class of Shares.  The Fund agrees that no such  changes, actions or events  may be made or taken by the Fund or  Adviser  without the prior written consent of the Warranty  Provider.  Such consent shall not be unreasonably  withheld if, in the sole discretion of the Warranty
      Provider  any such  change,  action  or  event  does  not  increase  the
      Warranty  Provider's  liabilities  or risks  or  decrease  the  Warranty
      Provider's economic bargain under any Transaction Document.

Section 2.6 Certain Defined Terms.

(a)   "Aggregate  Protected  Amount"  means,  at  any  time,  the  sum  of the products,  for each of the Class A Shares,  Class B Shares, Class C Shares and
Class N Shares,  of the Protected Amount Per Share of each Class of Shares and the Shares Outstanding of such Class, in each case, at the relevant time.

(b)   "Aggregate  Shortfall  Amount"  means  the  lesser of (i) the sum of the
Shortfall  Amount,  if any,  of each of the  Class A  Shares,  Class B Shares,
Class C Shares and Class N Shares,  and (ii) the  Aggregate  Protected Amount,
in each case as of the close of business on the Maturity Date.

(c)   "Excess  Fees"  means  (i) on or prior to the  occurrence  of a  Trigger
Initiated  Defeasance  Event  or a  Market  Initiated  Defeasance  Event,  any
Extraordinary  Expenses incurred or accrued by the Fund which would give rise, directly  or  indirectly,  to a  Floor  Shortfall  or  increase,  directly  or indirectly,  an existing  Floor  Shortfall,  but for the  adjustment  required under  Section  2.5(b)(ii);  and  (ii) following  the  occurrence of a Trigger
Initiated  Defeasance Event or a Market Initiated  Defeasance  Event, any Fund
Fees and  Expenses  incurred  or  accrued  by the Fund that  exceed  130 basis points per annum (on an  annualized  basis) of the average daily Net Assets of the Fund for the Class A Shares,  205 basis points per annum (on an annualized basis) of the  average  daily  Net  Assets of the Fund for the Class B Shares,
205 basis points per annum (on an  annualized  basis) of the average daily Net
Assets of the Fund for the Class C Shares  and 155 basis  points per annum (on an  annualized  basis) of the  average  daily  Net  Assets of the Fund for the
Class N Shares.

(d)   "NAV Per  Share"  means  with  respect  to each Class of Shares on a per share basis at the time of  determination,  the last published net asset value per Share for such Class of Shares at such time.

(e)   "Protected  Amount Per Share" at any time on any day and with respect to each  Class of  Shares on a per  share  basis  means the NAV Per Share of such
Class  of  Shares  as of the  close  of  business  on the  Transition  Date as adjusted pursuant to Section 2.5(b) hereof.

(f)   "Shortfall  Amount" with respect to each Class of Shares is deemed to be the Shares  Outstanding of such Class of Shares as of the close of business on the Maturity  Date  multiplied  by the  difference,  if positive,  between the
Protected  Amount Per Share as  determined  as of the close of business on the
Maturity  Date for such Class in  accordance  with Section  2.6(e) and the NAV
Per Share as of the close of business on the Maturity Date for such Class.

(g)   "Total  NAV"  means  the sum of the  products,  for each of the  Class A
Shares,  Class B  Shares,  Class C Shares  and  Class N Shares  at the time of determination,  of the NAV Per Share for each  Class of Shares  and the Shares
Outstanding of such Class of Shares at such time.

ARTICLE III

                            MANAGEMENT OF THE FUND

Section 3.1 General.  During the  Protected  Period,  the Fund shall not issue additional  Shares  (including  through an exchange of Shares or in connection with any merger,  reorganization,  acquisition or other similar  transaction), except in connection with the  reinvestment of dividends and  distributions by the Fund to its  Shareholders  in respect of the  Shares,  or the  transfer of
Shares  that does not result in an  increase in the Shares that are issued and outstanding.  In each such case any such issuance of  additional  Shares shall not result in an increase in the Aggregate  Protected Amount immediately prior
to  the  issuance  of  such  additional   Shares.   Except  as  set  forth  in
Section 4.2(a)  hereof,  commencing on the Inception  Date,  all of the Fund's assets  shall be  allocated  between  the Equity  Portfolio  and  Fixed-Income
Portfolio  (collectively,  the  "Fund  Portfolio")  and such  assets  shall be invested and  reinvested in accordance  with the  provisions set forth in this
Article III (collectively,  the "Portfolio  Requirements").  The Adviser shall fairly and objectively interpret the Portfolio  Requirements,  consistent with the intent  thereof.  The Adviser shall consult with the Warranty  Provider as to  any  requirement  contained  herein  which,  in the  Adviser's  reasonable opinion,  is not clear,  including  without  limitation the  permissibility or classification  of any investment  (including any types of investment that may be used in the market during the term of this  Agreement  that were not widely used as of the date hereof),  the valuation  methodology  applicable  thereto, and the  methodology  used to calculate  and report to the  Warranty  Provider compliance with the Portfolio Requirements.

Section 3.2 Restrictions on Investments.

(a)   During the Protected  Period,  the Fund Portfolio shall be invested only in accordance with the following Portfolio  Requirements,  the compliance with which  shall be  determined  as of the  close  of  business  on each  Exchange
Business Day,  except with respect to  subsection (i)  below,  the  compliance with which shall be determined as of any time on any Exchange Business Day:

(i)   the Fund's  assets may be invested only in Eligible  Equity  Investments and Eligible Fixed-Income Investments;

(ii)  the Market  Value of the portion of the Fund's  assets  allocated to the
      Equity  Portfolio,  calculated  as a percentage  of the Total NAV of the
      Fund,  shall not exceed the Maximum Equity  Component as of the close of business on any Exchange  Business Day and shall be zero in the event of a Trigger  Initiated  Defeasance Event or a Market Initiated  Defeasance
      Event;  provided,  however, that for purposes of determining whether the
      Fund's  assets  allocated to the Equity  Portfolio  are in excess of the
      Maximum  Equity  Component,   (A)  any  portion  of  the  Fund's  assets
      attributable  to orders  executed by the Fund on such Exchange  Business
      Day (and received and accepted by the  Underlying  Fund on such Exchange
      Business Day prior to the time that the Underlying Fund  establishes its net  asset  value as of the next  pricing  time in  accordance  with the
      Investment  Company Act and the rules promulgated  thereunder) to redeem shares  of the  Underlying  Fund  and  subsequent  thereto  to  purchase
      Eligible  Fixed-Income  Investments  shall be  deemed  allocated  to the
      Fixed  Income  Portfolio;  and (B) any Fund assets  that are  Ineligible
      Investments shall be deemed to be allocated to the Equity Portfolio;

(iii) (A) any Cash and Cash  Equivalents held by the Fund during the Protected
      Period shall be considered  allocated to the  Fixed-Income  Portfolio to the  extent  that such  investments  constitute  up to 3% of the  Fund's
      Total  NAV on any  Exchange  Business  Day;  provided  that Cash held as
      Futures  Balance  Cash or posted as Futures  Margin Cash shall always be allocated to the Equity  Portfolio;  and provided  further that any Cash
      received  by  the  Fund  as  a  result  of   (1) Eligible   Fixed-Income
      Investments  maturing  and  (2) redemption  of shares of the  Underlying
      Fund  that  is  attributable  to  orders  executed  by the  Fund on such
      Exchange  Business Day (and received and accepted by the Underlying Fund on such  Exchange  Business  Day prior to the time  that the  Underlying
      Fund  establishes  its net asset  value as of the next  pricing  time in accordance  with the  Investment  Company Act and the rules  promulgated thereunder) to purchase Eligible  Fixed-Income  Investments in each case also shall be  considered  allocated to the  Fixed-Income  Portfolio and shall not be counted  in  determining  such 3%  limitation  and  (B) any portion,  if any, in excess of such 3% limitation  (excluding  such Cash received  by the Fund as a result of Eligible  Fixed-Income  Investments maturing  and  redemption  of  shares  of the  Underlying  Fund that are attributable  to  orders  executed  by the  Fund  to  purchase  Eligible
      Fixed-Income  Investments)  shall be considered  allocated to the Equity
      Portfolio;

(iv)  the portion of the Fixed-Income  Portfolio  invested in U.S.  Government
      Securities,  calculated  as a percentage,  shall be 100%;  provided that the Warranty  Provider may in its sole  discretion at any time, and upon notice to the  Adviser,  impose a  different  percentage  or  percentage range limitation on the investment in U.S.  Government  Securities under this Section 3.2(a)(iv);

(v)   the  portion  of  U.S.  Government  Securities  included  as part of the
      Fixed-Income Portfolio that is invested in U.S. Zeroes,  calculated as a percentage,  shall be at least 50%;  provided that the Warranty Provider may in its sole  discretion at any time, and upon notice to the Adviser, impose a different  percentage  or  percentage  range  limitation on the investment in U.S. Zeroes under this Section 3.2(a)(v);

(vi)  (A) prior to the occurrence of a Trigger  Initiated  Defeasance Event or
      Market   Initiated   Defeasance   Event,   each  Eligible   Fixed-Income
      Investment  held by the Fund shall have a  maturity  falling  within the period equal to the Maturity  Date plus or minus three  months;  and (B)
      after the occurrence of a Trigger  Initiated  Defeasance Event or Market
      Initiated Defeasance Event, each Eligible  Fixed-Income  Investment held by the Fund shall mature no earlier than  three-months  prior to, and no later than, the Maturity Date;

(vii) the Fund will not use  leverage  and,  other than  solely as a result of investing  in Class Y shares of the  Underlying  Fund,  investing in S&P
      Futures or entering into this Agreement,  will not invest in instruments which have implicit, embedded or synthetic leverage;  provided, however, that after prior consultation with the Warranty  Provider,  the Fund may use  Loans  for  Temporary  or  Emergency  Purposes  only to the  extent necessary in emergency  situations to meet redemption requests (based on redemption  orders  actually  received by the Fund) after using all Cash held by the Fund to meet  such  redemption  requests,  other  than  Cash necessary  to pay Fund Fees and Expenses  then  incurred by the Fund and
      Cash held by the Fund as Futures Balance Cash or Futures Margin Cash.

(viii)      at any time the Fund  holds an S&P  Future,  the Fund  shall  hold
      Futures  Balance  Cash with  respect to such S&P Future,  which shall be segregated and earmarked to the particular  S&P Future  associated  with such  Futures  Balance  Cash  (in  each  case  in  compliance  with  the
      Investment  Company Act and the rules promulgated  thereunder) and shall not be used by the Fund to pay Fund  Fees  and  Expenses,  Extraordinary
      Expenses or for any other purpose.

Section 3.3 Allocation and Reallocation of Fund's Assets.

(a)   The  "Maximum  Equity  Component"  on any  Exchange  Business  Day, as a
percentage  of the  Total  NAV of the Fund,  means  the  Equity  Limit for all
Classes of Shares, determined in accordance with the formula set forth below:

Equity Limit
for all Classes
of Shares   = ((Lowest NAV Per Share - Highest Floor)/Lowest NAV Per
            Share)*Multiple (or zero in the event that the Equity Limit for all Classes of Shares is less than 0.025; provided, that the
            Equity Limit for all Classes of Shares shall not exceed 100% at any time);
where,

Highest Floor     = the product of (i) the Adjusted Discount Factor and
(ii) the highest Protected Amount            Per Share of any of the four
Classes of Shares;

Lowest NAV  = the lowest NAV Per Share of any of the four Classes of Shares.
Per Share

where,

Adjusted
Discount
Factor      = with  respect  to each  Class of  Shares,  means  the  following quotient as determined by the Calculation  Agent in a commercially reasonable  manner and  communicated  to the Adviser prior to 9:00
            a.m.  (Eastern time) on each Exchange  Business Day (and if not so communicated,  the Adjusted  Discount Factor last  communicated to the  Adviser by the  Calculation  Agent):  (i) the  present  value discount factor  representing the theoretical price,  expressed as a percentage  of par, of a  theoretical  zero coupon bond maturing on the Maturity  Date,  the yield of which is consistent  with the
            Benchmark Yield Curve as of the date of determination  and (ii) an amount,  based on the Fee Factor and the time (in years) remaining to the  Maturity  Date,  determined  by the  Calculation  Agent as follows:

[OBJECT OMITTED]

Fee Factor  = 0.0205

Multiple    = the lesser of (1) the applicable  number set forth in the sector concentration  table  attached  hereto  as  Schedule  2;  (2)  the applicable  number  set  forth in the  single  name  concentration table  attached  hereto as Schedule 3; (3) the  applicable  number set forth in the Volatility  table attached  hereto as Schedule 4;
            (4) the  applicable  number  set forth in the  Implied  Volatility table  attached  hereto as Schedule 5; (5) the  applicable  number set forth in the liquidity  table attached hereto as Schedule 6 or
            (6)  such  other  amount  as may  be  determined  by the  Warranty
            Provider in accordance with Sections 3.3(c), 3.4(d) and 4.1(c).

t           = the time, in years, remaining until the Maturity Date.

(b)   The  Warranty  Provider  (or the  Calculation  Agent,  on  behalf of the
Warranty  Provider)  shall prior to 9:00 a.m. on each  Exchange  Business  Day provide the Adviser with the Maximum Equity  Component as calculated  pursuant to the  formula  set forth in Section  3.3(a)  hereof  based on,  among  other things, the information  contained in the latest Daily Report (and in the case of single name concentration,  liquidity and sector concentration,  the latest
Daily Report  containing such  information)  received by the Warranty Provider from the Adviser pursuant to Section 3.4(a);  provided,  however,  that if the
Warranty  Provider or the Calculation  Agent does not provide the Adviser with
a   determination   of  the  Maximum   Equity   Component   pursuant  to  this
Section 3.3(b),  the Adviser  shall  calculate  the Maximum  Equity  Component pursuant  to the  formula  set forth in  Section  3.3(a)  hereof  based on the information  contained in the latest  Daily Report  provided by the Adviser to the  Warranty  Provider  pursuant  to Section  3.4(a).  During  each  Exchange
Business Day on which the Maximum Equity  Component is provided to the Adviser by the Warranty Provider (or the Calculation  Agent, on behalf of the Warranty
Provider)  or  calculated  by the  Adviser,  as  applicable,  pursuant to this
Section  3.3(b),  the Adviser must sell assets and reallocate a portion of the
Fund's  assets from the Equity  Portfolio  to the  Fixed-Income  Portfolio  as
necessary  such  that  the  allocation  of the  Fund's  assets  to the  Equity
Portfolio  is less  than or  equal  to such  Maximum  Equity  Component,  as a percentage  of the Total NAV of the Fund as of the close of  business  on such
Exchange  Business  Day. The Adviser and the Fund agree that in effecting  any reallocation  of Fund assets as a result of the Warranty  Provider  exercising its remedy under Section 3.3(c) or  4.1(c)(ii),  the Fund will  liquidate,  as necessary,  all  assets  held in the form of S&P  Futures  prior to  redeeming
Underlying Fund shares to effect such reallocation.

(c)   Notwithstanding  any  of  the  foregoing,   if,  as  determined  by  the
Calculation  Agent in its sole discretion at any time on any Exchange Business
Day, the SPX declines  7.5% or more from the level or value  thereof as of the close of  business  on the prior  Exchange  Business  Day,  then the  Warranty
Provider  (or the  Calculation  Agent)  may  immediately,  upon  notice to the
Adviser and in its sole  discretion,  adjust the Multiple.  Such  notification shall be provided by the Warranty  Provider or the Calculation Agent and shall specify the adjusted  Multiple and the Maximum Equity  Component  recalculated using such adjusted  Multiple as determined  by the  Calculation  Agent in its sole  discretion  and based on the other  information  contained in the latest
Daily Report received by the Warranty  Provider  and/or the Calculation  Agent
from the Adviser pursuant to Section 3.4(a).  The Adviser shall,  upon receipt of such  notification  and as soon as practicable,  sell assets and reallocate the Fund  Portfolio  to the extent  necessary  so that the Market Value of the
Equity  Portfolio,  as a percentage of the Total NAV of the Fund, is less than or equal to the Maximum Equity Component  provided by the Calculation Agent in such  notification,  it being agreed that such rebalancing  shall be completed by the  close  of  business  on  the  Exchange  Business  Day  on  which  such notification  is given if the  notification  is  received by the Adviser at or before 3:00 p.m. (Eastern time) or by the end of the next succeeding  Exchange
Business  Day if the  Adviser  receives  such  notification  after  3:00  p.m.
(Eastern  time)  (provided  in each case  that,  should  the  Adviser  fail to complete  such  rebalancing  within  the  relevant  time,  it shall have taken steps,  including being actively engaged in the sale of portfolio  securities, to achieve  such  rebalancing  within such time).  If the Fund has  liquidated all assets held in the form of S&P Futures  pursuant  to the  requirements  of
Section  3.3(b)  and must  redeem  Underlying  Fund  shares  to  complete  the rebalancing in accordance with this Section 3.3(c),  such rebalancing shall be deemed to have  occurred if the Fund  executes  orders to redeem shares of the
Underlying  Fund on the  relevant  Exchange  Business  Day  (which  orders are received and accepted by the  Underlying  Fund on such  Exchange  Business Day prior to the time that the Underlying Fund  establishes its net asset value as of the next pricing time in  accordance  with the  Investment  Company Act and the rules  promulgated  thereunder) and subsequent  thereto executes orders to purchase Eligible  Fixed-Income  Investments;  provided that after taking into account such executed orders,  the Market Value of the Equity Portfolio,  as a percentage  of the Total NAV of the Fund, is less than or equal to the Maximum
Equity Component provided by the Calculation Agent in such  notification.  The
Multiple  shall  remain as so adjusted  until there have been ten  consecutive
Exchange  Business Days without an intraday increase or decrease of 4% or more of the SPX,  after  which the  Multiple  shall be adjusted as set forth in the definition of the term "Multiple" in Section 3.3(a).

(d)   If at any time  during the  Protected  Period the  portion of the Fund's assets  allocated to the Equity  Portfolio as a percentage of the Total NAV of the Fund exceeds the Maximum  Equity  Component,  the Adviser  shall cause the
Fund to not acquire any additional  Eligible  Equity  Investments  until after the  allocation to the Equity  Portfolio has been reduced to below the Maximum
Equity Component.

(e)   Notwithstanding  any other provision  hereof,  if the Warranty  Provider determines in its  reasonable  discretion  that the Fund is not complying with any  Portfolio  Requirement,  the  Warranty  Provider  shall have the right to notify the Adviser of such  violation  and direct the Adviser to promptly take such  action  as the  Warranty  Provider  shall  determine  in its  reasonable discretion  to be  necessary  to cause the Fund to comply  with the  Portfolio
Requirements  (it being  understood  that the Warranty  Provider  shall not be entitled  to direct the  Adviser to sell any  specific  security  unless  such security is an Ineligible Investment).

Section 3.4 Reports; Access to Information.

(a)   (1) No later than 9:00 p.m.  (Eastern  time) on each  Exchange  Business
Day, the Adviser  shall  transmit to the Warranty  Provider,  the  Calculation
Agent and the Persons  listed on Schedule 7 hereto,  in  accordance  with such
Schedule,  the Daily  Report  which shall  include the  information  described below in each  case as of the  close of  business  on such  Exchange  Business
Day.  If the  Warranty  Provider  does not receive  such Daily  Report by such time,  it shall  notify  the  Adviser of such  failure  to receive  such Daily
Report at its  earliest  convenience;  provided  that any failure to so notify the Adviser  shall not operate as a waiver of any of the  Warranty  Provider's rights under this Agreement.

(i)   the Market Value of the Equity  Portfolio  and the  percentage  that the
      Market Value of the Equity Portfolio represents of Total NAV;

(ii)  the number of Class Y shares of the Underlying Fund held by the Fund;

(iii) the  percentage of the Total NAV of the Fund  allocated to Cash and Cash
      Equivalents;

(iv)  the Market Value of the Fixed-Income Portfolio;

(v)   a list  of all of the  Eligible  Fixed-Income  Investments  held  by the
      Fund,  including  the  Market  Value  of  each  such  security  and  the percentage each such security represents of the Total NAV of the Fund;

(vi)  the Total NAV of the Fund and  whether  any  portion of the Total NAV of
      the  Fund  has  been   determined   pursuant  to  fair  value   pricing,
      identifying  the particular  portfolio  security or securities that were valued  using fair value  pricing and the  procedures  used to make such determination;

(vii) the Shares Outstanding for each Class of Shares;

(viii)      the NAV per Share for each Class of Shares;

(ix)  the Protected Amount Per Share for each Class of Shares;

(x)   if the Maximum  Equity  Component is calculated by the Adviser  pursuant to Section 3.3(b), the Maximum Equity Component so calculated  including the calculation thereof;

(xi)  a list of all Ineligible Investments held by the Fund, if any;

(xii) a list of all S&P Futures held by the Fund,  including  the Market Value of  each  such  S&P  Future  and the  percentage  each  such  instrument represents of the Total NAV of the Fund;

(xiii)      the total amount of all Cash posted as Futures  Margin Cash by the
      Fund; and

(xiv) the  total  amount  of all  Cash and Cash  Equivalents  held as  Futures
      Balance Cash by the Fund.

                  (2)   On the second to last  Exchange  Business  Day of each
week,  the Daily  Report shall also include as of the close of business on the prior Exchange  Business Day (i) the name,  type and amount of any security or instrument (including Ineligible  Investments) held by the Fund as a result of an  in-kind  redemption  or  distribution  of  securities  to the  Fund by the
Underlying  Fund;  (ii) the Equity  Portfolio  Sector  Weighting  pursuant  to
Schedule 2; (iii) the  calculation of the single name  concentration  pursuant to  Schedule  3; (iv) the  Volatility  pursuant to Schedule 4; (v) the Implied
Volatility  pursuant to Schedule 5; and (vi) the  calculation of the liquidity of the Underlying Fund pursuant to Schedule 6; provided,  however,  that if at any time after the delivery of such Daily Report the Adviser  becomes aware of a change in any item  reported in such Daily  Report that would cause a change in the  Multiple  to be used the next time the  Maximum  Equity  Component  is calculated,  the Adviser  shall  immediately  notify the Warranty  Provider of such change.

(b)   If on any  Exchange  Business Day the Adviser  shall fail to  reallocate the Fund  Portfolio  in  accordance  with  Section 3.3(b),  the Adviser  shall provide the Warranty  Provider  with written  notice of such failure  prior to
9:00 p.m.  (Eastern  time) on such Exchange  Business Day and, if  applicable, written notice of the cure of such failure.

(c)   The  Adviser and the Fund shall  cause the  Custodian  to provide to the
Warranty  Provider  and  the  Calculation  Agent  electronically  in a  format acceptable to the Warranty  Provider in its  reasonable  discretion  not later than 9:00 p.m.  (Eastern time) on each Exchange Business Day (i) a copy of the records it  maintains  with  respect to the assets of the Fund as of the close of  business  on such  Exchange  Business  Day and  (ii) a  list of all of the
Fund's trades during such Exchange  Business Day (such Exchange  Business Day, a "Trade Date").

(d)   The Adviser and the Fund shall  arrange for the  Warranty  Provider  and the  Calculation  Agent to be able to  continuously  view and monitor the Fund
Portfolio  by causing the  Custodian  to give the  Warranty  Provider  and the
Calculation  Agent access to the JPMVIEWS System.  If the Warranty Provider or the Calculation  Agent is denied such access at any time,  other than during a
Force Majeure Event that directly effects such access,  the Warranty  Provider
(or the Calculation  Agent) may, in its sole  discretion,  adjust the Multiple until such time as such access is restored;  provided that the Multiple  shall not be reduced if the Adviser or the Fund  provides the Warranty  Provider and the Calculation Agent with an alternative  source of the information  provided by the JPMVIEWS System that includes  substantially  the same information that is available  via the JPMVIEWS  System and that is  acceptable to the Warranty
Provider  (or  the  Calculation  Agent)  in  its  reasonable  discretion.  The
Warranty  Provider  shall  notify  the  Adviser  and the Fund of the  Warranty
Provider's exercise of remedies pursuant to this Section 3.4(d).

Section 3.5 Intent.  The economic  intent of the Portfolio  Requirements is to ensure  that  the  Fund's  Net  Assets  are at least  equal  to the  Aggregate
Protected  Amount on the Maturity  Date.  The Fund will not use leverage  and, other  than  solely  as a  result  of  investing  in  Class  Y  shares  of the
Underlying  Fund,  investing in S&P Futures or entering  into this  Agreement, will not invest in  instruments  which have  implicit,  embedded or  synthetic leverage;  provided,  however, that after prior consultation with the Warranty
Provider,  the Fund may use Loans for Temporary or Emergency  Purposes only to the extent  necessary  in emergency  situations  to meet  redemption  requests
(based on  redemption  orders  actually  received by the Fund) after using all
Cash  held by the Fund to meet  such  redemption  requests,  other  than  Cash necessary  to pay Fund Fees and  Expenses  then  incurred by the Fund and Cash held by the Fund as Futures Balance Cash or Futures Margin Cash.

ARTICLE IV

                                TRIGGER EVENTS

Section 4.1 Trigger Events.

(a)   The  following  events  shall  constitute   Trigger  Events   hereunder;
provided,  however, that in the event the New York Stock Exchange closes early on any Exchange  Business Day due to extraordinary or other  circumstances (an
"Early Close  Exchange  Business  Day") and a suspension of redemptions of the
Underlying  Fund has occurred as permitted in accordance  with the  Investment
Company  Act,  the  cure  periods  specified  in this  Section 4.1(a)  will be automatically  extended  until the next  Exchange  Business Day  following the
Early Close Exchange Business Day.

(i)   Any  failure at any time to comply with the  covenants  set forth in the first two sentences of Section 3.1;

(ii)  Any  failure  at any time to  comply  with the  provisions  of  Section
      3.2(a)(i),  unless such  failure is cured by the Fund  executing a sales order with respect to all Ineligible  Investments  then held by the Fund on the  Exchange  Business Day  following  the day on which such failure occurs;  provided that if such failure to comply with Section  3.2(a)(i)
      occurs because the Fund has received  Ineligible  Investments due solely as a result  of an  in-kind  redemption  from  the  Underlying  Fund,  a
      Trigger Event shall have occurred  unless the Fund executes sales orders with respect to such  Ineligible  Investments  during the next  Exchange
      Business Day on which the securities  exchanges or markets on which such
      Ineligible Investments are listed are open;

(iii) Any failure to comply with Section  3.2(a)(ii)  and (viii),  Section 3.3 or Section  3.4(d),  unless (A) in the case of a  violation  of Section
      3.2(a)(ii),  as of the close of business on any Exchange  Business  Day, the Market  Value of the portion of the Fund's  assets  allocated to the
      Equity  Portfolio,  calculated as a percentage of Total NAV of the Fund, does not exceed the Maximum Equity Component  provided to the Adviser by the Warranty  Provider in accordance with  Section 3.3(b)  prior to 9:00
      a.m. on the immediately  succeeding Exchange Business Day; or (B) in the case of a  violation  of  Section  3.2(a)(viii),  (I) the Fund  holds at least 80% of the Futures  Balance  Cash it is required to hold  pursuant to the terms of this  Agreement at the time of the violation and (II) on the Exchange  Business Day following the date on which such violation of
      Section  3.2(a)(viii)  occurred,  the  Fund  holds  100% of the  Futures
      Balance  Cash it is  required  to hold  pursuant  to the  terms  of this
      Agreement,  provided,  however,  that  if the  Fund is in  violation  of
      Section  3.2(a)(viii) more than five (5) times in any one calendar year, the cure period  provided in this  Section  4.1(a)(iii)(B)  shall not be available to the Adviser or the Fund;

(iv)  Any failure at any time to comply with the  provisions of Section 3.4(a)
      unless (A) such  failure is  attributable  solely to the  conduct of the
      Warranty  Provider  or a  Force  Majeure  Event;  or  (B)  the  Warranty
      Provider  makes a good faith  effort to notify (via email or  otherwise)
      the Adviser of such  failure to comply with the  provisions  of Section
      3.4(a),  and the Adviser fails to cure the violation by 9:00 a.m. on the
      Exchange  Business  Day  immediately  succeeding  the day on  which  the violation occurred.

(v)   The  termination  of, or failure to comply with, the Expense  Limitation
      Agreement or the  amendment  of such  Agreement in each case without the prior written consent of the Warranty Provider,  which consent shall not be  unreasonably  withheld  if, in the sole  discretion  of the Warranty
      Provider, any such termination,  failure to comply or amendment does not increase the Warranty  Provider's  liabilities  or risks or decrease the
      Warranty Provider's economic bargain under any Transaction Document;

(vi)  Any  violation of Article III that is not  provided  for in  clause (i),
      (ii),  (iii) or (iv) above that  could  have an Adverse  Effect,  unless cured by the end of the  Exchange  Business Day  following  the Exchange
      Business Day on which the violation occurred;

(vii) Except as otherwise set forth herein,  any failure by the Adviser or the
      Fund to adjust the  allocation of the Fund's  assets  between the Equity
      Component  and the Fixed  Income  Component  in order to comply with any
      adjustment   to  the  Multiple   made  by  the  Warranty   Provider  (or
      Calculation Agent) under this Agreement;

(viii)      The Fund shall fail to pay the Financial  Warranty Fee when due as provided in Section 2.4  and such failure shall continue  unremedied for a period of two Business  Days  following  notice of such failure by the
      Warranty Provider to the Fund or the Adviser;

(ix)  (A) The  Adviser   resigns;   (B)  the  Fund  elects  to  terminate  the
      Investment  Management Agreement with the Adviser; (C) the Fund appoints a successor adviser  (including a subadviser)  without the prior written consent of the  Warranty  Provider  in its sole  discretion;  or (D) the
      Investment  Management Agreement terminates in accordance with its terms and in each case any  successor  adviser  (including  the Adviser)  that agrees to be bound by the terms of this  Agreement  is  appointed by the
      Board  of  Trustees  of the  Trust  or the  Shareholders,  in each  case without the prior written  consent of the Warranty  Provider in its sole discretion;

(x)   The  Adviser  resigns,  the Fund  elects  to  terminate  the  Investment
      Management  Agreement  with the  Adviser  or the  Investment  Management
      Agreement  terminates  in accordance  with its terms and either  (A) the
      Adviser is no longer  obligated to manage the Fund pursuant to the terms of  the  Investment  Management  Agreement  and a  successor  investment adviser  acceptable  to the  Warranty  Provider  has not entered into an investment  management agreement with the Fund or (B) the termination of the Investment  Management  Agreement is not yet effective but the Board of  Trustees  of the Trust,  on behalf of the Fund,  has  indicated  its intention  to the Warranty  Provider,  or taken any further  action,  to appoint a successor  investment  adviser  notwithstanding  the fact that the  Warranty  Provider  has  advised  the Board of  Trustees  that such successor  investment  adviser  would not be  acceptable to the Warranty
      Provider,  in its sole  discretion,  then in either  such case a Trigger
      Event shall be deemed to have occurred  notwithstanding  the fact that a successor investment adviser has not yet been appointed;

(xi)  Subject to the foregoing  provisions of this Section 4.1(a), the Adviser does not  otherwise  manage in all  material  respects the assets of the
      Fund  in  accordance  with  the  investment   objective,   policies  and
      strategies set forth in the Registration  Statement and/or in accordance with the Investment Management Agreement;

(xii) Any  representation  or warranty  made by the Adviser,  the Trust or the
      Trust  on  behalf  of the  Fund in any  Transaction  Document  or in any
      document or  certification  provided in connection  with any Transaction
      Document,  shall have been  incorrect  or  misleading  when made or when deemed made,  except where such  incorrect or misleading  representation or warranty would not have an Adverse Effect;

(xiii)      The Adviser,  the Trust,  the Fund or the Custodian  shall fail to perform  any  obligation,  or shall  breach  any  covenant,  under  this
      Agreement or the  Transaction  Documents that is not expressly  provided for in clauses (i),  (ii), (iii), (iv), (v), (vi), (vii),  (viii), (ix),
      (x) or (xi) above,  which failure  could  reasonably be expected to have an Adverse  Effect  and such  violation,  if capable of being  remedied, shall continue  unremedied for a period of three Business Days after the
      Adviser  becomes  aware of the  occurrence  of such  breach or  failure;
      provided,  that  the  Adviser  shall  be  deemed  to be  aware  of  such violation if such  violation  has been in existence  for three  Exchange
      Business Days; or

(xiv) The  occurrence  of any of the  following:  (A) a  Regulatory  Event  or
      Litigation  Event (other than a Litigation  Event arising out of a claim under this  Agreement  between the Adviser and/or the Trust on behalf of the Fund on one side and the  Warranty  Provider  on the other  side) or
      (B) an Act of Insolvency with respect to the Adviser or the Fund.

(b)   Notwithstanding  any other provision hereof, in the event of a Potential
Trigger Event,  the Adviser,  upon becoming  aware of such event,  shall cause the Fund to not acquire any additional  Eligible Equity Investments until such
Potential  Trigger  Event is  cured  and  shall  upon  becoming  aware of such
Potential  Trigger  Event  immediately  notify the  Warranty  Provider of such
Potential  Trigger  Event,  which notice shall  include a  description  of the manner in which the  Adviser  intends  to cure such  Potential  Trigger  Event
("Curative  Steps"),  the Adviser's  assessment of the  likelihood of success, the time the Adviser expects to elapse before such Potential  Trigger Event is cured,  and such other  information  as the Warranty  Provider may  reasonably request.  Upon  sending  such  notice to the  Warranty  Provider,  the Adviser shall  immediately take the Curative Steps set forth in such notice unless and until such time as the Warranty  Provider notifies the Adviser that it objects to such Curative Steps, in which case the Adviser shall  immediately cease the implementation  of such  Curative  Steps.  The  Warranty  Provider  shall only object  to  such  Curative  Steps  if in the  Warranty  Provider's  reasonable discretion,  they are not consistent  with this Agreement or are not likely to be an effective  cure of the  Potential  Trigger  Event within the cure period set forth in Section 4.1(a), if any.

(c)   If a  Trigger  Event  occurs,  then,  at the  election  of the  Warranty
Provider in its sole  discretion,  the Warranty  Provider shall have the right at any time after such Trigger  Event to either (i)  (A) instruct  the Adviser to invest all of the Fund's assets in accordance  with Section  4.2(a) for the remainder  of  the  Protection  Period  or  (B)  to  deliver  the  Irrevocable
Instructions  to  the  Custodian  to  invest  all  of  the  Fund's  assets  in accordance with Section 4.2(a) for the remainder of the Protection  Period (in each  case,  a  "Trigger  Initiated  Defeasance  Event")  or  (ii) adjust  the
Multiple.  Any such adjustment to the Multiple shall be permanent,  unless and until further adjusted by the Warranty  Provider in its sole  discretion.  For the  avoidance  of doubt,  the  parties  hereto  agree  that (i) the  Warranty
Provider  may at its  election,  in its sole  discretion,  exercise the remedy provided in Section  4.1(c)(i)(B)  after it has exercised the remedy  provided in  Section  4.1(c)(i)(A)  and (ii) if the  Warranty  Provider  exercises  its rights to adjust the Multiple,  the Warranty  Provider  shall not be precluded subsequent  thereto from  exercising  its rights under  Sections  4.1(c)(i)(A)
and/or  4.1(c)(i)(B).  The Warranty  Provider shall notify the Adviser and the
Fund of the Warranty  Provider's decision to exercise the remedies pursuant to this  Section 4.1(c)  prior to such exercise.  The Adviser shall invest all of the Fund's  assets in  accordance  with  Section  4.2(a)  within one  Exchange
Business Day following an instruction by the Warranty  Provider under Section
4.1(c)(i)(A).

(d)   In the event of (i) an act or omission  on the part of the Adviser  with respect to the Trust or the Fund which constitutes  negligence,  recklessness, bad faith,  willful misconduct or fraud,  including by way of example only and not  intended as an  exhaustive  list,  if (A) the Adviser  causes the Fund to purchase  additional  Eligible  Equity  Investments  in  violation of Section
3.3(d) and Section  4.1(b),  (B) there is a violation of Section  3.2(a)(i) or
(ii), or (C) the Adviser  causes the Fund to purchase  investments  other than those  permitted to be invested in hereunder after the occurrence of a Trigger
Initiated  Defeasance Event or a Market  Initiated  Defeasance Event resulting in a violation of Section  4.1(c) or Section  4.2(a) (such conduct  referenced
in  subsection (i)  of  this  Section 4.1(d),   the  "Adviser  Conduct"),  and
(ii) the  existence  of a Floor  Shortfall,  the Adviser  agrees to pay to the
Warranty  Provider  an  amount  equal to the  amount of such  Floor  Shortfall determined  as  provided  in this  Section 4.1(d)  to have  been  directly  or indirectly  attributable  to such  Adviser  Conduct.  The amount of such Floor
Shortfall directly or indirectly  attributable to the Adviser Conduct shall be equal to the sum of the differences  with respect to each Class of Shares,  if
negative,   between   (a) the   actual  NAV  Per  Share  as  of  the  date  of
determination  and  (b) the  hypothetical  NAV  Per  Share  of a  hypothetical portfolio  comprised  of  the  actual  portfolio  assets  as of  the  date  of determination  adjusted to eliminate the effect of the Adviser  Conduct to the extent  necessary  to eliminate  any Floor  Shortfall  directly or  indirectly attributable  to such  Adviser  Conduct.  In making the  determination  of the
Floor  Shortfall,  the  hypothetical  portfolio  will be based  on the  actual portfolio  of assets  as of the date of  determination  adjusted  to bring the portfolio into compliance with all of the restrictions of Section 3.2  hereof, by decreasing and increasing  positions in asset classes,  as the case may be, on a pro rata basis.  In  addition,  if all of the Fund's  assets are required to be invested in a Defeasance  Portfolio  pursuant to Sections  4.1(c)(i) and
4.2 and the Fund's  assets are not so invested on the  Exchange  Business  Day immediately  following  the  Defeasance  Date  and  for the  remainder  of the
Protected  Period,  then if (and only if) a Floor  Shortfall or an  additional
Floor Shortfall (collectively  "Additional Floor Shortfall") arises due to the
Fund's  assets  not  being so  invested  within  such  period  and/or  for the remainder  of the  Protected  Period,  then the  Adviser  agrees to pay to the
Warranty  Provider  such  Additional  Floor  Shortfall  (if any).  The  Fund's assets  shall be deemed to be invested in the  Defeasance  Portfolio if at the time of  determination  the  Fund has  executed  orders  to sell all  Eligible
Equity  Investments and Ineligible  Investments,  if any (provided that in the case of orders to redeem shares of the Underlying  Fund, such orders have been received and  accepted by the  Underlying  Fund at such time of  determination prior to the time that the Underlying Fund  establishes its net asset value as of the next pricing time in  accordance  with the  Investment  Company Act and the rules promulgated thereunder),  and subsequent thereto has executed orders to  invest  all of the  proceeds  thereof  in the  Defeasance  Portfolio.  The
Warranty  Provider  shall notify (the  "Determination  Notice") the Adviser in writing of its  determination  that Adviser Conduct has occurred and any Floor
Shortfall directly or indirectly  attributable to such Adviser Conduct and any
Additional  Floor  Shortfall.  If the  Adviser  disagrees  with  the  Warranty
Provider's  determination  that  there has been  Adviser  Conduct  and/or  the amount of the Floor  Shortfall  directly or  indirectly  attributable  to such
Adviser Conduct and/or the amount of the Additional Floor Shortfall  contained
in  the  Determination   Notice,   then  (i) the  Adviser  shall  notify  (the
"Objection  Notice")  the  Warranty  Provider in writing of such  disagreement within five Business  Days after the delivery by the Warranty  Provider of the
Determination  Notice and  (ii) unless  the Adviser and the Warranty  Provider otherwise agree, the existence,  if any, of Adviser Conduct and the amount, if any,  of the Floor  Shortfall  directly  or  indirectly  attributable  to such
Adviser  Conduct and the amount of any  Additional  Floor  Shortfall  shall be determined by  arbitration  in  accordance  with the  procedures  set forth in
Section 4.1(e)  (an  "Objection  Event").  If the Adviser does not provide the
Warranty  Provider  with the  Objection  Notice  within such five Business Day period,  then the  Adviser  shall be  deemed to have  agreed  to the  Warranty
Provider's  determination  of the  existence  of  Adviser  Conduct  and of the amount of the Floor  Shortfall  directly  or  indirectly  attributable  to the
Adviser  Conduct and the amount of the  Additional  Floor  Shortfall,  in each case as  contained  in the  Determination  Notice.  Any amount  payable by the
Adviser under this  Section 4.1(d)  with respect to Adviser Conduct  (i) shall be paid to the Warranty  Provider within five Business Days of the delivery of the  Determination  Notice or if such  amount  is  determined  pursuant  to an
arbitration   proceeding,   within  five   Business   Days  after  such  final
arbitration decision;  provided that should the parties otherwise agree on any amount payable by the Adviser under this Section 4.1(d),  such amount shall be paid to the Warranty  Provider  within five Business  Days of such  agreement;
and  (ii) shall be reduced on a dollar for dollar basis by any amounts paid by the Adviser to the Fund  (subject to  applicable  law) as a result of the same
Adviser  Conduct to the extent that the Total NAV is  increased  and the Floor
Shortfall or Additional Floor Shortfall,  as applicable,  is in fact decreased by such  amount.  In the event that the Adviser  fails to pay to the  Warranty
Provider any amounts  payable  under this  Section 4.1(d)  or fails to deposit into the Escrow Account any amounts  required to be so deposited in accordance with  Section  4.1(f)  hereof,  in each case within the time period  specified herein,  the  Shortfall  Amount shall be decreased  (i) in the case of a Floor
Shortfall,  on a pro  rata  basis by the  percentage  of the  Floor  Shortfall directly or indirectly  attributable to the Adviser  Conduct,  and (ii) in the case of an Additional Floor Shortfall,  by the amount of such Additional Floor
Shortfall  on a dollar for dollar  basis.  The payment of the Floor  Shortfall
amount  by  the   Adviser  to  the   Warranty   Provider   pursuant   to  this
Section 4.1(d)  is in addition to, and not in lieu of, any  obligations of the
Adviser or Fund to indemnify the Warranty Provider under this Agreement.

(e)   In the case of an Objection Event,  within three Business Days after the delivery by the Adviser of the Objection  Notice,  the Adviser shall file with
the  American   Arbitration   Association  a  submission  to  arbitration  (an
"Arbitration   Submission   Notice")   pursuant  to  the  Commercial   Dispute
Resolution  Procedures of the American  Arbitration  Association and the rules thereunder and shall pay any filing fees. The  Arbitration  Submission  Notice shall  state  that  the  parties  have  agreed  to the  use  of  the  American
Arbitration  Association's procedures on expedited arbitration and desire that such  expedited  procedures  be applied  to their  dispute  regardless  of the amount of the  claim at issue.  A copy of the  Arbitration  Submission  Notice shall be delivered to the Warranty  Provider  concurrently  with the Adviser's delivery of such  Arbitration  Submission  Notice to the American  Arbitration
Association.  An arbitrator  shall be selected in accordance with the American
Arbitration  Association's  procedures  on  expedited  arbitration.  No Person affiliated  with any party hereto shall be eligible to be an  arbitrator.  The arbitrator  shall  determine  (i) whether  the  Adviser  Conduct  that  is the subject of the applicable  Objection Notice  occurred,  (ii) the amount of the
Floor  Shortfall  directly or indirectly  attributable to such Adviser Conduct as of such date of  determination,  and/or  (iii) the amount of any Additional
Floor  Shortfall  as of  such  date  of  determination.  The  Adviser  and the
Warranty  Provider hereby  acknowledge and agree that the arbitration shall be held in New  York,  New York and shall be  conducted  in  accordance  with the
Commercial   Dispute  Resolution   Procedures  of  the  American   Arbitration
Association  including the procedures for expedited  arbitration,  as each are in effect as of the date of this Agreement.  Each  determination to be made by the  arbitrator  pursuant to this Section  4.1(e) shall be final,  binding and subject  to  judicial  enforcement  and shall be the  exclusive  remedy of the
Warranty  Provider and the Adviser with regard to the specific  determinations made by such arbitrator;  provided,  however, that the Warranty Provider shall neither be limited from seeking  indemnification  under Section 5.2(a)  hereof nor be limited  from  exercising  its full  rights to pursue any and all other claims  that were not  determined  by the  arbitrator  in any  manner or forum arising  out of any  Adviser  Conduct,  including  with  respect  to any other
Losses incurred by the Warranty  Provider  and/or any other Warranty  Provider
Party in connection  with or arising out of such Adviser  Conduct.  The amount of any Floor Shortfall directly or indirectly  attributable to Adviser Conduct and/or Additional Floor Shortfall  determined by the arbitrator shall be as of the  date  of  such  determination.  Fees  and  expenses  of  the  arbitration
(including  fees and expenses of the  arbitrator)  shall be borne by the party against which the arbitration is decided.

(f)   In the  case  of an  Objection  Event,  an  amount  equal  to any  Floor
Shortfall  and/or  Additional  Floor  Shortfall that is the subject under such
Objection  Event as set forth in the  Determination  Notice  delivered  to the
Adviser by the Warranty  Provider in accordance  with Section  4.1(d) shall be deposited  into an escrow  account  (the total  amount held in such account at any time being the "Escrow  Account")  pursuant to the Escrow Agreement by the
Adviser within five Business Days of its delivery to the Warranty  Provider of the  Objection  Notice  relating  to  such  Objection  Event  pending  a final determination  of the amount of such Floor Shortfall  and/or  Additional Floor
Shortfall in  accordance  with Section  4.1(e).  The Escrow  Account  shall be held in escrow by J.P.  Morgan Chase Bank,  as escrow  agent,  pursuant to the terms of the Escrow  Agreement  substantially  in the form attached  hereto as
Annex D.

Section 4.2 Defeasance Portfolio.

(a)   The Warranty  Provider  may  exercise the remedies  provided in Section
4.1(c)  at any  time  after  the  occurrence  of a  Trigger  Event  or  Market
Initiated  Defeasance  Event.  If the Warranty  Provider  exercises the remedy provided by  Section 4.1(c)(i)(A),  the Warranty Provider shall have the right to instruct the Adviser to immediately  allocate all of the assets of the Fund to  the  Defeasance  Portfolio  in  accordance  with  subsection  (i)  of  the definition  of  Defeasance  Portfolio  under  Section  1.1.  If  the  Warranty
Provider exercises the remedy provided by Section  4.1(c)(i)(B),  the Warranty
Provider  shall  have the right to deliver to the  Custodian  the  Irrevocable
Instructions  instructing  the  Custodian  to invest  all of the assets of the
Fund in a  Defeasance  Portfolio in  accordance  with  subsection  (ii) of the definition of  Defeasance  Portfolio  under  Section 1.1 and such  Irrevocable
Instructions.  For the avoidance of doubt,  the parties  hereby agree that (i)
the Warranty  Provider may at its election,  in its sole discretion,  exercise the remedy provided in Section  4.1(c)(i)(B) after it has exercised the remedy provided in Section  4.1(c)(i)(A) and (ii) if the Warranty Provider  exercises its rights to adjust the  Multiple  under  Section  4.1(c)(ii),  the  Warranty
Provider shall not be precluded  subsequent thereto from exercising its rights under Sections  4.1(c)(i)(A) and/or  4.1(c)(i)(B).  The Financial Warranty Fee
shall remain due and payable in accordance  with  Section 2.4  notwithstanding the occurrence of a Trigger Event,  Trigger  Initiated  Defeasance  Event or a
Market  Initiated  Defeasance  Event.  The Adviser  shall provide the Warranty
Provider as a condition  precedent to the issuance of the  Financial  Warranty with irrevocable instructions ("Irrevocable  Instructions"),  in substantially the form of Annex A to the Service  Agreement,  executed by the  Adviser.  The
Irrevocable  Instructions  shall also  constitute a limitation  of the further authority of the Adviser  (including any subadviser of the Fund) to manage the
Fund's  assets  other than in  accordance  with the  Irrevocable  Instructions after  the  occurrence  of a  Trigger  Initiated  Defeasance  Event or  Market
Initiated   Defeasance   Event,  as  applicable,   and  the  delivery  of  the
Irrevocable  Instructions  to the  Custodian  by the  Warranty  Provider.  The
Warranty  Provider  shall only  deliver the  Irrevocable  Instructions  to the
Custodian following a Trigger Event or Trigger Initiated  Defeasance Event, as
applicable,  or a Market  Initiated  Defeasance  Event  and shall  give  prior notice thereof to the Adviser.

(b)   If  a  Trigger   Initiated   Defeasance  Event  or  a  Market  Initiated
Defeasance Event shall have occurred,  the Adviser shall reduce its management fee so as to  immediately  cause  maximum  Fund Fees and  Expenses  (excluding
Extraordinary  Expenses)  to be reduced  to 130 basis  points per annum of the average daily Net Assets of the Fund for the Class A Shares,  205 basis points per annum of the average  daily Net Assets of the Fund for the Class B Shares,
205 basis  points  per annum of the  average  daily Net Assets of the Fund for the Class C Shares  and 155 basis  points per annum of the  average  daily Net
Assets of the Fund for the Class N Shares.

ARTICLE V

                       INDEMNIFICATION AND CONTRIBUTION

Section 5.1 Survival.  Except  as  otherwise  specifically  provided  in  this
Agreement,  all representations,  warranties,  covenants and other agreements, if any, contained in the Transaction Documents including,  without limitation, the  indemnification  obligations in  Section 5.2  shall survive the execution
and  delivery  of  this  Agreement  and  the  Financial   Warranty,   and  the
Termination Date.

Section 5.2 Indemnification.

(a)   The  Adviser   agrees  to  indemnify  and  hold  harmless  the  Warranty
Provider, its Affiliates, and their respective employees,  officers, directors and agents  (collectively,  the "Warranty  Provider Parties") from and against any and all losses, claims, damages, liabilities,  judgments, costs (including reasonable  attorneys' fees),  expenses  (including  expenses of investigation and  enforcement)  and  disbursements  (collectively,  "Losses")  incurred  or suffered  by any of  them,  directly  or  indirectly,  in  connection  with or arising  out of  (i) any  breach or  alleged  breach of any  warranty,  or the inaccuracy or alleged  inaccuracy of any  representation,  as the case may be, made by either of the Adviser or the Fund under this  Agreement  or any of the other  Transaction  Documents  to  which it is a party,  (ii) the  failure  or threatened  failure of either of the Adviser  (including any subadviser of the
Fund) or the Fund to fulfill any of their  respective  agreements or covenants contained  in this  Agreement  or any of the other  Transaction  Documents  to which it is a party,  including  without  limitation the failure or threatened
failure  to  pay  to  the   Warranty   Provider   any   amounts   pursuant  to
Section 4.1(d),  but excluding any  Portfolio  Requirement  as to which a cure period  is  provided  in  Section  4.1(a)  if such  Portfolio  Requirement  is satisfied  within such cure period,  (iii) the  enforcement or preservation of any of the  Warranty  Provider's  rights  under this  Agreement  and the other
Transaction  Documents,  (iv) the overpayment  (including without limitation a situation  where no payment was  required  by the  Warranty  Provider)  of the
Aggregate Shortfall Amount, including by reason of mistake,  negligence, fraud or  error in  calculation;  provided,  however,  that  the  Warranty  Provider
Parties shall not be entitled to  indemnification  for any such overpayment to the  extent  that  (A)  such  overpayment  was a  result  of the  fault of the
Warranty Provider or the Calculation  Agent and (B) due to either  Shareholder redemptions or market fluctuations,  such overpayment (or any portion thereof)
allocable to such  Shareholder  redemptions  or market  fluctuations  on a pro rata  basis,  no  longer  constitute  assets  of the  Fund,  (v) the  improper calculation  of the Total NAV of the Fund or each  Class of Shares of the Fund by reason of mistake,  negligence,  fraud or error in calculation  thereof and
(vi) any claim, suit or demand involving (A) the transactions  contemplated by
the  Transaction   Documents,   (B) any   investigation   or  defense  of,  or
participation  in, any legal proceeding  relating to the execution,  delivery, enforcement,  performance or administration of the Transaction Documents,  (C)
the  liquidation or termination of the Fund after the Inception Date and prior
to  the  Maturity  Date,  or  (D) an   allegation  or  other  claim  that  the
Registration  Statement or any Prospectus  included any untrue  statement of a material  fact or omitted to state any  material  fact  required  to be stated
therein  or  necessary  to  make  the  statements  therein,  in  light  of the circumstances  under  which they were  made,  not  misleading  other than with respect to any information  relating solely to the Warranty  Provider included in the  Registration  Statement,  which  has  been  provided  by the  Warranty
Provider in writing for  inclusion  therein under the WP  Information  Letter;
provided,  however, that the Adviser shall not be liable for any Losses to the extent that such Losses  result,  directly or  indirectly,  from any action or
omission  on  the  part  of  any  of  the  Warranty   Provider  Parties  which
constitutes negligence,  recklessness,  bad faith, willful misconduct or fraud by such Warranty  Provider  Party.  The Adviser  agrees to promptly  reimburse any of the  Warranty  Provider  Parties  for all  Losses in  respect  of which indemnification  may be sought by such Warranty  Provider  Party  hereunder as they are  incurred  or  suffered  by such  Warranty  Provider  Party.  For the avoidance  of  doubt,  and  not by  way  of  limitation,  the  parties  hereby acknowledge and agree that the indemnification  obligations of the Adviser for
any  alleged   breach  of  any  warranty,   any  alleged   inaccuracy  of  any
representation  and  any  threatened  failure  to  fulfill  any  agreement  or covenant under  subsections  (i) and (ii) above shall not apply in the case of disputes between the Adviser and one or more Warranty  Provider Parties unless such  dispute  has been  determined  substantially  in  favor of the  Warranty
Provider Party or Parties by a court of competent jurisdiction.

(b)   The Fund agrees to indemnify  and hold  harmless  the Warranty  Provider
Parties  from and  against  any and all Losses  incurred or suffered by any of them,  directly or  indirectly,  in connection  with or arising out of (i) any breach or  alleged  breach  of any  warranty,  or the  inaccuracy  or  alleged inaccuracy  of any  representation,  as the case may be,  made by the Trust or the Trust on  behalf  of the Fund  under  this  Agreement  or any of the other
Transaction  Documents to which it is a party,  (ii) the failure or threatened failure of the Fund to fulfill any  agreement  or covenant of the Fund (or the
Trust on behalf of the Fund)  contained in this  Agreement or any of the other
Transaction  Documents to which it is a party,  but  excluding  any  Portfolio
Requirement  as to which a cure period is  provided in Section  4.1(a) if such
Portfolio  Requirement  is  satisfied  within  such  cure  period,   (iii) the
enforcement or  preservation  of any of the Warranty  Provider's  rights under this  Agreement  and the other  Transaction  Documents,  (iv) the  overpayment
(including  without  limitation  a situation  where no payment was required by the Warranty Provider) of the Aggregate Shortfall Amount,  including by reason of mistake,  negligence,  fraud or error in  calculation;  provided,  however, that the Warranty  Provider  Parties shall not be entitled to  indemnification for any such  overpayment to the extent that (A) such overpayment was a result of the fault of the Warranty  Provider or the Calculation Agent and (B) due to
either Shareholder  redemptions or market  fluctuations,  such overpayment (or any portion  thereof)  allocable  to such  Shareholder  redemptions  or market fluctuations  on a pro rata basis,  no longer  constitute  assets of the Fund,
(v) the  improper  calculation  of the Total NAV of the Fund or each  Class of
Shares  of the  Fund by  reason  of  mistake,  negligence,  fraud  or error in calculation  thereof and  (vi) any  claim,  suit or demand  involving  (A) the transactions contemplated by the Transaction Documents,  (B) any investigation or defense  of, or  participation  in, any legal  proceeding  relating  to the
execution,  delivery,  enforcement,   performance  or  administration  of  the
Transaction  Documents,  (C) the  liquidation or termination of the Fund after the Inception  Date and prior to the Maturity  Date,  or (D) an  allegation or other claim that the  Registration  Statement or any  Prospectus  included any untrue  statement  of a material  fact or omitted to state any  material  fact required to be stated therein or necessary to make the statements  therein, in light of the  circumstances  under which they were made, not misleading  other than with respect to any information  relating solely to the Warranty Provider included  in the  Registration  Statement,  which  has  been  provided  by the
Warranty  Provider in writing for inclusion  therein under the WP  Information
Letter;  provided,  however,  that the Fund shall not be liable for any Losses to the extent  that such  Losses  result,  directly  or  indirectly,  from any action or omission on the part of any of the Warranty  Provider  Parties which constitutes negligence,  recklessness,  bad faith, willful misconduct or fraud by such Warranty  Provider  Party.  The Fund agrees to promptly  reimburse any of  the  Warranty  Provider  Parties  for  all  Losses  in  respect  of  which indemnification  may be sought by such Warranty  Provider  Party  hereunder as they are  incurred  or  suffered  by such  Warranty  Provider  Party.  For the avoidance  of  doubt,  and  not by  way  of  limitation,  the  parties  hereby acknowledge  and agree that the  indemnification  obligations  of the Fund for
any  alleged   breach  of  any  warranty,   any  alleged   inaccuracy  of  any
representation  and any threatened failure to fulfill an agreement or covenant under  subsections  (i) and (ii) above shall not apply in the case of disputes between  the  Fund  and one or more  Warranty  Provider  Parties  unless  such dispute has been determined  substantially  in favor of the Warranty  Provider
Party or Parties by a court of competent jurisdiction.

(c)   The Warranty  Provider agrees to indemnify and hold harmless the Adviser and the Fund,  their  Affiliates,  and their respective  employees,  officers, directors,  trustees and agents  (collectively,  the  "Fund/Adviser  Parties")
from and  against  any and all Losses  incurred  or  suffered  by any of them, directly or  indirectly,  in connection  with or arising out of (i) any breach or alleged breach of any warranty,  or the inaccuracy or alleged inaccuracy of any  representation,  as the case may be, made by the Warranty  Provider under this  Agreement  or any of the other  Transaction  Documents  to which it is a party,  (ii) the  failure or  threatened  failure of the Warranty  Provider to fulfill any agreement or covenant of the Warranty  Provider  contained in this
Agreement  or any  other  Transaction  Documents  to which  it is a party,  or
(iii) the Warranty  Provider's failure to pay the Aggregate  Shortfall Amount, if any,  required to be paid by it under the Financial  Warranty in accordance with the terms of this Agreement  including by reason of the Calculation Agent failing to provide to the  Adviser or the Fund a  certificate  certifying  the calculation  of the  Aggregate  Shortfall  Amount  within  two  Business  Days following  the Maturity Date or if there is a final  determination  by a court of competent  jurisdiction  that the Aggregate  Shortfall Amount determined by the  Calculation  Agent  and  included  in such  certificate  is less than the actual  Aggregate  Shortfall  Amount as  determined  by such court;  provided, however,  that (A) the Warranty Provider shall not be liable for any Losses to the extent that such Losses result,  directly or  indirectly,  from any action or omission on the part of any of the Fund/Adviser  Parties which  constitutes negligence,  recklessness,  bad  faith,  willful  misconduct  or fraud by such
Fund/Adviser  Party  and (B) the  Warranty  Provider's  liability  under  this
Section  5.2(c)  shall be  subject to the  limitations  in  Section  8.4.  The
Warranty  Provider  agrees  to  promptly  reimburse  any of  the  Fund/Adviser
Parties  for all Losses in respect of which  indemnification  may be sought by such  Fund/Adviser  Party  hereunder  as they are incurred or suffered by such
Fund/Adviser   Party.   For  the  avoidance  of  doubt,  and  not  by  way  of
limitation,  the parties hereby acknowledge and agree that the indemnification obligations  of the Warranty  Provider for any alleged breach of any warranty, any alleged  inaccuracy of any  representation  and any threatened  failure to fulfill an agreement or covenant  under  subsections  (i) and (ii) above shall not apply in the case of disputes  between the  Warranty  Provider  and one or
more   Fund/Adviser   Parties   unless  such   dispute  has  been   determined
substantially  in favor of the  Fund/Adviser  Party or  Parties  by a court of competent jurisdiction.

Section 5.3 Indemnification Procedure.

(a)   The party or parties  being  indemnified  are  referred to herein as the
"Indemnified  Party" and the  indemnifying  party is referred to herein as the
"Indemnifying  Party." In the event that any party  shall  incur or suffer any
Losses  in  respect  of which  indemnification  may be  sought  by such  party hereunder,  the Indemnified Party shall assert a claim for  indemnification by written  notice  (the  "Indemnification  Notice")  to the  Indemnifying  Party
stating the nature and basis of such claim.  In the case of Losses  arising by reason of any third party  claim,  the  Indemnification  Notice shall be given within thirty (30) days of the filing or other  written  assertion of any such claim against the Indemnified  Party, but the failure of the Indemnified Party to give the  Indemnification  Notice within such time period shall not relieve the Indemnifying  Party of any liability that the Indemnifying  Party may have to the Indemnified  Party,  except to the extent that the  Indemnifying  Party demonstrates  that the  defense  of such  action  has been  prejudiced  by the
Indemnified Party's failure to give such Indemnification Notice.

(b)   In the case of third party claims for which  indemnification  is sought, the  Indemnifying  Party shall have the option (i) to conduct any  proceedings or  negotiations  in  connection  therewith,  (ii) to  take all other steps to settle or defend any such claim  (provided that the  Indemnifying  Party shall not settle any such claim without the consent of the Indemnified  Party (which consent shall not be unreasonably  withheld or delayed)),  and (iii) to employ counsel to contest any such claim or liability in the name of the  Indemnified
Party or otherwise.  In any event, the Indemnified  Party shall be entitled to participate  at its own  expense  and by its own  counsel  in any  proceedings relating  to any third party  claim.  The  Indemnifying  Party  shall,  within twenty  (20)  days  of  receipt  of the  Indemnification  Notice,  notify  the
Indemnified  Party of its  intention  to assume the defense of such claim.  If
(i) the  Indemnifying  Party  shall  decline to assume the defense of any such claim,  (ii) the Indemnifying Party shall fail to notify the Indemnified Party within  twenty (20) days after  receipt of the  Indemnification  Notice of the
Indemnifying  Party's  election to defend such claim or (iii) the  Indemnified
Party shall have reasonably  concluded that there may be defenses available to it  which  are  different  from  or in  addition  to  those  available  to the
Indemnifying  Party or a conflict  exists between the  Indemnifying  Party and the  Indemnified  Party (in which case the  Indemnifying  Party shall not have the right to direct the  defense of such  action on behalf of the  Indemnified
Party),  the  Indemnified  Party  shall  defend  against  such  claim  and the
Indemnified   Party  may  settle  such  claim   without  the  consent  of  the
Indemnifying   Party,  and  the  Indemnifying  Party  may  not  challenge  the reasonableness  of any  such  settlement.  The  expenses  of all  proceedings, contests or lawsuits in respect of such claims  shall be borne and paid by the
Indemnifying  Party (up to a limit of one  counsel  in the case of  attorneys'
fees)  and  the  Indemnifying  Party  shall  pay  the  Indemnified  Party,  in immediately  available  funds,  as such Losses are  incurred  upon  receipt of supporting  documentation thereof.  Regardless of which party shall assume the defense of the claim,  the parties  agree to cooperate  fully with one another in  connection  therewith.  In the  event  that  any  Losses  incurred  by the
Indemnified  Party do not involve payment by the Indemnified  Party of a third party claim,  then,  the  Indemnifying  Party shall pay,  within ten (10) days after  agreement on the amount of Losses or the occurrence of a  determination of such amount  payable,  to the Indemnified  Party, in immediately  available funds,  the  amount  of  such  Losses.  Anything  in this  Section 5.3  to the contrary  notwithstanding,  the  Indemnifying  Party  shall not,  without  the
Indemnified  Party's prior written consent,  settle or compromise any claim or consent to entry of any judgment in respect  thereof  which imposes any future obligation  on  the  Indemnified  Party  or  which  does  not  include,  as an unconditional  term  thereof,  the giving by the  claimant or plaintiff to the
Indemnified Party, a release from all liability in respect of such claim.

(c)   The  remedies  provided  for in this Article V shall not be exclusive of any other rights or remedies available to one party against the other,  either at law or in equity.

Section 5.4 Contribution.

(a)   To provide for just and equitable  contribution,  if the indemnification by an  Indemnifying  Party  provided  for in  Article V of this  Agreement  is determined to be unavailable or  insufficient to hold harmless any Indemnified
Party in respect of any Losses,  such  Indemnifying  Party shall contribute to the  amount  paid or  payable  by such  Indemnified  Party as a result of such
Losses (A) in such  proportion as shall be appropriate to reflect the relative fault of the Indemnifying  Party on the one hand and the Indemnified  Party on the other with  respect to the matter  that  resulted in such Losses or (B) if the  allocation  provided by clause (A) above is not  permitted by  applicable law, in such  proportion  as is  appropriate  to reflect not only the relative fault referred to in clause (A) above but also the relative  benefits received by each of such  parties  from the  offering  of the Shares and  entering  and performance  of  this  Agreement,  as  well as any  other  relevant  equitable considerations.  The relative fault of each Indemnifying Party on the one hand and each  Indemnified  Party on the other shall be determined by reference to, among other  things,  whether  (i) any  negligence,  recklessness,  bad faith, willful  misconduct or fraud relates to action or inaction  within the control of the Indemnifying  Party or the Indemnified  Party and the parties' relative intent,  knowledge,  access to  information  and  opportunity  to  correct  or prevent such negligence,  recklessness, bad faith, willful misconduct or fraud and (ii) any  untrue or alleged  untrue  statement  of a material  fact or the omission  or alleged  omission  of a  material  fact  relates  to  information supplied by or action  within the control  of, the  Indemnifying  Party or the
Indemnified  Party and the  parties'  relative  intent,  knowledge,  access to
information   and   opportunity  to  correct  or  prevent  such  statement  or omission.  The parties  hereto  agree that it would not be just and  equitable if  contributions  pursuant to this Section 5.4 were to be  determined  by pro rata  allocation or by any other method of allocation  that does not take into account the equitable considerations referred to herein.

(b)   Each  Indemnifying  Party agrees to promptly  reimburse  an  Indemnified
Party for all Losses in respect of which  contribution may be sought hereunder as they are incurred or suffered by such Indemnified Party.

ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations  and  Warranties  of the  Adviser.  To induce  the
Warranty  Provider  to enter into this  Agreement  and to issue the  Financial
Warranty,  the Adviser hereby represents and warrants to the Warranty Provider as follows, on and as of the effective date hereof:

(a)   The Adviser (i) is a corporation  duly organized,  validly  existing and in good standing  under the laws of the State of Colorado,  (ii) has the power and  authority,  and the legal  right,  to own its  assets  and to transact the business in which it is engaged,  (iii) is  duly  qualified to do  business  and  is  in  good  standing  under  the  laws  of  each jurisdiction  where its ownership or lease of property or the conduct of its business  requires such  qualification,  except where the failure to so qualify could not  reasonably  be expected to have an Adverse  Effect and (iv) is in compliance  with all  Requirements  of Law,  except where non-compliance  could not  reasonably  be  expected  to have an  Adverse
      Effect.

(b)   The  Adviser  has the  power and  authority,  and the  legal  right,  to execute,  deliver  and  perform its  obligations  under the  Transaction
      Documents  to which it is a party  and has taken  all  necessary  action required by applicable  Requirements  of Law to authorize the execution, delivery and performance of the  Transaction  Documents to which it is a party.  Except as has been  obtained,  no consent or  authorization  of, filing with, or other act by or in respect of, any Government  Authority or any other  Person  is  required  in  connection  with the  execution, delivery,  performance,  validity  or  enforceability  by or against the
      Adviser of the Transaction  Documents to which it is a party, other than such  consents,  authorizations,  filings  or acts the  absence of which could  not  reasonably  be  expected  to have an  Adverse  Effect.  This
      Agreement  has been,  and each other  Transaction  Document to which the
      Adviser is a party will be, duly  executed  and  delivered  on behalf of the Adviser.  This  Agreement  constitutes,  and each other  Transaction
      Document to which the Adviser is a party,  when executed and  delivered, will constitute,  a legal,  valid and binding  obligation of the Adviser
      enforceable   against  it  in  accordance  with  its  terms,  except  as enforceability  may be limited  by  applicable  bankruptcy,  insolvency, reorganization,  moratorium or similar laws affecting the enforcement of
      creditors'  rights  generally  and  by  general   equitable   principles
      (whether enforcement is sought by proceedings in equity or at law).

(c)   The  execution,   delivery  and   performance  by  the  Adviser  of  the
      Transaction  Documents  to  which  it is a  party  do not and  will  not violate any Requirement of Law or Contractual  Obligation of the Adviser
      and will not result in, or require,  the creation or  imposition  of any
      Lien on any of its  property,  assets or  revenues,  except  where  such violation  or Lien could not  reasonably  be expected to have an Adverse
      Effect.  The Adviser is not in violation of any Contractual  Obligation, except where such violation  could not reasonably be expected to have an
      Adverse Effect.

(d)    Other than the  proceedings  disclosed to the Warranty  Provider in the
      Letter  Agreement,  no  litigation,  proceeding or  investigation  of or before any  arbitrator  or  Government  Authority  is pending or, to the
      Adviser's  knowledge,  threatened  by or against  the Adviser or against any of its  properties  or  revenues  (i) asserting  the  invalidity  or unenforceability  of any of the Transaction  Documents,  (ii) seeking to prevent the consummation of any of the transactions  contemplated by the
      Transaction  Documents,  (iii) seeking  any determination or ruling that
      could   reasonably   be   expected   to  have  an   Adverse   Effect  or
      (iv) asserting  any  violation  by  the  Adviser  or  the  Fund  of  the
      Investment  Advisers Act or the Investment Company Act or the respective rules and  regulations  thereunder  or alleging  that the Adviser or the
      Fund  committed  or engaged in or  attempted  to commit or engage in any act, practice or course of business which is fraudulent,  deceptive,  or manipulative.

(e)   The Adviser is duly  registered  with the  Commission  as an  investment adviser  under  the  Investment  Advisers  Act;  and to the  best of the
      Adviser's  knowledge there does not exist any proceeding or any facts or
      circumstances   the  existence  of  which  could  adversely  affect  the
      registration  of the  Adviser  with the  Commission;  the Adviser is not prohibited  by any  provision  of  the  Investment  Advisers  Act or the
      Investment   Company  Act,  or  the  respective  rules  and  regulations thereunder,  from  acting  as an  investment  adviser  of  the  Fund  as contemplated hereunder.

(f)   All factual  information  prepared and  furnished by or on behalf of the
      Adviser to the Warranty  Provider and/or the Calculation  Agent (whether prepared  by the  Adviser or any other  Person)  for  purposes  of or in
      connection  with  this  Agreement,   any  Transaction  Document  or  any
      transaction  contemplated  hereby or thereby is true and accurate in all material  respects on the date as of which such  information is dated or certified and such  information  taken as a whole does not omit to state any material fact  necessary to make such  information in the context in which it is furnished not misleading.

(g)   To the best of the Adviser's knowledge,  no statute,  rule,  regulation, order or publicly  available  interpretation of any such statute,  rule, regulation  or order by a  Government  Authority  has  been  enacted  or deemed  applicable  by any  Government  Authority  that  would  make the transactions  contemplated  by  the  Transaction  Documents  illegal  or otherwise prevent the consummation thereof by the Adviser.

(h)   The  Trust  is  duly  registered  with  the  Commission  as an  open-end management  investment  company under the Investment Company Act and has
      been  operated  in   compliance  in  all  material   respects  with  the
      Investment Company Act and the rules and regulations  thereunder and the
      Commission has not issued any order  preventing or suspending the use of any  prospectus  relating  to any Class of  Shares  and the Fund has not received any notice from the Commission  pursuant to Section 8(e) of the
      Investment Company Act with respect to the Registration Statement.

(i)   The  Underlying  Fund is  duly  registered  with  the  Commission  as an open-end management  investment company under the Investment Company Act and has been operated in  compliance  in all material  respects with the
      Investment Company Act and the rules and regulations  thereunder and the
      Commission has not issued any order  preventing or suspending the use of any prospectus  relating to any class of shares of the  Underlying  Fund and the Underlying  Fund has not received any notice from the Commission pursuant to Section 8(e)  of the Investment  Company Act with respect to the  registration  statement  on Form N-1A  currently  in effect for the
      Underlying  Fund.  The shares of each class of the  Underlying  Fund are duly authorized and validly issued and are  outstanding,  fully paid and nonassessable  and conform in all  respects to the  description  thereof contained in the registration statement with respect to such shares.

(j)   No  employee,   officer,   trustee,   investment  adviser  or  principal
      underwriter  of the Fund is  ineligible  or subject to  disqualification pursuant  to  Section  9(a) or 9(b) of the  Investment  Company  Act and
      there is no proceeding or investigation  pending or, to the knowledge of the Adviser,  threatened that would reasonably be expected to become the basis  for any  such  ineligibility  or  disqualification.  Neither  the
      Adviser,  nor any "person  associated  with an  investment  adviser" (as defined in the  Investment  Advisers  Act),  is ineligible or subject to disqualification  pursuant to Sections  203(e) or (f) of the  Investment
      Advisers  Act  to  serve  as  an  investment  adviser  or  as  a  person associated  with an  investment  adviser and there is no  proceeding  or investigation  pending or, to the  knowledge of the Adviser,  threatened that  would  reasonably  be  expected  to become  the basis for any such ineligibility or disqualification.

(k)    The  Adviser is not aware of any action or inaction by it or any of the registered  investment  companies  for  which it  serves  as  investment advisor,  administrator,  manager or sponsor (including the Fund and the
      Underlying  Fund, the  "Oppenheimer  Advised  Funds"),  including by any officer,  director,  employee  or agent of any such  person,  that would constitute  a  material  violation  of any  statute,  rule,  regulation,
      No-Action  Letter or Interpretive  Release of the  Commission,  internal policy of the Adviser or any  Oppenheimer  Advised  Fund,  or  fiduciary responsibility,  including  by  permitting  or otherwise  condoning  (1)
      frequent  trading  activity by a shareholder of an  Oppenheimer  Advised
      Fund that would be  contrary  to the  published  policy of the  relevant
      Oppenheimer  Advised Fund or that would be disruptive to the  management of portfolios which the Adviser advises,  (2) late trading activity,  or
      (3)  selective  disclosure  of  portfolio  holdings  except as otherwise disclosed in the  applicable  Oppenheimer  Advised  Fund's  registration statement.

(l)   No Class of Shares of the Fund is  authorized  or  scheduled  to convert into  Shares of any other  Class of Shares of the Fund during the period after the Offering Period through and including the Maturity Date.

Section 6.2 Representations  and  Warranties  of the  Trust on  Behalf of the
Fund.  The Trust on behalf of the Fund hereby  represents  and warrants to the
Warranty Provider as follows, on and as of the effective date hereof:

(a)   The Trust (i) is a business trust duly formed,  validly  existing and in good  standing  under  the laws of the  Commonwealth  of  Massachusetts;
      (ii) has  the  power and  authority,  and the  legal  right,  to own its assets and to transact  the  business  in which it is engaged;  (iii) is duly  qualified to do business and is in good standing under the laws of each  jurisdiction  where  its  ownership  or lease of  property  or the conduct of its business  requires such  qualification,  except where the failure  to so  qualify  could not  reasonably  be  expected  to have an
      Adverse Effect;  and (iv) is in compliance with all Requirements of Law, except where  non-compliance could not reasonably be expected to have an
      Adverse Effect.

(b)   The Trust has the power and  authority,  and the legal right,  on behalf of the Fund, to execute,  deliver and perform its obligations  under the
      Transaction  Documents  to which  the Fund is a party  and has taken all
      necessary   action  required  by  applicable   Requirements  of  Law  to
      authorize the execution,  delivery and  performance  of the  Transaction
      Documents  to which the Fund is a party.  No  consent  or  authorization of,  filing  with,  or other act by or in  respect  of,  any  Government
      Authority  or any  other  Person  is  required  in  connection  with the execution,  delivery,  performance,  validity  or  enforceability  by or against the Fund of the  Transaction  Documents  to which it is a party, other than the filing under the Acts of the  Registration  Statement and the  Prospectus,  filings  in  accordance  with  Blue  Sky  laws and the requisite  approval of the Trust's  Board of  Trustees,  other than such consents,  authorizations,  filings or acts,  the absence of which could not  reasonably be expected to have an Adverse  Effect.  This  Agreement has been,  and each other  Transaction  Document to which the Trust,  on behalf of the Fund,  is a party will be, duly  executed and delivered on
      behalf  of  the  Fund.  This  Agreement  constitutes,   and  each  other
      Transaction  Document  to which the Trust,  on behalf of the Fund,  is a party, when executed and delivered,  will constitute, a legal, valid and
      binding  obligation  of  the  Fund  enforceable   against  the  Fund  in
      accordance with its terms,  except as  enforceability  may be limited by
      applicable  bankruptcy,   insolvency,   reorganization,   moratorium  or
      similar laws affecting the  enforcement of creditors'  rights  generally and by general equitable  principles  (whether  enforcement is sought by proceedings in equity or at law).

(c)   The execution,  delivery and  performance by the Trust, on behalf of the
      Fund,  of the  Transaction  Documents  to  which  the  Fund  is a  party
      (including  the  Declaration  of Trust) do not and will not  violate any
      Requirement  of Law or  Contractual  Obligation of the Fund and will not result in, or require,  the creation or imposition of any Lien on any of its property,  assets or revenues,  except where such  violation or Lien could not  reasonably  be expected to have an Adverse  Effect.  The Fund is not in violation  of any  Contractual  Obligation,  except where such violation could not reasonably be expected to have an Adverse Effect.

(d)   Other than the  proceedings  disclosed to the  Warranty  Provider in the
      Letter  Agreement,  no litigation,  proceeding or  investigation  of, or before any  arbitrator or  Governmental  Authority is pending or, to the
      Fund's  knowledge,  threatened  by or against the Fund or against any of
      its   properties   or   revenues   (i) asserting   the   invalidity   or
      unenforceability  of any of the Transaction  Documents,  (ii) seeking to prevent the consummation of any of the transactions  contemplated by the
      Transaction  Documents,  (iii) seeking  any determination or ruling that
      could   reasonably   be   expected   to  have  an   Adverse   Effect  or
      (iv) asserting  any violation by the Fund of the Investment  Company Act or the rules and  regulations  promulgated  thereunder  or alleging that the Fund  committed  or engaged in or  attempted  to commit or engage in any act, practice or course of business which is fraudulent,  deceptive, or manipulative.

(e)   The  Trust  is  duly  registered  with  the  Commission  as an  open-end management  investment  company under the Investment Company Act and has
      been  operated  in   compliance  in  all  material   respects  with  the
      Investment Company Act and the rules and regulations  thereunder and the
      Commission has not issued any order  preventing or suspending the use of any  prospectus  relating  to any Class of  Shares  and the Fund has not received any notice from the Commission  pursuant to Section 8(e) of the
      Investment Company Act with respect to the Registration Statement.

(f)   During the period  commencing  on the first day of the  Offering  Period
      through  and   including  the  Maturity   Date,   the  Fund  will  be  a
      "diversified" fund within the meaning of the Investment Company Act.

(g)   The Shares of each Class of Shares of the Fund are duly  authorized  and validly issued and are outstanding and fully paid and are  nonassessable by the Trust and  conform in all  respects  to the  description  thereof contained in the  Registration  Statement and Prospectus with respect to such Class of Shares.

(h)   The Registration  Statement and the Prospectus  (other than with respect to any information  relating solely to the Warranty Provider included in the Registration  Statement or the Prospectus which has been provided by the  Warranty  Provider in writing for  inclusion  therein  under the WP
      Information  Letter)  (A) have been  prepared  by the Trust in  material conformity  with  the  requirements  of  the  Acts  and  the  rules  and regulations  of  the  Commission  thereunder;  (B)  have  been  declared effective by the Commission;  (C) contain all information and statements
      which  are   required  by  the  Acts  and  the  rules  and   regulations
      thereunder;  and (D) do not contain any untrue  statement  of a material fact or omit to state any material  fact  required to be stated  therein or  necessary  to make  the  statements  therein,  in the  light  of the circumstances under which they were made, not misleading.

(i)   All factual  information  prepared and  furnished by or on behalf of the
      Fund to the Warranty  Provider  and/or the  Calculation  Agent  (whether prepared  by the  Fund  or  any  other  Person)  for  purposes  of or in
      connection  with  this  Agreement,   any  Transaction  Document  or  any
      transaction  contemplated  hereby or thereby is true and accurate in all material  respects on the date as of which such  information is dated or certified and such  information  taken as a whole does not omit to state any material fact  necessary to make such  information in the context in which it is furnished not misleading.

(j)   To the best of the  Fund's  knowledge,  no  statute,  rule,  regulation, order or publicly  available  interpretation of any such statute,  rule, regulation  or order by a  Government  Authority  has  been  enacted  or deemed  applicable  by any  Government  Authority  that  would  make the transactions  contemplated  by this  Agreement or any other  Transaction
      Document  to  which  it is a party  illegal  or  otherwise  prevent  the consummation thereof by the Fund.

(k)   No  employee,   officer,   trustee,   investment  adviser  or  principal
      underwriter  of the Fund is  ineligible  or subject to  disqualification pursuant  to  Section  9(a) or 9(b) of the  Investment  Company  Act and
      there is no proceeding or investigation  pending or, to the knowledge of the Fund,  threatened  that would  reasonably  be expected to become the basis for any such ineligibility or disqualification.

(l)   The Trust on  behalf  of the Fund has not taken any  action or failed to take any action (including by any officer,  director,  employee or agent of  the  Trust  or  the  Adviser),  that  would  constitute  a  material
      violation  of  any  statute,  rule,  regulation,   No-Action  Letter  or
      Interpretive Release of the Commission,  internal policy of the Fund, or
      fiduciary   responsibility,   including  by   permitting   or  otherwise
      condoning (1) frequent  trading  activity by a  shareholder  of the Fund that  would be  contrary  to the  published  policy  of the Fund or that would be disruptive to its portfolio,  (2) late trading activity, or (3)
      selective  disclosure  of its  portfolio  holdings that is not otherwise disclosed in its Registration Statement.

(m)   No Class of Shares of the Fund is  authorized  or  scheduled  to convert into  Shares of any other  Class of Shares of the Fund during the period after the Offering Period through and including the Maturity Date.

(n)   The Fund has received from the Commission such  exemptive,  no-action or other relief from the Investment  Company Act (and the rules promulgated thereunder)  such that it may  operate  in a "fund of  funds"  structure whereby the Fund is able to purchase and hold the  securities  and other
      instruments   contemplated   by  this   Agreement,   including   without
      limitation shares of the Underlying Fund and S&P Futures.

Section 6.3 Representations  and  Warranties  of the  Warranty  Provider.  The
Warranty  Provider hereby  represents and warrants to the Adviser and the Fund as follows, on and as of the effective date hereof:

(a)   The Warranty  Provider (i) is an industrial bank,  organized and in good standing  under  the laws of the  State of Utah;  (ii) has the power and authority,  and the legal  right,  to own its assets and to transact the business in which it is engaged;  (iii) is duly qualified to do business and is in good standing  under the laws of each  jurisdiction  where its ownership or lease of property or the conduct of its  business  requires such  qualification,  except  where the failure to so qualify  would not reasonably  be  expected to have an Adverse  Effect with  respect to the
      Warranty  Provider;  and (iv) is in compliance with all  Requirements of
      Law,  except where  non-compliance  would not  reasonably be expected to have an Adverse Effect with respect to the Warranty Provider.

(b)   The Warranty  Provider has the power and  authority  and the legal right to execute,  deliver and perform its  obligations  under this  Agreement and any other Transaction  Document to which it is a party and has taken all  necessary  action  required by  applicable  Requirements  of Law to authorize the execution,  delivery and performance of this Agreement and any other  Transaction  Document  to which it is a party.  Except as has been  obtained,  no consent or  authorization  of, filing with, or other act by or in respect of, any  Government  Authority  or any other Person is required in connection  with the  execution,  delivery,  performance, validity or  enforceability  by or against the Warranty  Provider of the
      Transaction  Documents to which it is a party, other than such consents,
      authorizations,   filings  or  acts  the  absence  of  which  could  not
      reasonably  be expected to have an Adverse  Effect.  This  Agreement has been,  and  each  other  Transaction  Document  to  which  the  Warranty
      Provider is a party will be, duly  executed  and  delivered on behalf of the  Warranty  Provider.  This  Agreement  constitutes,  and each  other
      Transaction  Document to which the  Warranty  Provider is a party,  when executed and  delivered,  will  constitute,  a legal,  valid and binding
      obligation  of  the  Warranty   Provider   enforceable   against  it  in
      accordance with its terms,  except as  enforceability  may be limited by
      applicable  bankruptcy,   insolvency,   reorganization,   moratorium  or
      similar laws affecting the  enforcement of creditors'  rights  generally and by general equitable  principles  (whether  enforcement is sought by proceedings in equity or at law).

(c)   The  execution,  delivery and  performance  by the Warranty  Provider of each of this  Agreement and any other  Transaction  Document to which it is a party  does not and  will not  violate  any  Requirement  of Law or
      Contractual  Obligation of the Warranty Provider and will not result in, or  require,  the  creation  or  imposition  of any  Lien  on any of its property,  assets or revenues, except where such violation or Lien could not  reasonably  be expected to have an Adverse  Effect with  respect to the  Warranty  Provider.  The  Warranty  Provider is not in violation of any  Contractual  Obligation,  except  where  such  violation  could not reasonably  be  expected to have an Adverse  Effect with  respect to the
      Warranty Provider.

(d)   No litigation,  proceeding or  investigation of or before any arbitrator or  Government  Authority  is  pending  or, to the  Warranty  Provider's knowledge,  threatened by or against the Warranty Provider (i) asserting the  invalidity  or  unenforceability  of any of this  Agreement  or any other  Transaction  Document to which it is a party,  or (ii) seeking to prevent the  consummation  of any of the  transactions  contemplated  by this Agreement or any other Transaction  Document to which it is a party or (iii) seeking any  determination  or ruling that could  reasonably be expected  to  have  an  Adverse  Effect  with  respect  to the  Warranty
      Provider.

(e)   To the best of the  Warranty  Provider's  knowledge,  no statute,  rule, regulation,  order  or  publicly  available  interpretation  of any such statute,  rule, regulation or order by any Government Authority has been enacted or deemed  applicable  by any  Government  Authority  that would make  the  transactions  contemplated  by this  Agreement  or any  other
      Transaction  Document  to  which  it is a  party  illegal  or  otherwise prevent the consummation thereof by the Warranty Provider.

(f)   all  information  provided by the  Warranty  Provider to the Adviser and the  Trust as set  forth in the WP  Information  Letter  (including  the audited financial  statements  referenced  therein) is true and accurate in all material  respects as of the date of such WP  Information  Letter and  such  information  taken as a whole  does  not  omit to  state  any material  fact  necessary  to make such  information  in the  context in which it is furnished not misleading;  provided, that any representation regarding any  information in the WP Information  Letter that references the Warranty Provider's  financial statements shall be deemed to be made as of the  date  and  for the  periods  referred  to in  such  financial statements.

(g)   The  financial  statements  of the  Warranty  Provider  included  in the
      Trust's  Registration  Statement  with  respect  to  the  Fund  and  any financial  statements  subsequently  made available to the Fund pursuant to  Section 7.4,  fairly  present or will fairly present in all material respects  the  financial  position  of the  Warranty  Provider as of the dates and for the periods  referred to therein  and in  conformity  with generally accepted accounting principles applied on a consistent basis.

(h)   The Warranty  Provider is "well  capitalized"  within the meaning of the
      capital  maintenance   regulations  of  the  Federal  Deposit  Insurance
      Corporation ("FDIC"), 12 C.F.R. Part 325.

ARTICLE VII

                                  COVENANTS

Section 7.1 Covenants  of  the  Adviser.  The  Adviser  hereby  covenants  and agrees  that  through  the  Termination  Date  and so  long  as a  drawing  is available under the Financial Warranty:

(a)   it shall  not  amend,  supplement,  modify,  terminate,  or agree to any waiver of any rights with respect to, any of the  Transaction  Documents
      (other than amendments or supplements to the  Registration  Statement or
      Prospectus  pursuant to Rules 485 or 497 under the  Securities  Act that do  not  modify  references  to or  otherwise  relate  to  the  Warranty
      Provider,  this  Agreement  or the  Financial  Warranty  or include  any change to the Fund's investment  objective or any material change to the
      Fund's  investment  policies or  strategies),  without the prior written
      consent  of  the  Warranty   Provider,   which   consent  shall  not  be
      unreasonably withheld or delayed;

(b)   for the period  after the  Offering  Period  through and  including  the
      Maturity  Date,  other than in connection  with the redemption of Shares by a Shareholder,  the  reinvestment of dividends and  distributions  or the  transfer  of Shares  that does not  result  in an  increase  in the
      Shares that are issued and  outstanding,  it shall not allow the Fund to change the number of Shares issued and outstanding;

(c)   it shall notify the  Warranty  Provider  promptly of (i) any  request by the Commission for (A) an amendment to the  Registration  Statement with respect  to any  Class  of  Shares  of the Fund or a  supplement  to the
      Prospectus  with  respect to any Class of Shares of the Fund,  or (B) an amendment  to the  registration  statement of the  Underlying  Fund or a supplement to the prospectus of the Underlying Fund,  (ii) the  issuance by the Commission of any  stop-order  suspending  the  effectiveness  of
      (A) the  Registration  Statement  with respect to any Class of Shares of the Fund or the initiation or threat of any such stop-order  proceeding, or  (B) the  registration  statement  of  the  Underlying  Fund  or  the initiation or threat of any such  stop-order  proceeding,  (iii) receipt by the Trust of a notice  from or order of the  Commission  pursuant  to
      Section 8(e)  of  the  Investment   Company  Act  with  respect  to  any
      Registration  Statement  with respect to the Fund or  (B) receipt by the
      Underlying Fund of a notice from or order of the Commission  pursuant to
      Section 8(e)  of  the  Investment   Company  Act  with  respect  to  any
      registration   statement  with  respect  to  the  Underlying   Fund,  or
      (iv) receipt  by the Adviser,  the  Underlying  Fund or the Trust of any
      subpoena,   Wells  Notice,  or  other  similar  document  indicating  or threatening  the  initiation of a formal  investigation  of the Adviser, the Underlying Fund or the Fund by any Person or Government Authority;

(d)   within five days after the filing with the  Commission  of any amendment to the  Registration  Statement  with  respect to any Class of Shares or supplement  to the  Prospectus  with respect to any Class of Shares,  it shall  furnish  a copy  thereof  to  the  Warranty  Provider;  provided, however,  that the  Adviser  shall  within a  reasonable  period of time prior to filing with the  Commission of any such amendment or supplement furnish a copy  thereof to the  Warranty  Provider  and obtain the prior written  consent of the Warranty  Provider,  which  consent shall not be
      unreasonably   withheld,   if  such  amendment  or  supplement  modifies
      references  to or  otherwise  relates  to the  Warranty  Provider,  this
      Agreement  or the  Financial  Warranty  or  includes  any  change to the
      Fund's  investment  objective  or any  material  change  to  the  Fund's investment policies or strategies;

(e)   it shall manage the Fund  Portfolio  in  accordance  with the  Portfolio
      Requirements;

(f)   it  shall  not,  without  the  prior  written  consent  of the  Warranty
      Provider, elect to terminate any Transaction Document;

(g)   it shall comply in all material  respects with the terms and  provisions of all  Requirements  of Law  (including  the  Acts  and the  Investment
      Advisers  Act and in each  case the rules  and  regulations  promulgated thereunder)  with  respect to the Fund and it shall  obtain and maintain all licenses,  permits,  charters and registrations  which are necessary to the  conduct  of its  business  or where the  failure  to obtain  and maintain  the same  could  reasonably  be  expected  to have an  Adverse
      Effect;

(h)   it shall promptly inform the Warranty  Provider of any Potential Trigger
      Events and the action, inaction,  omission, event or circumstance giving rise thereto;

(i)   it shall  promptly  inform  the  Warranty  Provider  in  writing  of the occurrence  of any of the  following  events of which it has  knowledge:
      any  Litigation  Event,  Regulatory  Change,  Regulatory  Event or other event in each case that could  reasonably be expected to have an Adverse
      Effect;

(j)   it shall  promptly and fully  perform all of, and comply in all respects with, its obligations  (i) under each  Transaction  Document to which it is a party, and (ii) under each other agreement,  instrument or contract delivered in connection  with a Transaction  Document and by which it is bound,  except in each  case to the  extent  that  such  non-performance could not  reasonably  be expected  to have an Adverse  Effect and shall
      provide  the  Warranty   Provider  with  written  notice  promptly  upon
      becoming  aware  of any  breach  by it of  the  provisions  of any  such agreements.  The  Adviser  shall take all action  necessary  to preserve its existence and ensure that the Transaction  Documents  remain in full force and effect;

(k)   it  shall  keep or  cause  to be kept in  reasonable  detail  books  and records of account of its  business in  relation to the Fund,  including without limitation electronic  information with respect thereto, in form and detail  customary  in the  industry  and  sufficient  to satisfy the
      Adviser's  obligation  to  provide  to the  Warranty  Provider  and  the
      Calculation Agent the information referred to herein;

(l)   it shall implement compliance  procedures reasonably designed to monitor the Fund  Portfolio's  compliance with the Portfolio  Requirements on an ongoing basis;

(m)   it shall not include any material  relating to the Warranty Provider (or any  Affiliate  thereof)  or  describing  the  terms  of  the  Financial
      Warranty or this  Agreement  in any  marketing  materials  used by or on behalf  of the  Adviser  or the  Fund  unless  such  material  has  been approved in writing by the Warranty  Provider  prior to its inclusion in such marketing materials,  such approval not to be unreasonably withheld or  delayed.  The  Warranty  Provider  shall  use its  best  efforts  to respond to any such request for approval  within five  Business  Days of its receipt of such marketing material;

(n)   it shall not delegate any of its management  responsibilities  under the
      Investment  Management  Agreement to a subadviser or subsequent  thereto terminate  such  delegation to any  subadviser or materially  modify any then existing subadvisory  agreement with any subadviser to which it has delegated any of its  management  responsibilities  under the Investment
      Management  Agreement  without the prior written consent of the Warranty
      Provider;

(o)   it shall provide to the Warranty  Provider such  additional  information with  respect  to the Trust and the Fund as the  Warranty  Provider  may
      from time to time  reasonably  request and,  after the  occurrence  of a
      Trigger  Event,  at the expense of the Adviser,  during normal  business hours with  reasonable  prior  notice  allow the  Warranty  Provider  to inspect,  audit and make copies of and abstracts from the Fund's records and to visit the offices of the  Adviser  for the  purpose of  examining such records maintained by the Adviser;

(p)   in the  case  of a  Floor  Shortfall,  it  shall  provide  the  Warranty
      Provider and the Calculation  Agent with such information  regarding the assets and liabilities of the Underlying  Fund as the Warranty  Provider
      may  reasonably  request  that  directly  or  indirectly  relate  to the existence of a Floor  Shortfall in order to allow the Warranty  Provider
      to  independently  verify  the  sector   concentration,   liquidity  and
      Volatility of the Underlying  Fund  previously  provided to the Warranty
      Provider and the Calculation Agent by the Adviser;

(q)   all factual  information  prepared and  furnished by or on behalf of the
      Adviser to the Warranty  Provider and/or the Calculation  Agent (whether prepared  by the  Adviser or any other  Person)  for  purposes  of or in
      connection  with  this  Agreement,   any  Transaction  Document  or  any
      transaction  contemplated hereby or thereby will be true and accurate in all material  respects on the date as of which such information is dated or  certified  and such  information  taken as a whole  will not omit to state  any  material  fact  necessary  to make such  information  in the context in which it is furnished not misleading;

(r)   it has not and will not cause the Trust to establish  or  designate  any series of the Trust other than the Fund;

(s)   it shall (A)  immediately  upon notice to the Adviser  from the Warranty
      Provider,  the  Calculation  Agent or the  Custodian  that the  Warranty
      Provider   has   exercised   its  right  to  deliver   the   Irrevocable
      Instructions,  deliver to the Custodian (1) a schedule setting forth (i)
      the dates of  expected  payments  of  expected  Fund Fees and  Expenses, exclusive  of any  Extraordinary  Expenses,  for  the  remainder  of the
      Protected  Period  and  (ii)  the  amount  of  any  redemption  requests reasonably  anticipated  to be received by the Fund within the next five
      Exchange Business Days and (2) a notice  instructing the Custodian as to which  broker or dealer the  Custodian  shall  utilize  to  execute  any transaction to purchase or sell  securities in accordance with the terms
      of  the  Irrevocable   Instructions;   (B) thereafter   deliver  to  the
      Custodian  on a periodic  basis as  necessary  a notice  specifying  the amount of redemption requests  reasonably  anticipated to be received by the Fund  within a rolling  five  Exchange  Business  Day period and any appropriate  changes to the schedule setting forth the dates of expected
      payments  of  expected  Fund  Fees  and   Expenses,   exclusive  of  any
      Extraordinary  Expenses;  and (C) at all times do, make, honor,  execute and deliver  (and shall  likewise  use  reasonable  efforts to cause the
      Trust, on behalf of the Fund, to do, make,  honor,  execute and deliver)
      all  such  additional  and  further  acts,   information,   instruments,
      documents  and  Instructions  (the terms  referenced in (A), (B) and (C)
      shall  collectively be referred to as, "Permitted  Instructions") as the
      Custodian  may  at  any  time  reasonably  request  (each  in  form  and
      substance   satisfactory  to  the  Custodian)  in  connection  with  the
      Irrevocable  Instructions.  The  Adviser  hereby  covenants  and  agrees that, other than in the case of Conflicting  Instructions (as defined in the Custodian  Agreement) approved by all necessary actions of the Board of Trustees of the Trust, all Permitted  Instructions delivered by it to the  Custodian  shall be consistent  with the intent of the  Irrevocable
      Instructions and be in accordance the terms of the Service Agreement;

(t)   During the period after the Offering  Period  through and  including the
      Maturity  Date,  the  Fund  will  not  offer,  sell or  otherwise  issue
      (including by means of reinvestment of dividends or  distributions)  any
      Shares of any Class of Shares of the Fund that  authorize or permit such
      Shares to be converted into, or otherwise  substituted  for, a different
      Class of Shares of the Fund during such period.  It is acknowledged  and agreed  that  this  limitation  shall  be in  addition  to  (and  not in limitation  of) any other  limitation  in this  Agreement  regarding the issuance of additional Shares by the Fund during this period; and

(u)   if, at any time during the period after the Offering  Period through and including  the Maturity  Date,  the Adviser  causes the Fund to hold S&P
      Futures,  the  Adviser  will  cause  the  Fund to hold in Cash  and Cash
      Equivalents  an amount  equal to the  Underlying  Value of each such S&P
      Future,  less the sum of (i) the  Futures  Margin Cash  associated  with such S&P Future and (ii) the net change  (whether  positive or negative)
      in the value of such S&P  Future at the time of  determination  from the exchange  reported  closing price of such S&P Future on the day prior to the date of determination.

Section 7.2 Covenants  of the  Trust  on  Behalf  of the  Fund.  The  Trust on
behalf of the Fund hereby  covenants  and agrees that through the  Termination
Date and so long as a drawing is available under the Financial Warranty:

(a)   within 65 days after the end of each fiscal year,  it shall  provide the
      Warranty  Provider  with true,  accurate,  correct and complete  audited statements of assets and liabilities of the Fund with values  determined
      in  accordance  with  the  procedures   described  in  the  Registration
      Statement  and in  accordance  with the  Investment  Company Act and the rules and regulations  promulgated  thereunder,  and an audited schedule of  investments  of the Fund,  each as of such  fiscal  year  end.  Such audited financial  statements will fairly and accurately  present in all material  respects  the  financial  position of the Fund as of the dates and  for  the  periods  referred  to  therein  and  in  conformity  with
      generally  accepted  accounting   principles  applied  on  a  consistent
      basis.  Such audited  financial  statements shall not contain any untrue statement  of a  material  fact or  omit  to  state  any  material  fact required  to be  stated  therein  or  necessary  to make the  statements therein  not  misleading,  in  each  case  as of the  dates  and for the periods referred to in such audited financial statements;

(b)   it shall  provide  the  Warranty  Provider  with  accurate,  correct and complete  semi-annual  (and if required to be filed with the  Commission by  applicable  law,  quarterly)  unaudited  statements  of  assets  and liabilities  of the Fund with values  determined in accordance  with the procedures  described in the  Registration  Statement  and in accordance
      with  the  Investment   Company  Act  and  the  rules  and   regulations
      promulgated   thereunder,   and  a  semi-annual  unaudited  schedule  of
      investments  of the Fund,  in each case  within 65 days after the end of such  period  (or 30 days  after  the end of such  period  if  quarterly unaudited  financials  are required to be filed with the  Commission  by applicable  law).  Such unaudited  financial  statements will fairly and accurately  present in all material  respects the financial  position of the Fund as of the dates and for the periods  referred to therein and in
      material  conformity  with  generally  accepted  accounting   principles
      applied on a  consistent  basis.  Such  unaudited  financial  statements shall not contain  any untrue  statement  of a material  fact or omit to state any material  fact  required to be stated  therein or necessary to make the  statements  therein  not  misleading,  in each  case as of the dates  and for the  periods  referred  to in  such  unaudited  financial statements;

(c)   for the period  after the  Offering  Period  through and  including  the
      Maturity  Date,  other than in connection  with the redemption of Shares by a Shareholder,  the  reinvestment of dividends and  distributions  or the  transfer  of Shares  that does not  result  in an  increase  in the
      Shares that are issued and  outstanding,  it shall not change the number of Shares issued and outstanding;

(d)   it shall  promptly and fully  perform all of, and comply in all respects with, its obligations  (i) under each  Transaction  Document to which it is a party, and (ii) under each other agreement,  instrument or contract delivered in connection  with a Transaction  Document and by which it is bound,  except in each  case to the  extent  that  such  non-performance would not  reasonably  be expected  to have an Adverse  Effect and shall
      provide  the  Warranty   Provider  with  written  notice  promptly  upon
      becoming  aware  of any  breach  by it of  the  provisions  of any  such agreements;

(e)   it shall  not  amend,  supplement,  modify,  terminate,  or agree to any waiver of any rights with respect to, any of the  Transaction  Documents
      (other than amendments or supplements to the  Registration  Statement or
      Prospectus  pursuant to Rules 485 or 497 under the  Securities  Act that do  not  modify  references  to or  otherwise  relate  to  the  Warranty
      Provider,  this  Agreement  or the  Financial  Warranty  or include  any change to the Fund's investment  objective or any material change to the
      Fund's  investment  policies or strategies) or the  Declaration of Trust in  each  case  without  the  prior  written  consent  of  the  Warranty
      Provider, which consent shall not be unreasonably withheld or delayed;

(f)   it shall not include any material  relating to the Warranty Provider (or any  Affiliate  thereof)  or  describing  the  terms  of  the  Financial
      Warranty or this  Agreement  in any  marketing  materials  used by or on behalf of the Fund unless such  material has been approved in writing by
      the  Warranty   Provider  prior  to  its  inclusion  in  such  marketing
      material.  The Warranty  Provider  shall use its best efforts to respond to any such  request  for  approval  within  five  Business  Days of its receipt of such marketing material;

(g)   it shall not  change in any  respect  the  manner in which the assets or liabilities  of the Fund are  allocated  to any Class of Shares  without the prior  written  consent of the  Warranty  Provider,  which  approval shall not be unreasonably withheld or delayed;

(h)   prior to taking any action to terminate  the  Custodian,  the Fund shall notify the Warranty  Provider and, in the event that the Custodian shall terminate the  Custodian  Agreement  with respect to the Fund,  the Fund shall  notify the Warranty  Provider  and engage a successor  Custodian;
      provided,   however,  that  the  Fund  shall  not  engage  as  successor
      Custodian  any  Custodian  that (1)  does  not  agree to be bound by the
      Service  Agreement  and by the  provisions of Sections  3.4(c),  3.4(d),
      4.1(c)  and  4.2(a) to the  extent  they are  relevant  to duties of the
      Custodian,  (2) does not have a system in place  that is  equivalent  to the JPMVIEWS System (that provides data that includes  substantially the same information  that is available via the JPMVIEWS System)  acceptable to the  Warranty  Provider in its  reasonable  discretion  or (3) is not acceptable to the Warranty Provider in its reasonable discretion;

(i)   in the event that the Adviser resigns,  the Fund elects to terminate the
      Investment  Management  Agreement  with the  Adviser  or the  Investment
      Management  Agreement  terminates in accordance with its terms, the Fund shall  immediately  notify the Warranty  Provider and engage a successor adviser; provided,  however, that the Fund shall not engage as successor adviser any adviser  (including  the Adviser) that (1) does not agree to be bound by the terms of this Agreement,  subject to applicable law, and the Service Agreement,  in each case prior to the effective date of such termination  or (2) is not  acceptable  to the Warranty  Provider in its sole discretion;

(j)   it shall comply in all material  respects with the terms and  provisions of the Acts, and the rules and regulations promulgated thereunder,  with respect to the Fund;

(k)   it promptly  shall  provide  the  Warranty  Provider  with a copy of any amendment  or waiver of any  provision of the  Transaction  Documents or the filing of any amendment to the Declaration of Trust;

(l)   it shall provide to the Warranty  Provider such  additional  information with respect to the Fund as the Warranty  Provider may from time to time reasonably request and, after the occurrence of a Trigger Event,  during normal  business hours with  reasonable  prior notice allow the Warranty
      Provider to inspect,  audit and make  copies of and  abstracts  from the
      Fund's  records  and visit the  offices  of the Fund for the  purpose of examining  such records  maintained by the Fund or the Adviser on behalf of the Fund;

(m)   in the  case  of a  Floor  Shortfall,  it  shall  provide  the  Warranty
      Provider and the Calculation  Agent with such information  regarding the assets and liabilities of the Underlying  Fund as the Warranty  Provider
      may  reasonably  request  that  directly  or  indirectly  relate  to the existence of a Floor  Shortfall in order to allow the Warranty  Provider
      to  independently  verify  the  sector   concentration,   liquidity  and
      Volatility of the Underlying  Fund  previously  provided to the Warranty
      Provider and the Calculation Agent by the Adviser;

(n)   all factual  information  prepared and  furnished by or on behalf of the
      Fund to the Warranty  Provider  and/or the  Calculation  Agent  (whether prepared  by the  Fund  or  any  other  Person)  for  purposes  of or in
      connection  with  this  Agreement,   any  Transaction  Document  or  any
      transaction  contemplated hereby or thereby will be true and accurate in all material  respects on the date as of which such information is dated or  certified  and such  information  taken as a whole  will not omit to state  any  material  fact  necessary  to make such  information  in the context in which it is furnished not misleading;

(o)   it shall not  approve or  implement  conversion  rights for any Class of
      Shares without the prior written consent of the Warranty Provider;

(p)   the Fund  Portfolio  shall be managed in  accordance  with the Portfolio
      Requirements;

(q)   it  shall  maintain  a  fidelity  bond  with  respect  to its  officers, trustees,  employees  and  agents of the type and in the  amounts  as is required  by law under  Rule  17g-1 of the  Investment  Company  Act for funds similar to the Fund;

(r)   During the period after the Offering  Period  through and  including the
      Maturity  Date,  the  Fund  will  not  offer,  sell or  otherwise  issue
      (including by means of reinvestment of dividends or  distributions)  any
      Shares of any Class of Shares of the Fund that  authorize or permit such
      Shares to be converted into, or otherwise  substituted  for, a different
      Class of Shares of the Fund during such period.  It is acknowledged  and agreed  that  this  limitation  shall  be in  addition  to  (and  not in limitation  of) any other  limitation  in this  Agreement  regarding the issuance of additional Shares by the Fund during this period; and

(s)   if, at any time during the period after the Offering  Period through and including the Maturity Date,  the Fund holds S&P Futures,  the Fund will hold in Cash and Cash  Equivalents  an  amount  equal to the  Underlying
      Value of each such S&P Future,  less the sum of (i) the  Futures  Margin
      Cash  associated  with such S&P Future and (ii) the net change  (whether positive or  negative) in the value of such S&P Future from the exchange reported  closing  price of such S&P Future on the day prior to the date of determination.

Section 7.3 Covenants  of the Trust.  The Trust  hereby  covenants  and agrees that through the Termination  Date and so long as a drawing is available under the  Financial  Warranty it has not and will not  establish or  designate  any series of the Trust other than the Fund.

Section 7.4 Covenants of the Warranty  Provider.  The Warranty Provider hereby covenants and agrees that through the Termination Date:

(a)    it will make its audited  annual  financial  statements,  together with the relevant auditor's  consents,  and its unaudited quarterly financial statements  available  to the Trust on behalf of the Fund for  inclusion in the  Registration  Statement  as  required  by the  Commission.  Such audited financial  statements shall be so provided within 90 days of the end of each fiscal year end of the Warranty  Provider and such unaudited financial  statements  shall be so provided within 45 days of the end of the applicable  quarterly  period.  Such financial  statements shall not contain  any untrue  statement  of a material  fact or omit to state any material  fact  required to be stated  therein or  necessary to make the statements therein not misleading,  in each case as of the dates and for the  periods  referred to in such  financial  statements.  The  Warranty
      Provider  agrees to use  reasonable  efforts  to provide to the Trust on behalf of the Fund any additional  information  reasonably  requested by the Trust on behalf of the Fund from the Warranty Provider;

(b)   it will provide the Adviser and the Trust  promptly upon becoming  aware of the same with written notice (i) if the Warranty  Provider  ceases to be  classified  as "well  capitalized"  based on the  most  recent  call report filed by the Warranty  Provider with its primary  federal banking regulator,  for purposes of the capital  maintenance  regulations of the
      FDIC, 12 C.F.R.  Part 325, or any successor  regulations  or (ii) of the commencement  of  any  conservatorship,  receivership  or  other  Act of
      Insolvency of the Warranty Provider;

(c)   it shall comply in all material  respects with the terms and  provisions of all Requirements of Law with respect to the Warranty  Provider and it
      shall  obtain  and  maintain  all   licenses,   permits,   charters  and
      registrations  which are  necessary  to the  conduct of its  business or where the failure to obtain and maintain  the same would not  reasonably be  expected  to have an Adverse  Effect  with  respect to the  Warranty
      Provider;

(d)   it shall  promptly and fully  perform all of, and comply in all respects with, its  obligations (i) under each  Transaction  Document to which it is a party, and (ii) under each other agreement,  instrument or contract delivered in connection  with a Transaction  Document and by which it is bound,  except in each  case to the  extent  that  such  non-performance would not  reasonably be expected to have an Adverse Effect with respect to the  Warranty  Provider  and shall  provide the Adviser and the Trust with written notice  promptly upon becoming aware of any material breach by it of the provisions of any such  agreements.  The Warranty  Provider shall take all action  reasonably  necessary to preserve  its  existence and  ensure  that the  Transaction  Documents  remain in full  force and effect; and

(e)   all  information  provided by the  Warranty  Provider to the Adviser and
      the  Trust  in  the  WP  Information   Letter   (including  the  audited
      financial  statements  referenced  therein) is true and  accurate in all material respects as of the date of such WP Information  Letter and such information  taken as a whole will not omit to state any  material  fact necessary  to make  such  information  in the  context  in  which  it is furnished not misleading  provided,  that any  representation  regarding any  information  in the  WP  Information  Letter  that  references  the
      Warranty Provider's  financial  statements shall be deemed to be made as of  the  date  and  for  the  periods  referred  to  in  such  financial statements.

ARTICLE VIII

                              FURTHER AGREEMENTS

Section 8.1 Obligations  Absolute.  The  obligations  of the  Adviser  and the
Fund,  pursuant to this Agreement are absolute and  unconditional  and will be paid or performed  strictly in accordance  with the  respective  terms hereof, irrespective of (but not limited to):

(a)   (i) Any lack of validity  or  enforceability  of any of the  Transaction
      Documents  (other  than the  Financial  Warranty),  unless  such lack of
      validity  or   enforceability   is  finally   determined   by  a  final,
      non-appealable judgment of a court of competent jurisdiction;  provided, the  invalidity or  enforceability  of such  Transaction  Document(s) as determined  by such court has an Adverse  Effect,  or (ii) any amendment or other  modification  of, or waiver  with  respect  to, or  consent to departure from, any of the Transaction  Documents (other than amendments to this Agreement in accordance with Section 11.1); or

(b)   The existence of any claim,  set-off,  defense or other right either may have at any time against the other,  any  beneficiary  or any transferee of the Financial  Warranty (or any persons or entities for whom any such beneficiary  or  any  such  transferee  may  be  acting),  the  Warranty
      Provider or any other Person or entity  whether in connection  with this
      Agreement,   any  of  the   Transaction   Documents  or  any   unrelated
      transactions;  the  inaccuracy  or  alleged  inaccuracy  upon  which any drawing  under the  Financial  Warranty  is  based;  or any  default  or alleged  default of the Warranty  Provider under this  Agreement,  other than a default  with  respect  to  payment  of the  Aggregate  Shortfall
      Amount as finally  determined by a final,  non-appealable  judgment of a court of competent jurisdiction.

Section 8.2 Participations and Assignments.

(a)   The Warranty  Provider may assign its  obligations  under this Agreement and any  other  Transaction  Document  to which it is a party to its  ultimate parent company Merrill Lynch & Co., Inc.  (together with any successor entity,
"ML & Co.") or an Affiliate of the Warranty  Provider or ML & Co.  without the prior consent of the Fund or the Adviser;  provided that upon such  assignment to an  Affiliate,  (A) ML & Co.  guarantees  to the Fund and the  Adviser  all obligations  assumed by such  Affiliate  under this  Agreement  and such other
Transaction  Documents and (B) the Warranty  Provider delivers to the Fund and the Adviser an opinion of counsel,  in a form  acceptable  to the Fund and the
Adviser in their  reasonable  discretion,  that  provides  that the  Affiliate assignee is authorized  under  applicable law to assume the obligations of the
Warranty Provider under this Agreement and such other  Transaction  Documents.
The Warranty  Provider also may assign its  obligations  under this  Agreement and any  other  Transaction  Document  to  which  it is a party  to any  other
Person,  subject to the prior  consent of the Fund and the  Adviser,  in their sole discretion.

(b)   The Warranty  Provider shall have the right to issue  participations  in its rights  under this  Agreement  and to enter into  hedging  contracts  with respect  to the  Financial  Warranty;  provided,  that the  Warranty  Provider agrees  that  any  such  disposition  will  not  alter  or  affect  in any way whatsoever the Warranty Provider's direct obligations  hereunder and under the
Financial Warranty.

(c)   The Adviser may assign its obligations  under the Investment  Management
Agreement  to its  Affiliate  subject  to the prior  consent  of the  Warranty
Provider,  in its sole  discretion;  provided,  that (A) such assignment shall not constitute an  "assignment"  for purposes of the  Investment  Company Act;
(B) such Affiliate  assignee is registered as an investment  adviser under the
Investment  Advisers Act; and (C) such Affiliate assignee agrees to assume the obligations  of the Adviser  under this  Agreement  and all other  Transaction
Documents to which the Adviser is a party.

Section 8.3 Fund   Liability.    Any   other   provision   to   the   contrary
notwithstanding,  any  liability  of  the  Fund  under  this  Agreement  or in connection with the transactions  contemplated herein shall be discharged only out of the assets of the Fund.

Section 8.4 Limitation of Liability of the Warranty Provider.

(a)   The Adviser  and the Trust,  on behalf of the Fund,  agree that  neither the Warranty Provider,  its Affiliates,  nor any of their respective officers, trustees/directors  or employees  shall be liable or  responsible  for (i) the use which may be made of the Financial  Warranty by any Person or for any acts or omissions of another Person in connection  therewith or (ii) the  validity, sufficiency,  accuracy  or  genuineness  of  any  documents  delivered  to the
Warranty Provider,  or of any endorsement(s)  thereon,  even if such documents should  in fact  prove  to be in any or all  respects  invalid,  insufficient, fraudulent or forged.  In furtherance  and not in limitation of the foregoing, the Warranty  Provider may accept documents that appear on their face to be in order, without responsibility for further investigation.

(b)    The  parties  hereby  acknowledge  and agree that in no event shall the
Warranty  Provider's  liability  under  this  Agreement  or any  of the  other
Transaction  Documents,  including  without  limitation  any  liability  under
Section  5.2(c)  and the  Financial  Warranty,  exceed  the  Issued  Financial
Warranty Amount.

Section 8.5 Adviser  Liability  for Actions of  Subadviser.  For the avoidance of doubt,  the  parties  hereby  agree that  (a) the  Adviser  shall be solely responsible  for the  management of the Fund  Portfolio  regardless of whether the  Adviser  delegates  any  of its  management  responsibilities  under  the
Investment  Management  Agreement to a  subadviser,  (b) the  Adviser shall be liable under this  Agreement and the other  Transaction  Documents to which it is a party for any  actions  taken by any  subadviser  with regard to the Fund
Portfolio,  and (c) for  purposes of this Agreement and any other  Transaction
Document to which it is a party,  any action or omission by a subadviser  with respect to the Fund Portfolio  shall be deemed to be the action or omission of the Adviser.

Section 8.6 Calculation  Agent as Agent;  Alternative  Delivery.  The Warranty
Provider hereby  notifies the Adviser and the Fund that the Calculation  Agent is  authorized  on behalf of the  Warranty  Provider  as its agent to take any action  required or permitted to be taken by the Warranty  Provider under this
Agreement.  Upon written  notice from the Warranty  Provider to the Adviser or the Trust on behalf  of the  Fund,  the  Warranty  Provider  may  request  the
Adviser  and the Trust on behalf of the Fund to  provide,  and the  Adviser to cause the Custodian to provide,  all  information  and reports to be delivered to the Warranty  Provider under any  Transaction  Document to the  Calculation
Agent on  behalf  of the  Warranty  Provider.  The  Adviser  and the  Trust on
behalf of the Fund hereby agree that any  information or instruction  required or permitted to be provided by the Warranty  Provider  under this Agreement or any  other  Transaction  Document  may  be  provided  by an  Affiliate  of the
Warranty Provider,  including, without limitation, the Calculation Agent as an agent of the Warranty Provider.

Section 8.7 Calculation   Agent   Determinations   Final  and   Binding.   All
determinations  or  calculations  of any Maximum  Equity  Component,  Adjusted
Discount  Factor,   Shortfall  Amount,   Aggregate  Shortfall  Amount,   Floor
Shortfall  and  Additional  Floor  Shortfall  and any other  determination  or calculations  the  Calculation  Agent is  permitted  or required to make under this  Agreement  shall for purposes of this  Agreement  be final,  binding and unchallengeable absent manifest error.

ARTICLE IX

                               CONFIDENTIALITY

Section 9.1 Confidentiality  Obligations of the Warranty Provider.  Subject to
Section 9.2,  the  Warranty  Provider  agrees  from  the  commencement  of the
Offering  Period  through and including  one year after the Maturity  Date, on behalf of itself and its agents  (including  the  Calculation  Agent),  not to disclose or use for any purpose other than the approval or  administration  of this  Agreement,  the  exercise  of its rights and  obligations  hereunder  or legitimate  corporate  purposes  relating  to this  Agreement  (including  any corporate  purposes  relating  to the  characterization  or  treatment  of the rights and obligations hereunder for accounting,  insurance,  rating agency or
other   similar   purposes)   (x) any   information   regarding  the  specific
investments  of the  Fund  or the  Underlying  Fund  whether  provided  to the
Warranty  Provider  by the  Adviser,  the  Fund or the  Custodian  ("Trading
Information")  or  (y) other   confidential   information  (including  without
limitation  information  provided  by the Adviser  pursuant to Section  7.1(c)
hereof  or  proprietary  information  as  to  systems,  software  and  trading
methods)  (collectively,   "Other  Information"  and,  together  with  Trading
Information,  "Fund Confidential  Information") provided by the Adviser or the
Fund to the Warranty  Provider  hereunder  unless (i) such  information was or becomes  generally  available  to the  public  other  than as a result  of the
Warranty  Provider's  breach  of this  Article IX;  (ii) such  information  is already in the Warranty  Provider's  possession  (other than Fund Confidential
Information  provided to the  Warranty  Provider  by the Fund,  the Adviser or
their  representatives),  provided that such  information  is not known by the
Warranty Provider to be subject to another confidentiality  agreement with, or obligation  of secrecy  to, the Fund,  the  Adviser or their  representatives;
(iii) such  information was or becomes available to the Warranty Provider on a non-confidential  basis  from a source  other  than the Fund,  the  Adviser or their  representatives,  provided,  that  such  source  is  not  known  by the
Warranty  Provider to be bound by a  confidentiality  agreement with, or other obligation of secrecy to, the Fund, the Adviser or their  representatives;  or
(iv) such  information is required to be disclosed  pursuant to applicable law or in connection  with any legal  proceedings  or to the extent  required by a subpoena,  order of any court or Government Authority having jurisdiction over the Warranty  Provider,  in the Warranty  Provider's  reasonable  belief.  The
Warranty  Provider shall promptly  provide the Fund and the Adviser with prior
written   notice  of  any  request  or  requirement   for  Fund   Confidential
Information   to  the   extent   permissible   and   practicable   under   the
circumstances,  so the  Fund or the  Adviser  may seek a  protective  order or other  appropriate  remedy  prior to the  release of such  information  by the
Warranty Provider.

Section 9.2 Trading Information and Other Information.

(a)   Notwithstanding  Section 9.1,  the  Warranty  Provider may to the extent
necessary  in  the  Warranty   Provider's   sole   discretion   disclose  Fund
Confidential  Information in connection with the Warranty  Provider's  hedging arrangements  to recipients  ("Permitted  Recipients") so long as such persons agree to keep such information confidential on the terms contained in Section
9.1, provided,  however,  that if a Permitted Recipient is not an affiliate of the Warranty Provider (or is not the Warranty  Provider's legal counsel),  any
agreement  by  such  Permitted   Recipient  to  keep  such  Fund  Confidential
Information  confidential  must be  acceptable  to the Fund in its  reasonable discretion.  The Adviser  and the Fund agree that the  Warranty  Provider  and
any  Permitted   Recipient  will  satisfy  their   obligation  to  treat  such
information as Fund  Confidential  Information  and comply with Section 9.1 of the Agreement by (i) restricting  access to such information to the investment officers and compliance  officers who require access to such  information  for
monitoring,   hedging,   administration  and  compliance  purposes,  provided,
however,  that in no case will individuals  employed by Merrill Lynch, Pierce,
Fenner  &  Smith  Incorporated  as  "Financial  Advisors"  (i.e.,   registered
representatives)  be granted access to any Fund Confidential  Information that includes specific information regarding the identity of the Shareholders,  and
(ii)  complying with the other  requirements  of an  institutional  compliance procedure in form and detail customary in the industry.

(b)   Notwithstanding  Section 9.1,  the Warranty  Provider may disclose  Fund
Confidential  Information  to those  of its  officers,  employees,  directors,
representatives,   agents,   outside   counsel,   and   independent   auditors
(collectively,  "Warranty Provider Representatives") who need (in the Warranty
Provider's  sole  discretion)  to see  such  information  in  connection  with administration  of the  Agreement,  the  exercise of the  Warranty  Provider's rights or obligations  hereunder,  or legitimate corporate purposes so long as such  persons  agree  to  keep  such  information  confidential  on the  terms contained in Section 9.1.

Section 9.3 Confidentiality Obligations of the Adviser and the Fund.

(a)   Subject to  subsection (b) below,  the  Adviser and the Fund each agrees from the  commencement  of the Offering  Period through and including one year after the Maturity  Date, on behalf of itself and its agents,  not to disclose or use for any  purpose  other than the  approval  or  administration  of this
Agreement  and the  exercise  of its  rights  and  obligations  hereunder  any
confidential   information   (including,   without   limitation,   proprietary
information  as to  systems,  software  and  trading  methods)  (collectively,
"Warranty  Provider  Confidential   Information")  provided  by  the  Warranty
Provider to the Adviser or the Fund hereunder unless (i) such  information was or becomes  generally  available  to the public  other than as a result of the
Adviser's or the Fund's breach of this Article IX;  (ii) such  information  is already  in the  Adviser's  or the  Fund's  possession  (other  than  Warranty
Provider  Confidential  Information provided to the Adviser or the Fund by the
Warranty Provider or its  representatives),  provided that such information is not known by the Adviser or the Fund to be subject to another  confidentiality agreement  with,  or  obligation  of secrecy to, the Warranty  Provider or its representatives;  (iii) such  information  was  or  becomes  available  to the
Adviser or the Fund on a  non-confidential  basis from a source other than the
Warranty  Provider  or its  representatives;  provided  that the source is not known by the  Adviser or the Fund to be bound by a  confidentiality  agreement with,  or other  obligation  of  secrecy  to,  the  Warranty  Provider  or its
representatives;   or  (iv) such  information  is  required  to  be  disclosed pursuant to applicable law or in connection  with any legal  proceedings or to the  extent  required  by  a  subpoena,  order  of  any  court  or  Government
Authority.  The Fund and the  Adviser  shall  promptly  provide  the  Warranty
Provider with prior written notice of any request or requirement  for Warranty
Provider  Confidential  Information to the extent  permissible and practicable under the circumstances,  so the Warranty Provider may seek a protective order or other  appropriate  remedy prior to the release of such  information by the
Fund and/or the Adviser.

(b)   Notwithstanding  subsection (a)  above, each of the Adviser and the Fund may  disclose  Warranty  Provider  Confidential  Information  to  those of its respective officers, employees, directors, trustees, representatives,  agents,
outside  counsel,  and  independent  auditors  (collectively   "Fund/Adviser
Representatives")  who need (in the  Adviser's or the Fund's,  as  applicable,
reasonable   discretion)   to  see  such   information   in  connection   with
administration  of the  Agreement or the exercise of the  Adviser's and Fund's rights or obligations  hereunder or thereunder,  so long as such persons agree to  keep  such  information  confidential  on  the  terms  contained  in  this
Section 9.3.

Section 9.4 Copies of Confidential Information.

(a)   Upon  the  request  of the  Fund  or the  Adviser,  all  copies  of Fund
Confidential  Information,  except for that  portion of the Fund  Confidential
Information  that  consists  of  notes,   analyses,   compilations,   studies,
interpretations  or other  documents  prepared by the Warranty  Provider,  the
Warranty Provider  Representatives and Permitted Recipients,  will be promptly returned to the Fund or the Adviser or destroyed;  provided, however, that any
Fund Confidential  Information retained by the Warranty Provider, the Warranty
Provider Representatives and Permitted Recipients,  shall be maintained by the
Warranty  Provider,  the  Warranty  Provider   Representatives  and  Permitted
Recipients,  subject to the confidentiality  terms of this Agreement until one year after the termination of this Agreement.

(b)   Upon the  request  of the  Warranty  Provider,  all  copies of  Warranty
Provider  Confidential  Information,  except for that  portion of the Warranty
Provider   Confidential   Information   that  consists  of  notes,   analyses,
compilations,  studies,  interpretations  or other  documents  prepared by the
Fund or the Adviser,  or the  Fund/Adviser  Representatives,  will be promptly returned to the Warranty Provider or destroyed;  provided,  however,  that any
Warranty Provider Confidential  Information retained by the Fund, the Adviser, or the  Fund/Adviser  Representatives,  shall be maintained  by the Fund,  the
Adviser, and the Fund/Adviser Representatives,  subject to the confidentiality terms of this  Agreement  until the  earlier  of (i) the  termination  of this
Agreement  or (ii) one year  after  receipt  by the Fund or the  Adviser  of a written  request  from the Warranty  Provider to return the Warranty  Provider
Confidential Information.
ARTICLE X

                                 TERMINATION

Section 10.1      Termination.

(a)   Unless this Agreement and the Financial  Warranty are sooner  terminated pursuant to Section 10.1(b)  hereof, this Agreement and the Financial Warranty shall  terminate  (i) effective  as of the  Maturity  Date if no  amounts  are payable under the Financial Warranty, or (ii) thereafter,  upon payment by the
Warranty  Provider  of all  amounts  due by the  Warranty  Provider  under the
Financial Warranty to the Fund (any such date of termination  pursuant to this
Article X is referred to in this Agreement as the "Termination Date").

(b)   (i)  This  Agreement  and,  if issued,  the  Financial  Warranty  may be terminated  by the Fund and the  Adviser  by  written  notice to the  Warranty
Provider at any time  (A) upon the  occurrence  of an Act of  Insolvency  with respect  to the  Warranty  Provider  or (B) in the  event  that  the  Warranty
Provider  ceases  to be "well  capitalized"  (based  on its most  recent  Call
Report filed with its primary  Federal banking  regulator)  within the meaning of the capital  maintenance  regulations  of the FDIC, 12 C.F.R.  Part 325 (or any successor provision).

(ii)  This  Agreement  (and  in the  case  of  clauses (B)  and  (C)  in  this subparagraph  the  Financial  Warranty)  may be  terminated  by  the  Warranty
Provider in its sole  discretion by written notice to the Fund and the Adviser
(A) prior to the Inception Date and the issuance of the Financial  Warranty if the Fund's Total NAV on the last day of the  Offering  Period is less than $90 million;  (B) subsequent  to  the  Inception  Date  and  the  issuance  of the
Financial  Warranty and prior to the Maturity Date if (1) the Adviser resigns, the Fund elects to terminate  the  Investment  Management  Agreement  with the
Adviser or the Investment  Management  Agreement terminates in accordance with its terms and a  successor  adviser is not elected by the Board of Trustees of the  Trust  prior  to the date of such  termination  or the  Trust's  Board of
Trustees  elects a successor  adviser  for the Fund  (including  the  Adviser)
which agrees to be bound by the terms of this  Agreement  without the Warranty
Provider's  prior  written  consent;  (2) the Fund  terminates  the  Custodian
Agreement with J.P.  Morgan Chase and engages a successor  custodian that does not agree to be bound by the Service  Agreement  and/or by the  provisions  of
Sections 3.4(c),  3.4(d), 4.1(c) and 4.2(a) to the extent they are relevant to duties of the  Custodian,  or the Fund amends the Custodian  Agreement so that the Custodian is no longer bound by such provisions,  in each case without the prior  written  consent of the Warranty  Provider;  (3) the Fund's  assets are not,  for any reason,  within a  reasonable  time (such time not to exceed one
Exchange  Business Day) invested in  compliance  with the Warranty  Provider's instructions  after the Warranty Provider  exercises its rights under Section
4.1(c)(i);  (4) the  Adviser does not pay, in full, the amounts  payable under
Section  4.1(d) or (f) within five  Business Days after the earlier of (x) the last  Business  Day the Adviser is entitled  to deliver the  Objection  Notice under Section 4.1(d) if no such Objection  Notice has been delivered and (y) a final arbitration  determination  under Section 4.1(e) (or the prior agreement by the Adviser and the Warranty  Provider of the Floor  Shortfall  directly or indirectly  attributable  to the Adviser or the Additional  Floor  Shortfall);
(5) a   determination  of  negligence,   recklessness,   bad  faith,   willful
misconduct  or fraud on the part of the  Adviser  or the Fund under any of the
Transaction  Documents  by any (a)  court of  competent  jurisdiction,  or (b)
board of  arbitration  provided  for under  this  Agreement;  (6) the  Adviser and/or  the  Trust on  behalf of the Fund  does not  deliver  to the  Warranty
Provider the  information  required by Sections  7.1(p) and/or Section 7.2(m), respectively,  within two Exchange  Business  Days of the Warranty  Provider's
request for such  information;  (7) the  Adviser fails to manage the assets of the Fund in accordance with the investment objective,  policies and strategies as set forth in the Prospectus and the Registration  Statement if such failure would have an Adverse Effect on the Warranty  Provider;  (8) the Adviser fails to comply with Section  7.1(s);  or (9) if the Adviser (or any  subadviser  to the Fund) or other Authorized  Person (as defined in the Custodian  Agreement)
delivers  Conflicting  Instructions  to the Custodian,  or (C) at any time, if the  Adviser  causes  the  Trust  to  establish  or  designate,  or the  Trust establishes or designates,  any series of the Trust other than the Fund at any time during the Protected Period.

(iii) Notwithstanding   any   of   the   foregoing,   this   Agreement   shall
automatically  terminate,  and if such termination  occurs after the Inception
Date the Financial Warranty shall  automatically  terminate,  (A) prior to the
Inception  Date if the Trust's  Board of Trustees has  determined to liquidate the Fund or subsequent  to the  Inception  Date and prior to the Maturity Date if the Fund is liquidated  during that time,  (B) on the Inception Date if the
Financial  Warranty is not issued  because the  conditions  in Section  2.3(b)
have not been  satisfied,  (C) if  the  Adviser  resigns,  the Fund  elects to terminate  the  Investment  Management  Agreement  with the Adviser,  the Fund appoints a  successor  adviser  (including  a  subadviser)  without  the prior written  consent  of  the  Warranty  Provider  in  its  sole  discretion,  the
Investment  Management  Agreement  terminates in accordance with its terms and in each case any successor  adviser  (including the Adviser) that agrees to be bound by the terms of this  Agreement is appointed by the Board of Trustees of the Trust or the Shareholders,  in each case without the prior written consent of the Warranty Provider in its sole discretion,  or the Investment Management
Agreement  terminates in accordance  with its terms and any successor  adviser
(including  the  Adviser)  does not  agree  to be  bound by the  terms of this
Agreement prior to the effective date of such termination;  or (D) if the Fund is involved in a merger,  reorganization  or sale of all or substantially  all of its assets.

(iv)  If   this   Agreement   is   terminated   in   accordance    with   this
Section 10.1(b),  the Fund shall notify its  Shareholders of such  termination and such notice shall state that the Fund has  released the Warranty  Provider from all  liability  under the  Financial  Warranty.  The Fund shall provide a copy of such notice to the  Warranty  Provider.  From and after the  effective date of such  termination,  the  Fund  shall  have  no  obligation  to pay the
Financial  Warranty  Fee  (except  as to  amounts  thereof  accrued on a daily interpolated  basis  prior to such  termination),  and the  Warranty  Provider shall have no liability under the Financial Warranty.

ARTICLE XI

                                MISCELLANEOUS

Section 11.1      Amendments  and  Waivers.  No  amendment  or  waiver  of any provision of this Agreement nor consent to any departure  therefrom,  shall in any event be  effective  unless in writing  and  signed by all of the  parties hereto;  provided,  that  any  waiver  so  granted  shall  extend  only to the specific  event or  occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 11.2      Notices. All notices,  communications,  requests and demands to or upon the respective  parties hereto to be effective  shall be in writing
(and if sent by mail,  sent via certified or registered  mail,  return receipt requested) or be by confirmed  facsimile  transmission or email with confirmed delivery  status  notification.  All notices shall be deemed to have been duly given or made when delivered by hand, or three  Business Days (seven  Business
Days in the  case  of  notices  sent to the  Calculation  Agent)  after  being deposited  in the  mail,  postage  prepaid,  or,  in  the  case  of  facsimile transmission  or email  transmission,  when sent,  addressed  as follows or at such other address as such party may designate in writing:

            If to the Adviser:

                  OppenheimerFunds, Inc.
                  Two World Financial Center,
                  225 Liberty Street,
                  New York, NY 10281
                  Attention:  General Counsel
                  Telephone No:  212-323-0200
                  Facsimile No:  212-323-4071
                  Email: bzack@oppenheimerfunds.com
                  with a copy to: President (at the above address)

            If to the Fund:

                  Oppenheimer Principal Protected Main Street Fund III
                  of Oppenheimer Principal Protected Trust III
                  c/o OppenheimerFunds, Inc.
                  Two World Financial Center,
                  225 Liberty Street,
                  New York, NY 10281
                  Attention:  Secretary
                  Telephone No:  212-323-0200
                  Facsimile No:  212-323-4071
                  Email: bzack@oppenheimerfunds.com

                  with a copy to: President  (at the above address)

            If to the Warranty Provider:

                  Merrill Lynch Bank USA
                  4 World Financial Center
                  9th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention:  Stephen Cohen, Managing Director
                  Telephone:  212-449-1438
                  Facsimile: 212-738-1110
                  Email: s_cohen@ml.com

                  with a copy to:

                  Merrill Lynch Bank USA
                  800 Scudders Mill Road
                  Plainsboro, NJ  08536
                  Attention: Office of General Counsel
                  Telephone:  (609) 282-1830
                  Facsimile: (609) 282-0720
                  Email:  tim_byrne@ml.com

                  with a copy to (except in the case of the Daily Report
                  under Section 3.4):

                  Shearman & Sterling LLP
                  599 Lexington Avenue
                  New York, NY 10022
                  Attention:  Margery K. Neale, Esq.
                  Telephone:  (212) 848-4868
                  Facsimile:  (646) 848-4868
                  Email: mneale@shearman.com

            If to the Calculation Agent:

                  Merrill Lynch International
                  4 World Financial Center
                  5th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention: John Lambert
                  Telephone: 212-449-9597
                  Facsimile: 212-738-2309
                  Email: Jlambert@exchange.ml.com

                  with a copy to:

                  Merrill Lynch International
                  4 World Financial Center
                  5th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention: Armando Rico
                  Telephone: 212-449-7682
                  Facsimile: 212-449-7909
                  Email: arico@exchange.ml.com

                  with a copy to:

                  Merrill Lynch International
                  4 World Financial Center
                  5th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention: Stephen Houston
                  Telephone: 212-449-6577
                  Facsimile: 212-738-1954
                  Email: steve_houston@ml.com

or such other address and/or addresses or other contact  information (and with copies to such  persons) as shall be specified in writing by any such party to the others.

Section 11.3      No  Waiver,  Remedies  and  Severability.  No failure on the part  of any  party  to  exercise,  and no  delay  in  exercising,  any  right hereunder shall operate as a waiver  thereof,  nor shall any single or partial exercise of any such right preclude any other or further  exercise  thereof or
the   exercise  of  any  other  right.   Except  as   otherwise   provided  in
Sections 4.1(e),   the  remedies   herein  provided  are  cumulative  and  not
exclusive of any  remedies  provided by law.  The parties  further  agree that the holding by any court of competent  jurisdiction that any remedy pursued by any party  hereunder is unavailable or  unenforceable  shall not affect in any way the ability of such party to pursue any other  remedy  available to it. In
the  event  any  provision  of  this  Agreement   shall  be  held  invalid  or
unenforceable  by any court of  competent  jurisdiction,  the  parties  hereto agree that such  holding  shall not  invalidate  or render  unenforceable  any other provision hereof.

Section 11.4      Payments.  All payments to the Warranty  Provider  hereunder shall  be  made  in  lawful  currency  of the  United  States  in  immediately available  funds and shall be made prior to 2:00 p.m.  (New York City time) on the date such  payment is due by wire  transfer to the account  designated  by the Warranty  Provider by notice to the Fund and the Adviser.  Any payments to the Fund under the Financial  Warranty  shall be made in  accordance  with the terms  thereof  in  lawful  currency  of  the  United  States  in  immediately available  funds by wire  transfer  to the account  designated  by the Fund by notice to the Warranty Provider.

            Whenever any payment  under this  Agreement  shall be stated to be due on a day which is not a Business  Day,  such payment  shall be made on the next  succeeding  Business Day, and such extension of time shall in such cases be included in computing  interest or fees,  if any, in  connection  with such payment.

Section 11.5      Governing  Law.  This  Agreement  shall be  governed  by and construed  in  accordance  with the laws of the State of Utah  without  giving effect to the principals of conflicts of law rules.

Section 11.6      Submission  to  Jurisdiction,  Waiver of Jury Trial.  EXCEPT
AS OTHERWISE SET FORTH IN SECTIONS 4.1(d) AND (e), THE WARRANTY PROVIDER,  THE
ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY  IRREVOCABLY  SUBMIT TO THE
NON-EXCLUSIVE  JURISDICTION  OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN
THE BOROUGH OF MANHATTAN  IN THE CITY OF NEW YORK IN ANY ACTION OR  PROCEEDING
ARISING OUT OF OR RELATING TO THIS  AGREEMENT AND THE WARRANTY  PROVIDER,  THE
ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY  IRREVOCABLY AGREE THAT ALL
CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING  MAY BE HEARD AND DETERMINED IN
SUCH NEW YORK STATE OR FEDERAL COURT. THE WARRANTY  PROVIDER,  THE ADVISER AND
THE TRUST ON BEHALF  OF THE FUND  HEREBY  IRREVOCABLY  WAIVE,  TO THE  FULLEST
EXTENT THAT THEY MAY LEGALLY DO SO, THE  DEFENSE OF AN  INCONVENIENT  FORUM TO
THE  MAINTENANCE  OF SUCH ACTION OR  PROCEEDING.  THE WARRANTY  PROVIDER,  THE
ADVISER  AND THE TRUST ON BEHALF OF THE FUND  AGREE THAT A FINAL  JUDGMENT  IN
ANY SUCH  ACTION OR  PROCEEDING  SHALL BE  CONCLUSIVE  AND MAY BE  ENFORCED IN
OTHER  JURISDICTIONS  BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER  PROVIDED
BY LAW.

            THE WARRANTY PROVIDER,  THE ADVISER AND THE TRUST ON BEHALF OF THE
FUND HEREBY  KNOWINGLY,  VOLUNTARILY AND  INTENTIONALLY  WAIVE ANY RIGHTS THEY
MAY HAVE TO A TRIAL BY JURY IN  RESPECT OF ANY  LITIGATION  BASED  HEREON,  OR
ARISING OUT OF, UNDER, OR IN CONNECTION  WITH, THIS AGREEMENT OR ANY COURSE OF
CONDUCT,  COURSE OF DEALING,  STATEMENTS  (WHETHER ORAL OR WRITTEN) OR ACTIONS
OF THE PARTIES  HERETO.  EACH OF THE  WARRANTY  PROVIDER,  THE ADVISER AND THE
TRUST ON BEHALF OF THE FUND  ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL
AND SUFFICIENT  CONSIDERATION  FOR THIS PROVISION AND THAT THIS PROVISION IS A
MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

Section 11.7      Counterparts.    This   Agreement   may   be   executed   in
counterparts  of the  parties  hereto,  and  each  such  counterpart  shall be considered an original and all such counterparts  shall constitute one and the same instrument.

Section 11.8      Paragraph  Headings.  The headings of  paragraphs  contained in this  Agreement  are provided for  convenience  only.  They form no part of this Agreement and shall not affect its construction or interpretation.

Section 11.9      Reliance on  Information.  In making a  determination  as to whether a Trigger Event has occurred,  the Warranty Provider shall be entitled to rely on reports  published or broadcast  by media  sources  believed by the
Warranty Provider to be generally reliable and on information  provided to the
Warranty  Provider by any other source believed by the Warranty Provider to be generally  reliable;  provided that the Warranty  Provider  reasonably  and in good faith  believes such  information to be accurate and has taken such steps as may be  reasonable  under the  circumstances  to  attempt  to  verify  such information.

Section 11.10     Time of the  Essence.  Time  is of the  essence  under  this
Agreement.

Section 11.11     No Third-Party  Rights.  Nothing in this Agreement,  express or implied,  shall or is  intended to confer any rights upon any Person  other than the parties hereto or their respective successors or assigns,  including, without limitation, any Shareholder.

Section 11.12     Further  Assurances.  The  parties  hereto  shall,  upon the request of the Warranty Provider,  the Adviser or the Fund, from time to time, execute,  acknowledge and deliver,  or cause to be executed,  acknowledged and delivered,  within a reasonable period following such request, such amendments or  supplements  hereto and such  further  instruments  and take such  further
action  as  may  be  reasonably   necessary  to  effectuate   the   intention,
performance and provisions of the Transaction Documents.

Section 11.13     Entire    Agreement.    This   Agreement    (including   the
Transaction  Documents (other than the Investment  Management  Agreement,  the
Custodian  Agreement,  the  Declaration  of  Trust,  the  Prospectus  and  the
Registration  Statement))  constitutes the entire agreement and  understanding of the parties with  respect to its subject  matter and  supercedes  all prior discussions  and  agreements  among the  parties  with  respect to the subject matter hereof.

Section 11.14     Disclosure of Shareholder  Liability.  The Warranty Provider
understands  and  agrees  that the  obligations  of the Trust on behalf of the
Fund under this  Agreement  are not  binding  upon any trustee of the Trust or
Shareholder  personally,  but bind only the Fund's  assets and  property.  The
Warranty  Provider  represents  that it has  notice of the  provisions  of the
Declaration  of  Trust  of  the  Trust  disclaiming  Shareholder  and  Trustee liability  for  acts or  obligations  of the  Fund  other  than in the case of willful misfeasance,  bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such Trustee.

            IN  WITNESS  WHEREOF,   the  parties  hereto  have  executed  this
Agreement, all as of the day and year first above mentioned.

                                   OPPENHEIMERFUNDS, INC., as Adviser

                                   By: /s/ Phillip Gillespie
                                      ____________________________________
                                   Name:  Phillip Gillespie
                                   Title:    Senior Vice President & Deputy
                                      General Counsel

                                   OPPENHEIMER PRINCIPAL PROTECTED TRUST III,
                                     on behalf of itself and its series,
                                     OPPENHEIMER PRINCIPAL PROTECTED MAIN
                                     STREET FUND III

                                   By: /s/ Lisa Bloomberg
                                      ____________________________________
                                   Name:  Lisa Bloomberg
                                   Title:     Assistant Secretary

                                   MERRILL LYNCH BANK USA, as Warranty
                                      Provider

                                   By:  /s/ Stephen A. Cohen
                                      ____________________________________
                                   Name:  Stephen A. Cohen
                                   Title:    Managing Director

                  EXHIBIT A TO FINANCIAL WARRANTY AGREEMENT

                          FORM OF FINANCIAL WARRANTY

No. _____________

[Date]

Oppenheimer Principal Protected Trust III, on behalf of its series
  Oppenheimer Principal Protected Main Street Fund III
c/o OppenheimerFunds, Inc.
Two World Financial Center,
225 Liberty Street,
New York, NY 10281
Attention:  Secretary

Dear Sirs:

We hereby  establish,  in your favor,  our  Financial  Warranty  No. ____ (the
"Financial  Warranty")  in the form of this  letter of credit in the amount of
$_________  (as  more  fully  described  below),   effective  immediately  and
expiring at the close of banking  business at our Salt Lake City,  Utah office on the [insert  date that is 12 Business  Days after the Maturity  Date].  All terms used  herein but not  defined  herein  have the  meanings  given to such
terms  in  the  Financial  Warranty   Agreement  (the  "Financial   Warranty
Agreement") dated as of September [____], 2004, among OppenheimerFunds,  Inc.,
Oppenheimer   Principal   Protected   Trust  III,  on  behalf  of  its  series
Oppenheimer  Principal  Protected Main Street Fund III, and Merrill Lynch Bank
USA.

If at any  time on or  prior  to the  Maturity  Date,  the  Calculation  Agent provides the Warranty Provider with a written certificate  certifying that the
Financial  Warranty  has  been  terminated  pursuant  to  Section  10.1 of the
Financial  Warranty  Agreement (a  "Termination  Certificate"),  the Financial
Warranty amount shall automatically  reduce to zero and the Financial Warranty shall  terminate  on such date and the  Aggregate  Shortfall  Amount  shall be deemed to be zero.

Unless the Warranty  Provider has received a  Termination  Certificate,  funds under this  Financial  Warranty  are  available  to you against on sight draft drawn on our Salt Lake City, Utah office,  referring  thereon to the number of this Financial  Warranty,  accompanied by your written  certificate  signed by you with an  authenticated  signature  and  certifying  as to (a), (b) and (c)
below,  and a written  certificate  from the Calculation  Agent certifying the determination  of the  Aggregate  Shortfall  Amount  and  its  accuracy.  Your written certificate shall state that:

            (a)   The Maturity  Date under the  Financial  Warranty  Agreement has occurred.

            (b)   The  amount of your  draft does not exceed the lesser of (i)
      the amount of the drawing  available  under this Financial  Warranty and
      (ii) the Aggregate  Shortfall  Amount,  as determined by the Calculation
      Agent, in its sole discretion,  in a good faith commercially  reasonable manner.

            (c)   You  and the  Adviser  have  complied  with  all  applicable covenants  set  forth in the  Financial  Warranty  Agreement,  including without limitation Article III thereof.

Presentation  of such  draft  and  certificate  shall  be  made at our  office located in Salt Lake City, Utah, Attention:  Manager, Letters of Credit, or at
any other office which may be designated by us by written notice  delivered to you.

Upon  the  earliest  of (i) the  termination  of this  Financial  Warranty  in accordance  with the  Financial  Warranty  Agreement,  (ii) our honoring  your draft presented hereunder,  (iii) the surrender to us by you of this Financial
Warranty  for  cancellation;  (iv) the  expiration  date stated in the initial paragraph hereof; and (v) the issuance of a Substitute  Financial Warranty (as hereinafter  defined) to you  pursuant to the  penultimate  paragraph  of this
Financial Warranty,  this Financial Warranty shall automatically  terminate. A termination  of this  Financial  Warranty  in  accordance  with the  Financial
Warranty  Agreement  will be  notified  to you in writing  upon which you will
immediately   surrender  this  Financial  Warranty  to  us  for  cancellation;
provided  that the  failure  to so notify or  surrender  shall not  affect the validity of such termination.

This Financial  Warranty is subject to the  International  Standby  Practices,
International  Chamber of Commerce  Publication No. 590 (the "ISP"),  which is incorporated  into  the text of this  Financial  Warranty  by this  reference.
Communications  with respect to this Financial  Warranty shall be addressed to us at Salt Lake City, Utah, Attention:  Manager, Letters of Credit, Facsimile:
(801)  532-7048,  specifically  referring  to the  number  of  this  Financial
Warranty.

This Financial Warranty is not transferable.

As to matters  not  governed  by the ISP,  this  Financial  Warranty  shall be governed by, and construed in accordance  with, the laws of the State of Utah, including  the  Uniform  Commercial  Code as in  effect  in the  State of Utah
(without regard to choice of law principles).

This  Financial  Warranty  sets  forth  in  full  our  undertaking,  and  such undertaking  shall not in any way be modified,  amended,  amplified or limited by  reference to any  document,  instrument  or agreement  referred to herein, except  only the  certificates  and draft  referred  to  herein;  and any such reference  shall  not  be  deemed  to  incorporate  herein  by  reference  any document, instrument or agreement except for such certificates and draft.

The Warranty  Provider  hereby  agrees that any drawing  available  under this
Financial Warranty will be paid to you in U.S. Dollars.

The  Warranty  Provider  may arrange  for a  substitute  warranty  provider (a
"Substitute  Warranty  Provider")  to  issue a  financial  warranty  to you in substantially the form of this Financial Warranty (the "Substitute  Financial
Warranty");  provided that if the Substitute  Warranty Provider is ML & Co. or an Affiliate of the Warranty  Provider or ML & Co., (A) ML & Co. guarantees to the Fund and the Adviser all  obligations  assumed by such Affiliate under the
Financial Warranty  Agreement and the other Transaction  Documents and (B) the
Warranty  Provider delivers to the Fund and the Adviser an opinion of counsel, in a form  acceptable  to  the  Fund  and  the  Adviser  in  their  reasonable discretion,  that  provides that the  Affiliate  assignee is authorized  under applicable law to assume the  obligations  of the Warranty  Provider under the
Financial  Warranty  Agreement  and  such  other  Transaction  Documents.  The
Warranty Provider also may arrange for any other Substitute  Warranty Provider to issue to you a Substitute Financial Warranty,  subject to the prior consent of the Fund and the Adviser,  in their sole  discretion.  Simultaneously  with the delivery of the Substitute  Financial Warranty to you, you shall surrender this Financial  Warranty to the Warranty Provider for  cancellation.  Upon the issuance of the Substitute Financial Warranty,  the Warranty Provider shall be discharged  from any further  obligations  hereunder  and under the  Financial
Warranty Agreement.

Subject to the first and seventh preceding  paragraphs herein, we hereby agree to forthwith  honor your draft drawn under and in compliance with the terms of this Financial  Warranty if presented to us at any time during normal business hours during the ten Business Day period commencing on [____________]  through and including [__________],  accompanied by the written certificates specified above.

Very truly yours,

MERRILL LYNCH BANK USA

By: _____________________

                  SCHEDULE 1 TO FINANCIAL WARRANTY AGREEMENT

                             FORM OF DAILY REPORT

                                            Holdings

             Oppenheimer Principal Protected Main Street Fund III

                              Holdings as of [ ]

---------------------------------------------------------------------------------
             CUSIP    Security   ClassificatioShares /   Price   Market  % of
                     Description                 Par              Value    NAV
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                                     #N/A
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
 SubTotal                                                        $0.00   #N/A
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Total                                                            $0.00   #DIV/0!
Market
  Value
---------------------------------------------------------------------------------

                                     NAV

             Oppenheimer Principal Protected Main Street Fund III

                                  As of [ ]

---------------------------------------------------------------------------------
                  Class       Shares      Net Assets      NAV      Protected NAV
                            Outstanding
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
  All Shares
---------------------------------------------------------------------------------

            SCHEDULE 1 TO FINANCIAL WARRANTY AGREEMENT (Continued)

                                  Valuation

                         **********EXAMPLE**********

Merrill Lynch,

      OFI's  Valuation   Committee  today  approved  fair  valuation  for  the
OppenheimerFunds   for  sedol  XXXXXXX,   Paramount   Energy  Trust.   Today's
valuation for the OppenheimerFunds for Paramount Energy Trust is XX.XX CAD.

Regards,

Brett H. Clark
Assistant Vice President
Securities Valuation & Corporate Actions
OppenheimerFunds
6803 S. Tucson Way
Englewood, CO 80112
303-768-2992

      This data is provided for information  purposes only and is not intended to be relied upon.  OFI is not the pricing or  accounting  agent for the Fund.
Official pricing or liquidity  determinations  should be based upon the Fund's official books and records, using the Fund's procedures.

                         **********EXAMPLE**********

                  SCHEDULE 2 TO FINANCIAL WARRANTY AGREEMENT

                             SECTOR CONCENTRATION

The Multiple shall be adjusted as follows  (subject to the  Calculation  Agent determining, in its sole discretion, if a higher Multiple shall be used):

If an Equity  Portfolio  Sector  Weighting  is more than 1) the product of the percentage  highlighted  below in Column 1 and the  Sector  weight  and 2) the percentage in Column 2, then the Multiple  shall be adjusted to the number set forth in Column 3:

             ---------------------------------------------------------------

             ---------------------------------------------------------------
             ---------------------------------------------------------------
                      Column 1              Column 2          Column 3
             ---------------------------------------------------------------
             ---------------------------------------------------------------
                        150%                 12%                4
             ---------------------------------------------------------------
             ---------------------------------------------------------------
                       150%                 12%               3
             ---------------------------------------------------------------
             ---------------------------------------------------------------
                      200%                 20%               2
             ---------------------------------------------------------------
             ---------------------------------------------------------------
                      300%                 30%               1
             ---------------------------------------------------------------

"Equity Portfolio Sector  Weighting"  means,  with respect to any Sector,  the amount expressed as a percentage of the Market Value of the Equity  Portfolio, invested  in such Sector by the Fund  indirectly  through  its  investment  in
Class Y shares of the Underlying Fund.

 "Sector"  means the S&P 500 GIC  sectors  (Consumer  Discretionary,  Consumer
Staples,   Energy,   Financials,   Health   Care,   Industrials,   Information
Technology,  Materials,  Telecommunication  Services, and Utilities),  or such other industry  sectors  determined using a third party source for identifying sectors  mutually  agreed upon by the Trust on behalf of the Fund, the Adviser and the Warranty Provider.

                  SCHEDULE 3 TO FINANCIAL WARRANTY AGREEMENT

                          SINGLE NAME CONCENTRATION

The Multiple shall be 4 subject to the  adjustments  below  (provided  however that the Calculation Agent may determine, in its sole discretion,  if a higher
Multiple shall be used):

             -----------------------------------------------------
                                                Multiple
             -----------------------------------------------------
             -----------------------------------------------------

             -----------------------------------------------------
             -----------------------------------------------------
              Should any stock held by              3
                the Underlying Fund
               represent more than or
             equal to 10% of the total
              assets of the Underlying
                        Fund
             -----------------------------------------------------
             -----------------------------------------------------
              Should any 5 stocks held              3
               by the Underlying Fund
                  represent in the
              aggregate more than 25%
               of the total assets of
                the Underlying Fund
             -----------------------------------------------------
             -----------------------------------------------------

             -----------------------------------------------------

                  SCHEDULE 4 TO FINANCIAL WARRANTY AGREEMENT

                                  VOLATILITY

The  Multiple  shall be  adjusted  down as follows in Table 1 (subject  to the
Calculation Agent  determining,  in its sole discretion,  if a higher Multiple shall be used):

             -----------------------------------------------------
                      Table 1
             -----------------------------------------------------
             -----------------------------------------------------
                     Volatility                 Multiple
             -----------------------------------------------------
             -----------------------------------------------------

             -----------------------------------------------------
             -----------------------------------------------------
                        45%                       4.0
             -----------------------------------------------------
             -----------------------------------------------------
                   45% and 50%                  3.0
             -----------------------------------------------------
             -----------------------------------------------------
                   50% and 55%                  2.0
             -----------------------------------------------------
             -----------------------------------------------------
                       55%                       1.0
             -----------------------------------------------------

The Multiple shall be adjusted up as follows in Table 2:

             -----------------------------------------------------
                      Table 2
             -----------------------------------------------------
             -----------------------------------------------------
                     Volatility                 Multiple
             -----------------------------------------------------
             -----------------------------------------------------

             -----------------------------------------------------
             -----------------------------------------------------
                        35%                       4.0
             -----------------------------------------------------
             -----------------------------------------------------
                   35% and 45%                  3.0
             -----------------------------------------------------
             -----------------------------------------------------
                   45% and 50%                  2.0
             -----------------------------------------------------
             -----------------------------------------------------
                        50%               No adjustment up
             -----------------------------------------------------

"Volatility"  means the amount, as determined by the Calculation  Agent, equal to the product of (i) the square root of 252 and (ii) the  standard  deviation of the daily  percentage  change in the Market Value of the Equity  Portfolio, excluding Cash and Cash  Equivalents  and for purposes of this definition only including any  Ineligible  Investments  held by the Fund,  computed  using the most recent 60 such percentage changes.

                  SCHEDULE 5 TO FINANCIAL WARRANTY AGREEMENT

                              IMPLIED VOLATILITY

The  Multiple  shall be  adjusted  down as follows in Table 1 (subject  to the
Calculation Agent  determining,  in its sole discretion,  if a higher Multiple shall be used):

             -----------------------------------------------------
                      Table 1
             -----------------------------------------------------
             -----------------------------------------------------
                        VIX                     Multiple
             -----------------------------------------------------
             -----------------------------------------------------

             -----------------------------------------------------
             -----------------------------------------------------
                        40%                       4.0
             -----------------------------------------------------
             -----------------------------------------------------
                   40% and 45%                  3.0
             -----------------------------------------------------
             -----------------------------------------------------
                   45% and 50%                  2.0
             -----------------------------------------------------
             -----------------------------------------------------
                        50%                      1.0
             -----------------------------------------------------

The Multiple shall be adjusted up as follows in Table 2:

             -----------------------------------------------------
                      Table 2
             -----------------------------------------------------
             -----------------------------------------------------
                        VIX                     Multiple
             -----------------------------------------------------
             -----------------------------------------------------

             -----------------------------------------------------
             -----------------------------------------------------
                        30%                       4.0
             -----------------------------------------------------
             -----------------------------------------------------
                   30% and 40%                  3.0
             -----------------------------------------------------
             -----------------------------------------------------
                   40% and 45%                  2.0
             -----------------------------------------------------
             -----------------------------------------------------
                        45%               No adjustment up
             -----------------------------------------------------

"Implied   Volatility"  means  the  Chicago  Board  of  Options  Exchange  OEX
Volatility Index ("VIX").  Bloomberg code VIX Index (go)

                  SCHEDULE 6 TO FINANCIAL WARRANTY AGREEMENT

                                  LIQUIDITY

The Multiple shall be adjusted as follows  (subject to the  Calculation  Agent determining, in its sole discretion, if a higher Multiple shall be used):

o     Step #1     The Adviser shall calculate for each stock held in the
Underlying Fund the percentage each stock represents of the total value of the Underlying Fund

o     Step #2     The Adviser shall then calculate the positive difference
between the percentage calculated above and the percentage each stock represents in the S&P 500

o     Step #3     For each of these positive differences, the Adviser shall
then calculate the dollar amount that each of these positive differences represents as holdings within the Equity Portfolio

o     Step #4     For each of these dollar amounts, the Adviser shall then
compare these to the 3 month trailing average daily dollar volume for each stock

o     Step #5     For those which are more than 2%, the Adviser shall then
sum the total dollar value calculated in Step #3

o     Step#6      The Adviser shall then take the total dollar value
calculated in Step #5 and divide it by the Total NAV of the Fund to calculate a percentage

o     The Multiple will be determined using the percentage calculated in the preceding step, as highlighted below:

             -----------------------------------------------------
                                                Multiple
             -----------------------------------------------------
             -----------------------------------------------------

             -----------------------------------------------------
             -----------------------------------------------------
                        15%                       4.0
             -----------------------------------------------------
             -----------------------------------------------------
                   15% and 25%                  3.0
             -----------------------------------------------------
             -----------------------------------------------------
                   25% and 40%                  2.0
             -----------------------------------------------------
             -----------------------------------------------------
                        40%                      1.0
             -----------------------------------------------------

                  SCHEDULE 7 TO FINANCIAL WARRANTY AGREEMENT

      NAMES AND ADDRESSES OF CERTAIN PERSONS TO RECEIVE THE DAILY REPORT

Each Person listed on this Schedule 7 shall receive a copy of the Daily
Report via e-mail with confirmed delivery status notification sent to the following addresses, or to such other address and/or addresses or other contact information as shall be specified in writing by the Warranty Provider to the Adviser or the Fund:

---------------------------------------------------------------------------------
         MERRILL LYNCH BANK USA                MERRILL LYNCH INTERNATIONAL

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
      Merrill Lynch Bank USA                      Merrill Lynch International
      4 World Financial Center                    4 World Financial Center
      9th Floor                                   5th Floor
      250 Vesey Street                            250 Vesey Street
      New York, New York 10080                    New York, New York 10080
      Attention:  Stephen Cohen,                  Attention: John Lambert
      Managing Director                           Telephone: 212-449-9597
      Telephone:  212-449-1438                    Facsimile: 212-738-2309
      Facsimile: 212-738-1110                     Email:
      Email: s_cohen@ml.com                       Jlambert@exchange.ml.com

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
      Merrill Lynch Bank USA                      Merrill Lynch International
      4 World Financial Center                    4 World Financial Center
      9th Floor                                   5th Floor
      250 Vesey Street                            250 Vesey Street
      New York, New York 10080                    New York, New York 10080
      Attention:  Rodney Wong                     Attention: Stephen Houston
      Telephone: 212-449-0156                     Telephone: 212-449-6577
      Facsimile:  212-738-1120                    Facsimile: 212-738-1954
      Email:  rwong@na2.us.ml.com                  Email: steve_houston@ml.com

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
      Merrill Lynch Bank USA                      Merrill Lynch International
      4 World Financial Center                    4 World Financial Center
      8th Floor                                   5th Floor
      250 Vesey Street                            250 Vesey Street
      New York, New York 10080                    New York, New York 10080
      Attention:  Aaron Kwon                      Attention: Keith Cunningham
      Telephone: 212-449-4308                     Telephone: 212-449-6577
      Facsimile: 212-449-6660                     Facsimile: 212-738-1954
      Email: akwon@exchange.ml.com                            Email:
                                                   kcunningham@exchange.ml.com
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
      Merrill Lynch Bank USA                      Merrill Lynch International
      4 World Financial Center                    4 World Financial Center
      9th Floor                                   5th Floor
      250 Vesey Street                            250 Vesey Street
      New York, New York 10080                    New York, New York 10080
      Attention:  Joseph F. Fulco                 Attention: Mark Alberici
      Telephone: 212-449-6376                     Telephone: 212-449-2307
      Facsimile: 212-738-1120                     Facsimile: 212-738-2309
      Email: jfulco@exchange.ml.com               Email:
                                                  malbericia@exchange.ml.com
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
      Merrill Lynch Bank USA                     Merrill Lynch International
      4 World Financial Center                   4 World Financial Center
      9th Floor                                  5th Floor
      250 Vesey Street                           250 Vesey Street
      New York, New York 10080                   New York, New York 10080
      Attention:  Andrew Portnoy                 Attention: Armando Rico
      Telephone: 212-449-9752                    Telephone: 212-449-7682
      Facsimile: 212-449-6660                    Facsimile: 212-449-7909
      Email: amportnoy@exchange.ml.com        Email: arico@exchange.ml.com

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
      Merrill Lynch Bank USA                     Merrill Lynch International
      4 World Financial Center                   4 World Financial Center
      9th Floor                                  5th Floor
      250 Vesey Street                           250 Vesey Street
      New York, New York 10080                   New York, New York 10080
      Attention:  Tim Adhikari                   Attention: Mark Donoghue
      Telephone: 212-449-1438                    Telephone: 212-449-7682
      Facsimile: 212-738-1110                    Facsimile: 212-449-7909
      Email: tim_adhikari@ml.com                               Email:
                                                Mdonoghue@exchange.ml.com
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A copy of the Daily Report shall be deemed to have been delivered in accordance with Section 3.4 when sent to each of the following four Persons via confirmed facsimile transmission to the addresses below, or to such other address and/or addresses or other contact information as shall be specified in writing by the Warranty Provider to the Adviser or the Fund:

--------------------------------------------------------------------------------
      Merrill Lynch Bank USA                      Merrill Lynch International
      4 World Financial Center                    4 World Financial Center
      9th Floor                                   5th Floor
      250 Vesey Street                            250 Vesey Street
      New York, New York 10080                    New York, New York 10080
      Attention:  Stephen Cohen, Managing         Attention: John Lambert
      Director                                    Telephone: 212-449-9597
      Telephone:  212-449-1438                    Facsimile: 212-738-2309
      Facsimile: 212-738-1110                     Email:
      Email: s_cohen@ml.com                       Jlambert@exchange.ml.com
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
      Merrill Lynch International                 Merrill Lynch International
      4 World Financial Center                    4 World Financial Center
      5th Floor                                   5th Floor
      250 Vesey Street                            250 Vesey Street
      New York, New York 10080                    New York, New York 10080
      Attention: Armando Rico                     Attention: Stephen Houston
      Telephone: 212-449-7682                     Telephone: 212-449-6577
      Facsimile: 212-449-7909                     Facsimile: 212-738-1954
      Email: arico@exchange.ml.com                Email:
                                                  shouston@exchange.ml.com
--------------------------------------------------------------------------------

                                                                     Annex A-1

     Form of Opinions to be provided by Phillip S. Gillespie, Senior Vice
             President and Deputy General Counsel of the Adviser

Regarding OppenheimerFunds, Inc.:

1.    The Adviser (i) is a corporation  duly organized,  validly  existing and in good  standing  under the laws of the State of Colorado,  (ii) has the power and authority,  and the legal right,  to own its assets and to  transact  the  business  in  which it is  engaged,  (iii) is duly qualified  to do business and is in good  standing  under the laws of each  jurisdiction  where its  ownership  or lease of property or the conduct of its business  requires  such  qualification,  except where the failure to so qualify  could not  reasonably  be expected to have an Adverse Effect and (iv) is in compliance with all  Requirements of
         Law, except where  non-compliance could not reasonably be expected to have an Adverse Effect.

2.    The  Adviser  has the  power and  authority,  and the  legal  right,  to execute,  deliver and perform its  obligations  under the Transaction
         Documents to which it is a party and has taken all  necessary  action
         required  by  applicable   Requirements   of  Law  to  authorize  the
         execution,  delivery and performance of the Transaction  Documents to which it is a party.  Except  as has been  obtained,  no  consent  or authorization  of, filing with, or other act by or in respect of, any
         Government  Authority or any other  Person is required in  connection
         with   the   execution,    delivery,    performance,    validity   or
         enforceability   by  or  against  the  Adviser  of  the   Transaction
         Documents  to  which  it  is  a  party,  other  than  such  consents, authorizations,  filings  or acts  the  absence  of which  could  not reasonably  be expected  to have an Adverse  Effect.  This  Agreement has been,  and each other  Transaction  Document to which the Adviser is a party will be,  duly  executed  and  delivered  on behalf of the
         Adviser.  This  Agreement  constitutes,  and each  other  Transaction
         Document  to  which  the  Adviser  is  a  party,  when  executed  and delivered,  will constitute, a legal, valid and binding obligation of the  Adviser  enforceable  against it in  accordance  with its terms, except as  enforceability  may be limited by  applicable  bankruptcy, insolvency, reorganization,  moratorium or similar laws affecting the enforcement of creditors'  rights generally and by general  equitable principles  (whether  enforcement  is sought by proceedings in equity or at law).

3.    The  execution,   delivery  and   performance  by  the  Adviser  of  the
         Transaction  Documents  to  which  it is a party  do not and will not violate  any  Requirement  of Law or  Contractual  Obligation  of the
         Adviser  and  will  not  result  in,  or  require,  the  creation  or imposition  of any Lien on any of its  property,  assets or revenues, except where such  violation or Lien could not reasonably be expected to have an Adverse  Effect.  The Adviser is not in  violation  of any
         Contractual  Obligation,   except  where  such  violation  could  not
         reasonably be expected to have an Adverse Effect.

4.    To my knowledge,  other than the  proceedings  disclosed to the Warranty
         Provider  in the  Letter  Agreement,  no  litigation,  proceeding  or investigation of or before any arbitrator or Government  Authority is pending or, to the Adviser's knowledge,  threatened by or against the
         Adviser or against any of its  properties  or revenues (i)  asserting
         the  invalidity  or   unenforceability  of  any  of  the  Transaction
         Documents,  (ii)  seeking to prevent the  consummation  of any of the
         transactions   contemplated  by  the  Transaction  Documents,   (iii)
         seeking  any   determination  or  ruling  that  could  reasonably  be
         expected to have an Adverse  Effect or (iv)  asserting  any violation by the  Adviser  or the Fund of the  Investment  Advisers  Act or the
         Investment  Company  Act  or the  respective  rules  and  regulations promulgated  thereunder  or  alleging  that the  Adviser  or the Fund committed  or engaged in or attempted to commit or engage in any act, practice or course of business  which is  fraudulent,  deceptive,  or manipulative.

5.    The Adviser is duly  registered  with the  Commission  as an  investment adviser  under the  Investment  Advisers  Act; and to the best of the
         Adviser's  knowledge there does not exist any proceeding or any facts or  circumstances  the existence of which could adversely  affect the registration of the Adviser with the  Commission;  the Adviser is not prohibited  by any  provision of the  Investment  Advisers Act or the
         Investment  Company  Act,  or the  respective  rules and  regulations thereunder,  from  acting  as an  investment  adviser  of the Fund as contemplated hereunder.

6.    The  Underlying  Fund is  duly  registered  with  the  Commission  as an open-end  management  investment company under the Investment Company
         Act and has been  operated in  compliance  in all  material  respects with  the  Investment  Company  Act and  the  rules  and  regulations thereunder and the Commission has not issued any order  preventing or suspending the use of any prospectus  relating to any class of shares of the Underlying  Fund and the Underlying  Fund has not received any
         notice  from  the   Commission   pursuant  to  Section  8(e)  of  the
         Investment Company Act with respect to the registration  statement on
         Form N-1A  currently in effect for the  Underlying  Fund.  The shares of each class of the Underlying  Fund are duly authorized and validly issued and are outstanding,  fully paid and nonassessable and conform
         in  all  respects  to  the  description   thereof  contained  in  the
         registration statement with respect to such shares.

Regarding  Oppenheimer Principal Protected Main Street Fund III of Oppenheimer
Principal Protected Trust III:

1.    The Trust (i) is a business trust duly formed,  validly  existing and in good standing under the laws of the  Commonwealth  of  Massachusetts;
         (ii) has the power and  authority,  and the legal  right,  to own its assets and to transact the business in which it is engaged;  (iii) is duly  qualified to do business and is in good standing under the laws of each jurisdiction  where its ownership or lease of property or the conduct of its business  requires  such  qualification,  except where the failure to so qualify  could not  reasonably  be expected to have an Adverse Effect;  and (iv) is in compliance  with all  Requirements of Law, except where  non-compliance could not reasonably be expected to have an Adverse Effect.

2.    The Trust has the power and  authority,  and the legal right,  on behalf of the Fund, to execute,  deliver and perform its  obligations  under the Transaction  Documents to which the Fund is a party and has taken all necessary  action  required by applicable  Requirements of Law to authorize the execution,  delivery and performance of the Transaction
         Documents to which the Fund is a party.  No consent or  authorization of,  filing  with,  or other act by or in respect of, any  Government
         Authority  or any other  Person is  required in  connection  with the execution,  delivery,  performance,  validity or enforceability by or against  the  Fund of the  Transaction  Documents  to  which  it is a party,  other  than the  filing  under  the Acts of the  Registration
         Statement and the  Prospectus,  filings in  accordance  with Blue Sky laws and the  requisite  approval of the Trust's  Board of  Trustees, other  than  such  consents,  authorizations,  filings  or acts,  the absence of which could not  reasonably be expected to have an Adverse
         Effect.   This  Agreement  has  been,  and  each  other   Transaction
         Document to which the Trust,  on behalf of the Fund,  is a party will be,  duly  executed  and  delivered  on  behalf  of  the  Fund.  This
         Agreement  constitutes,  and each other Transaction Document to which the  Trust,  on behalf of the Fund,  is a party,  when  executed  and delivered,  will constitute, a legal, valid and binding obligation of the Fund  enforceable  against the Fund in accordance with its terms, except as  enforceability  may be limited by  applicable  bankruptcy, insolvency, reorganization,  moratorium or similar laws affecting the enforcement of creditors'  rights generally and by general  equitable principles  (whether  enforcement  is sought by proceedings in equity or at law).

3.    The execution,  delivery and  performance by the Trust, on behalf of the
         Fund,  of the  Transaction  Documents  to  which  the Fund is a party
         (including the  Declaration of Trust) do not and will not violate any
         Requirement  of Law or  Contractual  Obligation  of the Fund and will not result in, or require,  the creation or imposition of any Lien on any of its property,  assets or revenues, except where such violation or Lien could not  reasonably be expected to have an Adverse  Effect.
         The Fund is not in violation of any  Contractual  Obligation,  except where such  violation  could not  reasonably  be  expected to have an
         Adverse Effect.

4.    Other than the  proceedings  disclosed to the  Warranty  Provider in the
         Letter Agreement,  no litigation,  proceeding or investigation of, or before any  arbitrator  or  Governmental  Authority is pending or, to the Fund's  knowledge,  threatened  by or against the Fund or against any of its  properties or revenues (i)  asserting  the  invalidity or unenforceability  of any of the Transaction  Documents,  (ii) seeking to prevent the consummation of any of the  transactions  contemplated by the  Transaction  Documents,  (iii) seeking any  determination  or ruling that could  reasonably  be expected to have an Adverse  Effect or  (iv)  asserting  any  violation  by the  Fund  of the  Investment
         Company Act or the rules and  regulations  promulgated  thereunder or alleging  that the Fund  committed  or  engaged  in or  attempted  to commit or engage in any act,  practice or course of business which is fraudulent, deceptive, or manipulative.

5.    The  Trust  is  duly  registered  with  the  Commission  as an  open-end management  investment  company under the Investment  Company Act and has been  operated in  compliance  in all material  respects with the
         Investment  Company Act and the rules and regulations  thereunder and the Commission has not issued any order  preventing or suspending the use of any  prospectus  relating  to any Class of Shares and the Fund has not received any notice from the  Commission  pursuant to Section
         8(e) of the Investment  Company Act with respect to the  Registration
         Statement.

6.    The Fund has received from the Commission such  exemptive,  no-action or
         other  relief  from  the  Investment   Company  Act  (and  the  rules
         promulgated  thereunder)  such  that it may  operate  in a  "fund  of funds"  structure  whereby the Fund is able to purchase  and hold the
         securities   contemplated  by  this  Agreement,   including   without
         limitation shares of the Underlying Fund and S&P Futures.

                                                                     Annex A-2

     Form of Opinions to be provided by Phillip S. Gillespie, Senior Vice
             President and Deputy General Counsel of the Adviser

Regarding OppenheimerFunds, Inc.:

1.    The Adviser (i) is a corporation  duly organized,  validly  existing and in good  standing  under the laws of the State of Colorado,  (ii) has the power and authority,  and the legal right,  to own its assets and to  transact  the  business  in  which it is  engaged,  (iii) is duly qualified  to do business and is in good  standing  under the laws of each  jurisdiction  where its  ownership  or lease of property or the conduct of its business  requires  such  qualification,  except where the failure to so qualify  could not  reasonably  be expected to have an Adverse Effect and (iv) is in compliance with all  Requirements of
         Law, except where  non-compliance could not reasonably be expected to have an Adverse Effect.

2.    The  Adviser  has the  power and  authority,  and the  legal  right,  to execute,  deliver and perform its  obligations  under the Transaction
         Documents to which it is a party and has taken all  necessary  action
         required  by  applicable   Requirements   of  Law  to  authorize  the
         execution,  delivery and performance of the Transaction  Documents to which it is a party.  Except  as has been  obtained,  no  consent  or authorization  of, filing with, or other act by or in respect of, any
         Government  Authority or any other  Person is required in  connection
         with   the   execution,    delivery,    performance,    validity   or
         enforceability   by  or  against  the  Adviser  of  the   Transaction
         Documents  to  which  it  is  a  party,  other  than  such  consents, authorizations,  filings  or acts  the  absence  of which  could  not reasonably  be expected  to have an Adverse  Effect.  This  Agreement has been,  and each other  Transaction  Document to which the Adviser is a party will be,  duly  executed  and  delivered  on behalf of the
         Adviser.  This  Agreement  constitutes,  and each  other  Transaction
         Document  to  which  the  Adviser  is  a  party,  when  executed  and delivered,  will constitute, a legal, valid and binding obligation of the  Adviser  enforceable  against it in  accordance  with its terms, except as  enforceability  may be limited by  applicable  bankruptcy, insolvency, reorganization,  moratorium or similar laws affecting the enforcement of creditors'  rights generally and by general  equitable principles  (whether  enforcement  is sought by proceedings in equity or at law).

3.    The  execution,   delivery  and   performance  by  the  Adviser  of  the
         Transaction  Documents  to  which  it is a party  do not and will not violate  any  Requirement  of Law or  Contractual  Obligation  of the
         Adviser  and  will  not  result  in,  or  require,  the  creation  or imposition  of any Lien on any of its  property,  assets or revenues, except where such  violation or Lien could not reasonably be expected to have an Adverse  Effect.  The Adviser is not in  violation  of any
         Contractual  Obligation,   except  where  such  violation  could  not
         reasonably be expected to have an Adverse Effect.

4.    To my knowledge,  other than the  proceedings  disclosed to the Warranty
         Provider  in the  Letter  Agreement,  no  litigation,  proceeding  or investigation of or before any arbitrator or Government  Authority is pending or, to the Adviser's knowledge,  threatened by or against the
         Adviser or against any of its  properties  or revenues (i)  asserting
         the  invalidity  or   unenforceability  of  any  of  the  Transaction
         Documents,  (ii)  seeking to prevent the  consummation  of any of the
         transactions   contemplated  by  the  Transaction  Documents,   (iii)
         seeking  any   determination  or  ruling  that  could  reasonably  be
         expected to have an Adverse  Effect or (iv)  asserting  any violation by the  Adviser  or the Fund of the  Investment  Advisers  Act or the
         Investment  Company  Act  or the  respective  rules  and  regulations promulgated  thereunder  or  alleging  that the  Adviser  or the Fund committed  or engaged in or attempted to commit or engage in any act, practice or course of business  which is  fraudulent,  deceptive,  or manipulative.

5.    The Adviser is duly  registered  with the  Commission  as an  investment adviser  under the  Investment  Advisers  Act; and to the best of the
         Adviser's  knowledge there does not exist any proceeding or any facts or  circumstances  the existence of which could adversely  affect the registration of the Adviser with the  Commission;  the Adviser is not prohibited  by any  provision of the  Investment  Advisers Act or the
         Investment  Company  Act,  or the  respective  rules and  regulations promulgated  thereunder,  from acting as an investment adviser of the
         Fund as contemplated hereunder.

6.    The  Underlying  Fund is  duly  registered  with  the  Commission  as an open-end  management  investment company under the Investment Company
         Act and has been  operated in  compliance  in all  material  respects with  the  Investment  Company  Act and  the  rules  and  regulations thereunder and the Commission has not issued any order  preventing or suspending the use of any prospectus  relating to any class of shares of the Underlying  Fund and the Underlying  Fund has not received any
         notice  from  the   Commission   pursuant  to  Section  8(e)  of  the
         Investment Company Act with respect to the registration  statement on
         Form N-1A  currently in effect for the  Underlying  Fund.  The shares of each class of the Underlying  Fund are duly authorized and validly issued and are outstanding,  fully paid and nonassessable and conform
         in  all  respects  to  the  description   thereof  contained  in  the
         registration statement with respect to such shares.

Regarding  Oppenheimer Principal Protected Main Street Fund III of Oppenheimer
Principal Protected Trust III:

1.    The Trust (i) is a business trust duly formed,  validly  existing and in good standing under the laws of the  Commonwealth  of  Massachusetts;
         (ii) has the power and  authority,  and the legal  right,  to own its assets and to transact the business in which it is engaged;  (iii) is duly  qualified to do business and is in good standing under the laws of each jurisdiction  where its ownership or lease of property or the conduct of its business  requires  such  qualification,  except where the failure to so qualify  could not  reasonably  be expected to have an Adverse Effect;  and (iv) is in compliance  with all  Requirements of Law, except where  non-compliance could not reasonably be expected to have an Adverse Effect.

2.    The Trust has the power and  authority,  and the legal right,  on behalf of the Fund, to execute,  deliver and perform its  obligations  under the Transaction  Documents to which the Fund is a party and has taken all necessary  action  required by applicable  Requirements of Law to authorize the execution,  delivery and performance of the Transaction
         Documents to which the Fund is a party.  No consent or  authorization of,  filing  with,  or other act by or in respect of, any  Government
         Authority  or any other  Person is  required in  connection  with the execution,  delivery,  performance,  validity or enforceability by or against  the  Fund of the  Transaction  Documents  to  which  it is a party,  other  than the  filing  under  the Acts of the  Registration
         Statement and the  Prospectus,  filings in  accordance  with Blue Sky laws and the  requisite  approval of the Trust's  Board of  Trustees, other  than  such  consents,  authorizations,  filings  or acts,  the absence of which could not  reasonably be expected to have an Adverse
         Effect.   This  Agreement  has  been,  and  each  other   Transaction
         Document to which the Trust,  on behalf of the Fund,  is a party will be,  duly  executed  and  delivered  on  behalf  of  the  Fund.  This
         Agreement  constitutes,  and each other Transaction Document to which the  Trust,  on behalf of the Fund,  is a party,  when  executed  and delivered,  will constitute, a legal, valid and binding obligation of the Fund  enforceable  against the Fund in accordance with its terms, except as  enforceability  may be limited by  applicable  bankruptcy, insolvency, reorganization,  moratorium or similar laws affecting the enforcement of creditors'  rights generally and by general  equitable principles  (whether  enforcement  is sought by proceedings in equity or at law).

3.    The execution,  delivery and  performance by the Trust, on behalf of the
         Fund,  of the  Transaction  Documents  to  which  the Fund is a party
         (including the  Declaration of Trust) do not and will not violate any
         Requirement  of Law or  Contractual  Obligation  of the Fund and will not result in, or require,  the creation or imposition of any Lien on any of its property,  assets or revenues, except where such violation or Lien could not  reasonably be expected to have an Adverse  Effect.
         The Fund is not in violation of any  Contractual  Obligation,  except where such  violation  could not  reasonably  be  expected to have an
         Adverse Effect.

4.    Other than the  proceedings  disclosed to the  Warranty  Provider in the
         Letter Agreement,  no litigation,  proceeding or investigation of, or before any  arbitrator  or  Governmental  Authority is pending or, to the Fund's  knowledge,  threatened  by or against the Fund or against any of its  properties or revenues (i)  asserting  the  invalidity or unenforceability  of any of the Transaction  Documents,  (ii) seeking to prevent the consummation of any of the  transactions  contemplated by the  Transaction  Documents,  (iii) seeking any  determination  or ruling that could  reasonably  be expected to have an Adverse  Effect or  (iv)  asserting  any  violation  by the  Fund  of the  Investment
         Company Act or the rules and  regulations  promulgated  thereunder or alleging  that the Fund  committed  or  engaged  in or  attempted  to commit or engage in any act,  practice or course of business which is fraudulent, deceptive, or manipulative.

5.    The  Trust  is  duly  registered  with  the  Commission  as an  open-end management  investment  company under the Investment  Company Act and has been  operated in  compliance  in all material  respects with the
         Investment  Company Act and the rules and regulations  thereunder and the Commission has not issued any order  preventing or suspending the use of any  prospectus  relating  to any Class of Shares and the Fund has not received any notice from the  Commission  pursuant to Section
         8(e) of the Investment  Company Act with respect to the  Registration
         Statement.

6.    The Fund is a  "diversified"  fund within the meaning of the  Investment
         Company Act.

7.    The Shares of each Class of Shares of the Fund are duly  authorized  and
         validly   issued  and  are   outstanding   and  fully  paid  and  are
         nonassessable  by  the  Trust  and  conform  in all  respects  to the description  thereof  contained  in the  Registration  Statement  and
         Prospectus with respect to such Class of Shares.

8.    The Registration  Statement and the Prospectus  (other than with respect to any information  relating solely to the Warranty Provider included in the  Registration  Statement  or the  Prospectus  which  has  been provided by the Warranty  Provider in writing for  inclusion  therein under the WP Information  Letter) (A) have been prepared by the Trust in  material  conformity  with the  requirements  of the Acts and the rules and  regulations  of the Commission  thereunder;  (B) have been declared  effective by the  Commission;  (C) contain all  information and  statements  which  are  required  by the Acts and the  rules and regulations  thereunder;  and (D) do not contain any untrue statement of a material  fact or omit to state any material fact required to be stated  therein or necessary to make the statements  therein,  in the
         light  of  the   circumstances   under  which  they  were  made,  not
         misleading.

9.    The Fund has received from the Commission such  exemptive,  no-action or
         other  relief  from  the  Investment   Company  Act  (and  the  rules
         promulgated  thereunder)  such  that it may  operate  in a  "fund  of funds"  structure  whereby the Fund is able to purchase  and hold the
         securities   contemplated  by  this  Agreement,   including   without
         limitation shares of the Underlying Fund and S&P Futures.

                                                                       Annex B

____________, 2004

To:   Oppenheimer Principal Protected Main Street Fund III of
Oppenheimer Principal Protected Trust III
6803 South Tucson Way,
Centennial, Colorado 80112
                     Warranty Provider Information Letter

Ladies and Gentlemen:

      Pursuant to the Financial Warranty Agreement dated as of __________,
2004 among Oppenheimer Principal Protected Trust III (the "Trust"), on behalf of its series Oppenheimer Principal Protected Main Street Fund III,
OppenheimerFunds, Inc., and Merrill Lynch Bank USA ("MLBUSA"), the parties hereto agree that the information MLBUSA has provided for inclusion or to be incorporated by reference into the Trust's Registration Statement on Form
N-1A (the "Registration Statement") consists solely of the following information:
(a)   MLBUSA is a wholly-owned subsidiary of Merrill Lynch & Co., Inc.
          MLBUSA is licensed as an industrial bank pursuant to the laws of the State of Utah and its deposits are insured by the Federal
          Deposit Insurance Corporation.  MLBUSA is regulated by certain
          Federal and state agencies and is examined by those agencies.
(b)   Merrill Lynch Bank USA is a direct subsidiary of Merrill Lynch & Co.,
          Inc.
(c)   MLBUSA's principal business is to engage in banking activities.
(d)   MLBUSA is located at 15 West South Temple Square, Suite 300, Salt Lake
          City, Utah 84101.
(e)   The audited (and any unaudited) financial statements of MLBUSA specifically provided by MLBUSA from time to time for incorporation by reference into the Registration Statement and/or inclusion as an exhibit to the Registration Statement.

            In addition, MLBUSA represents that the audited financial
statements of MLBUSA that will be incorporated by reference and/or appear in the Registration Statement, as it may be amended from time to time, have been and will be prepared in accordance with Regulation S-X and U.S. GAAP as if
MLBUSA was required to file Form 10-K under the Securities Exchange Act of
1934, as amended.

      IN WITNESS WHEREOF, the parties hereto have executed this letter agreement, all as of the day and year first above mentioned.

                                    MERRILL LYNCH BANK USA, as Warranty
                                       Provider

                                    By:
                                         Name:
                                         Title:

Accepted and Agreed:

OPPENHEIMER PRINCIPAL PROTECTED TRUST III,
as Trust, on behalf of the
OPPENHEIMER PRINCIPAL PROTECTED MAIN STREET FUND III

By: ________________________________________
    Name:
    Title:

                                                                     Annex C-1

                                                                     Annex C-2

                                                                     Annex C-3

                                                                       Annex D
                           FORM OF ESCROW AGREEMENT

            ESCROW AGREEMENT, dated January 20, 2004 (this "Agreement") among
OppenheimerFunds, Inc., a corporation organized under the laws of the State of Colorado (the "Adviser"), Merrill Lynch Bank USA, an industrial bank organized under the laws of the State of Utah (the "Warranty Provider") and
J.P. Morgan Chase Bank, as escrow agent (the "Escrow Agent").

                             W I T N E S S E T H:

            WHEREAS, pursuant to the Financial Warranty Agreement (as defined below), the Warranty Provider has agreed, subject to certain conditions set out in the Financial Warranty Agreement, to issue a financial warranty in the form of a letter of credit in accordance with Section 70A-5-102(a) of the
Utah Uniform Commercial Code in an amount up to $500 million in order to make sure that Oppenheimer Principal Protected Main Street Fund III (the "Fund")
is able to redeem all of its outstanding shares on the Maturity Date;

            WHEREAS, in connection with the Financial Warranty Agreement, the
Adviser and the Warranty Provider desire to appoint the Escrow Agent to act in the capacity as Escrow Agent hereunder subject to and upon the terms and conditions of this Agreement; and

            WHEREAS, a copy of the Financial Warranty Agreement has been delivered to the Escrow Agent and is attached hereto as Annex A, and the
Escrow Agent is willing to act in the capacity as escrow agent hereunder subject to and upon the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Defined Terms.  All terms used herein and not defined herein shall have the meanings assigned to such terms in the Financial Warranty Agreement, dated January 20, 2004 (the "Financial Warranty Agreement"), among the
Adviser, the Warranty Provider and Oppenheimer Principal Protected Trust III,
an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts, on behalf of its series, the
Fund.

2.    Designation of Escrow Agent.  The Adviser and the Warranty Provider
hereby mutually designate and appoint the Escrow Agent as escrow agent for the purposes set forth herein.  The Escrow Agent hereby accepts such appointment and agrees to act in furtherance of the provisions of the
Financial Warranty Agreement, but only upon the terms and conditions provided in this Agreement.

3.    Establishment of Escrow Fund.  (a) Pursuant to Section 4.1(f) of the
Financial Warranty Agreement, upon the occurrence of an Objection Event, the
Adviser shall deliver to the Escrow Agent an amount equal to any Floor
Shortfall and/or Additional Floor Shortfall that is the subject under such
Objection Event as set forth in the Determination Notice delivered to the
Adviser by the Warranty Provider in accordance with Section 4.1(d) of the
Financial Warranty Agreement (each amount that is delivered, the "Objection
Event Escrow Amount") by wire transfer in immediately available funds to the account identified in Schedule A (the "Escrow Account").  The payment of such
Objection Event Escrow Amount shall be made by the Adviser within five
Business Days of its delivery to the Warranty Provider of the Objection
Notice relating to such Objection Event and shall remain in the Escrow
Account pending a final arbitration determination of the amount of the Floor
Shortfall and/or Additional Floor Shortfall in accordance with Section 4.1(e)
of the Financial Warranty Agreement.  The Escrow Agent shall hold each
Objection Event Escrow Amount and all interest and other amounts earned thereon (in each case, the "Escrow Fund") in escrow pursuant to this
Agreement, in the Escrow Account.

(b)   The Adviser and the Warranty Provider confirm to the Escrow Agent and to each other that the Escrow Fund is free and clear of all encumbrances, except as may be created by this Agreement and the Financial Warranty
Agreement.

4.    Payments from the Escrow Fund.  (a)  In connection with each Objection
Event, the Warranty Provider and the Adviser shall jointly notify the Escrow
Agent in writing (the "Floor Shortfall Payment Notice") of the amount of the
Floor Shortfall and/or Additional Floor Shortfall, if any, (i) within three
Business Days of the date such Floor Shortfall and/or Additional Floor
Shortfall is finally determined by an arbitrator (the "Arbitrator") that is chosen pursuant to Section 4.1(e) of the Financial Warranty Agreement, or
(ii) in the event the Warranty Provider and the Adviser agree in writing on the amount of any Floor Shortfall and/or Additional Floor Shortfall prior to the Maturity Date and prior to a final determination of such Floor Shortfall and/or Additional Floor Shortfall by the Arbitrator, within three Business
Days of the date of such agreement.  Within two Business Days of receipt of the Floor Shortfall Payment Notice, the Escrow Agent shall transfer to the
Warranty Provider, by wire transfer in immediately available funds, out of the Escrow Account an amount in cash equal to the Floor Shortfall and/or
Additional Floor Shortfall set forth in such Floor Shortfall Payment Notice, together with any interest accrued thereon (the "Floor Shortfall Escrow
Amount").  In the event that the amount of the Escrow Fund exceeds the Floor
Shortfall Escrow Amount, then the Escrow Agent shall, immediately after payment of the Floor Shortfall Escrow Amount to the Warranty Provider,
transfer the remaining amount of funds in the Escrow Account to the Adviser.
In the event that the Floor Shortfall Payment Notice notifies the Escrow
Agent that no payment is required under the Financial Warranty Agreement, the
Escrow Agent shall, within two Business Days of its receipt of the Floor
Shortfall Payment Notice, transfer to the Adviser by wire transfer in immediately available funds the Escrow Fund out of the Escrow Account.

(b)   Notwithstanding anything contained in Section 4(a) hereof, if the
Maturity Date occurs prior to the final determination by the Arbitrator of a
Floor Shortfall and/or Additional Floor Shortfall, the Warranty Provider
shall notify the Escrow Agent in writing (the "Shortfall Amount Payment
Notice") of the Aggregate Shortfall Amount, if any, within one Business Day following the Maturity Date and that the Maturity Date has occurred.  Within one Business Day of receipt of the Shortfall Amount Payment Notice, the
Escrow Agent shall transfer to the Warranty Provider, by wire transfer in immediately available funds, out of the Escrow Account an amount in cash equal to the lesser of (i) the Aggregate Shortfall Amount and (ii) the Escrow
Fund, together with any interest accrued thereon (such lesser amount, the
"Shortfall Escrow Amount"); provided, however, that if the Escrow Fund is less than the Aggregate Shortfall Amount, the Adviser shall immediately pay to the Warranty Provider by wire transfer in immediately available funds an amount equal to the difference of the Aggregate  Shortfall Amount and the
Escrow Fund (the term "Shortfall Escrow Amount" shall also include any such additional amount).  If the Arbitrator subsequently determines that there is no Floor Shortfall and/or Additional Floor Shortfall, or that the Floor
Shortfall and/or Additional Floor Shortfall is less than the Shortfall Escrow
Amount, the Warranty Provider hereby agrees to deliver to the Adviser, within three Business Days of such final determination, an amount equal to the difference, if positive, of the Shortfall Escrow Amount and such Floor
Shortfall and/or Additional Floor Shortfall as finally determined by the
Arbitrator.  If the Arbitrator determines that the Floor Shortfall and/or
Additional Shortfall is greater than the Shortfall Escrow Amount, the Adviser hereby agrees to pay to the Warranty Provider, within three Business Days of such final determination, an amount equal to the lesser of (i) the difference, if positive, of the Floor Shortfall and/or Additional Floor
Shortfall as finally determined by the Arbitrator and the Shortfall Escrow
Amount and (ii) the Aggregate Shortfall Amount.

(c)   If this Agreement terminates prior to the Maturity Date, the Escrow
Agent shall, within three (3) Business Days of termination, transfer the
Escrow Fund to the Adviser by wire transfer in immediately available funds.

5.    Liquidation of the Escrow Fund.  Whenever the Escrow Agent shall be required to make payment from the Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Escrow Fund to the extent necessary to pay such amounts in full and in cash.

6.    Maintenance of the Escrow Fund.  The Escrow Agent shall continue to maintain the Escrow Fund until the termination of this Agreement pursuant to
Section 10 hereof.

7.    Investment of Escrow Fund.

            (a)   During the term of this Agreement,  the Escrow Fund shall be invested  in a  segregated  interest-bearing  account.  The Escrow  Agent will provide  compensation in respect of any balances held in the Escrow Account at a rate of  LIBOR  less 15  basis  points.  The  LIBOR  that  shall  be used in calculating such compensation  shall be the 30-day LIBOR as published daily by
Bloomberg  Professional  Services. For each calendar month, the average of the
30-day  LIBOR  as  published  each  business  day  by  Bloomberg  Professional
Services,  less 15 basis points, shall be applied to the average daily balance of the collected funds maintained in the Escrow Account for the month.

(b)   Compensation will be paid monthly on or about the eighth business day of the month succeeding the calendar month in respect of which such compensation is payable.

(c)   The Escrow Agent may change the rate of compensation that shall be paid in respect of any balances held in the Escrow Account upon 30 business days'
notice to each of the parties hereto.

(d)   The Escrow Agent will assess a fee (at the rate of $25 per each transfer) for wire transfers in excess of 10 per month that may be executed by its administrative staff.

8.    Escrow Agent.  To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

            (a)   Except  as  expressly  contemplated  by  this  Agreement  or pursuant to an order of a court of  competent  jurisdiction,  the Escrow Agent shall not sell,  transfer  or  otherwise  dispose  of in any manner all or any portion of the Escrow Fund.

(b)   The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.  The Escrow Agent shall not be bound by the provisions of any other agreement among the other parties hereto.

(c)   In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument.
The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions this Agreement has been duly authorized to do
so.

(d)   The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct.

(e)   The Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund or income thereon, or as the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

(f)   As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount and payable at the times specified in Annex B to this Agreement and shall be reimbursed upon request for all reasonable expenses, disbursements and advances, including reasonable fees, expenses and disbursements of outside counsel, if any, incurred or made by it in connection with the performance of its duties under this Agreement.  The
Warranty Provider and the Adviser shall each pay one-half of the fee specified in Annex B and all other fees and expenses referred to in the two preceding sentences.

(g)   The Escrow Agent shall provide to the Warranty Provider and the Adviser monthly statements identifying transactions, transfers or holdings of the
Escrow Fund and each such statement shall be deemed to be correct and final upon receipt thereof by the Warranty Provider and the Adviser unless the
Escrow Agent is notified in writing by the Warranty Provider and/or the
Adviser to the contrary within thirty (30) Business Days of the date of such statement.

(h)   Each of the Warranty Provider and the Adviser shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys'
fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this
Agreement.

(i)   In the event that a dispute arises between the Warranty Provider and the Adviser with respect to the disposition or disbursement of the Escrow
Fund, or any portion thereof, which dispute each of the Warranty Provider and the Adviser notifies the Escrow Agent cannot be resolved, the Escrow Agent shall be permitted to interplead the Escrow Fund, or any portion thereof, into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded Escrow
Fund or portion thereof.  The Warranty Provider and the Adviser agree to pursue any redress or recourse in connection with such a dispute without making the Escrow Agent a party to the same other than in the case of the
Escrow Agent's gross negligence, bad faith or willful misconduct.

(j)   The Escrow Agent may at any time resign by giving thirty (30) Business
Days prior written notice of resignation to the Warranty Provider and the
Adviser.  The Warranty Provider and the Adviser may at any time jointly remove the Escrow Agent by giving ten (10) Business Days' written notice signed by each of them to the Escrow Agent.  If the Escrow Agent shall resign or be removed, a successor escrow agent, which shall be a bank or trust company having assets in excess of (US)$1 billion, and which shall be reasonably acceptable to the Adviser, shall be appointed by the Warranty
Provider by written instrument executed by the Warranty Provider and delivered to the Escrow Agent and to such successor escrow agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor escrow agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Adviser, the Warranty Provider or the successor escrow agent, execute and deliver to such successor escrow agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent.  If no successor escrow agent shall have been appointed within thirty (30) Business Days of a notice of resignation by the Escrow Agent or of a notice of removal by the Warranty
Provider and the Adviser, as applicable, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of receipt of designation of a successor escrow agent, a joint written instruction by the Warranty Provider and the Adviser and termination of this
Agreement in accordance with its terms.

9.    Tax Matters.  (a) The Escrow Agent does not have any interest in the
Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof.  The Warranty Provider and the Adviser shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Fund incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes.  Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.  The Escrow Agent shall report to the
Internal Revenue Service ("IRS") as of the calendar year-end, and to the
Warranty Provider and the Adviser, all income earned from the investment of any sum held in the Escrow Account, as and to the extent required under the provisions of the Internal Revenue Code of 1986, as amended (the "Code").
The Warranty Provider and the Adviser shall provide the Escrow Agent with their taxpayer identification numbers on IRS Form W-9 or IRS Form W-8, as applicable.

(b)   The Escrow Agent shall prepare and file any and all income or other tax returns applicable to the Escrow Account with the IRS and all required state and local departments of revenue in all years income is earned in any particular tax year as and to the extent required under the provisions of the
Code.

(c)   Any taxes payable on income earned from the investment of any sums held in the Escrow Account shall be paid by the Adviser whether or not the income was distributed by the Escrow Agent during any particular year as and to the extent required under the provisions of the Code; provided, that if any investment earnings relating to the Escrow Account or any portion thereof are actually received by the Warranty Provider, the Warranty Provider shall pay the taxes payable on such investment earnings.

10.   Termination.  This Agreement shall terminate in accordance with joint written instruction from the Adviser and the Warranty Provider confirming the termination of the Financial Warranty Agreement.

11.   Due Authorization.  Each party hereto hereby represents and warrants
(a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b)
that the execution, delivery and performance of this Agreement by the
Warranty Provider and the Adviser does not and will not violate any applicable law or regulation.

12.   Public Announcements.  No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "J.P. Morgan Chase Bank" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the
Escrow Agent; provided, however, that the Fund may include this Agreement as an exhibit to its Registration Statement on Form N-1A.

13.   Notices.  All notices, communications, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, sent via certified or registered mail, return receipt requested) or be by confirmed facsimile transmission or email with confirmed delivery status notification.  All notices shall be deemed to have been duly given or made when delivered by hand, or three Business Days (seven Business
Days in the case of notices sent to Merrill Lynch International) after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission or email transmission, when sent, addressed as follows or at such other address as such party may designate in writing:

            If to the Adviser:

                  OppenheimerFunds, Inc.
                  Two World Financial Center,
                  225 Liberty Street,
                  New York, NY 10281
                  Attention:  General Counsel
                  Telephone No:  212-323-0200
                  Facsimile No:  212-323-4071
                  Email: bzack@oppenheimerfunds.com

                  with a copy to: President (at the above address)

            If to the Warranty Provider:

                  Merrill Lynch Bank USA
                  4 World Financial Center
                  9th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention:  Stephen Cohen, Managing Director
                  Telephone:  212-449-1438
                  Facsimile: 212-738-1110
                  Email: s_cohen@ml.com

                  with a copy to:

                  Merrill Lynch Bank USA
                  800 Scudders Mill Road
                  Plainsboro, NJ  08536
                  Attention: Office of the General Counsel
                  Telephone:  (609) 282-1830
                  Facsimile: (609) 282-0720
                  Email:  tim_byrne@ml.com

                  with a copy to:

                  Shearman & Sterling LLP
                  599 Lexington Avenue
                  New York, NY 10022
                  Attention:  Margery K.Neale, Esq.
                  Telephone:  (212) 848-4868
                  Facsimile:  (646) 848-4868
                  Email: mneale@shearman.com

                  with a copy to:

                  Merrill Lynch International
                  4 World Financial Center
                  5th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention: John Lambert
                  Telephone: 212-449-9597
                  Facsimile: 212-738-2309
                  Email: Jlambert@exchange.ml.com

                  with a copy to:

                  Merrill Lynch International
                  4 World Financial Center
                  5th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention: Armando Rico
                  Telephone: 212-449-7682
                  Facsimile: 212-449-7909
                  Email: arico@exchange.ml.com

                  with a copy to:

                  Merrill Lynch International
                  4 World Financial Center
                  5th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention: Stephen Houston
                  Telephone: 212-449-6577
                  Facsimile: 212-738-1954
                  Email: steve_houston@ml.com

            If to the Escrow Agent:

                  J.P. Morgan Chase Bank
                  4 Chase MetroTech Center
                  18th Floor
                  Brooklyn, NY 11245
                  Division: Investor Services
                  Attention: Stephen Crowley
                  Telephone:  718-242-9170
                  Facsimile:  718-242-3618
                  Email:  stephen.crowley@jpmorgan.com

14.   Assignment.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives.  No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties; provided, however, that (a) in the event the Warranty
Provider assigns its obligations under the Financial Warranty Agreement to another party (the "Assignee") pursuant to Section 8.2(a) of the Financial
Warranty Agreement, the obligations of the Warranty Provider under this
Agreement shall be assigned to the Assignee; and (b) in the event the Adviser assigns its obligations under the Financial Warranty Agreement to a successor investment adviser, the obligations of the Adviser under this Agreement shall be assigned to such successor investment adviser.

15.   Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State without giving effect to the principals of conflicts of law rules.

16.   Amendments and Waivers.  This Agreement may only be modified by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

17.   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this
Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

18.   Entire Agreement.  This Agreement, the Financial Warranty Agreement and
the other Transaction Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the
Adviser, the Warranty Provider and the Escrow Agent with respect to the subject matter hereof.

19.   No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement, except as provided in paragraph 8(j) with respect to a resignation by the Escrow Agent.

20.   Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstration the inadequacy of monetary damages.

21.   WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY AND
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING
RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND
THEREBY AND FOR ANY COUNTERCLAIM THEREIN.

22.   Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

23.   Counterparts.  This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the Adviser, the Warranty Provider and the
Escrow Agent have caused this Agreement to be executed by a duly authorized officer as of the date first written above.

                                    OPPENHEIMERFUNDS, INC.

                                    By:  _______________________
                                      Name:
                                      Title:

                                    MERRILL LYNCH BANK USA

                                    By:  _______________________
                                      Name:
                                      Title:

                                    J.P. MORGAN CHASE BANK

                                    By:  _______________________
                                      Name:
                                      Title:

                                   ANNEX B

                                 FEE SCHEDULE

      At the time of execution of this  Agreement,  the Warranty  Provider and the Adviser shall each pay the Escrow Agent an acceptance fee of $2,500.

      At such time as funds are deposited in the Escrow Account  identified on
Schedule  A, a fee of $1,000 per month shall be payable by the Adviser and the
Warranty  Provider as provided in  Paragraph  8(f) of the  Agreement  to which this Annex is  attached.  The fee shall  accrue  and be payable  only for such months  (or  portions  thereof)  as  funds  are  actually  held in the  Escrow
Account.

                                  SCHEDULE A

                                ESCROW ACCOUNT

      All funds held in escrow under the  Agreement to which this  Schedule is attached shall be held in the following account:

                         DDA Account #: [___________]